As filed with the Securities and Exchange Commission on July 7,  2023

Registration No. 333-272905

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-1/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCIENTIFIC INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	3826	04-2217279
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

80 Orville Drive, Suite 102

Bohemia, New York 11716

(631) 567-4700

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Helena Santos

Chief Executive Officer

Scientific Industries, Inc.

80 Orville Drive, Suite 102

Bohemia, New York 11716

(631) 567-4700

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John F.F. Watkins, Esq. Reitler Kailas & Rosenblatt LLP 885 Third Avenue New York, New York 10022 Telephone: (212) 209-3050	Robert Charron, Esq. Charles Phillips, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, New York 10105 Tel: (212) 370-1300

Approximate date of proposed sale to public: As soon as practicable on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED _______, 2023

Preliminary Prospectus

Scientific Industries, Inc.

_______ Shares of Common Stock

Underwriter Warrants to purchase ________ Shares of Common Stock

_______ Shares of Common Stock Issuable Upon Exercise of the Underwriter Warrants

This is a firm commitment public offering of _____ shares of common stock, par value $0.05 per share, of Scientific Industries Inc.

Prior to this offering, there has been a limited public market for our common stock on the OTCQB® Market, or OTCQB. On June 28, 2023, the last reported sale price of our common stock as reported on the OTCQB was $5.17 per share. We intend to apply to list our common stock on the Nasdaq Capital Market under the symbol “SCND.” No assurance can be given that our application will be approved. If our application is not approved or we otherwise determine that we will not be able to secure the listing of our common stock on the Nasdaq, we will not complete this offering.

We have assumed a public offering price of $___, which represents the last reported sales price of our common stock as reported on the OTCQB on July __, 2023. There is no assurance that this offering will be completed, or as to the terms of this offering. In addition, the closing sales price of our common stock as reported on the OTCQB may not be indicative of the final offering price or market price of our common stock on Nasdaq and there can be no assurance that a trading market will develop for our shares of common stock on Nasdaq. The final public offering price will be determined through negotiation between us and the Underwriter in the offering and the recent market price used throughout this prospectus may not be indicative of the final offering price. In addition, quotes of stock trading prices on an over-the-counter marketplace may not be indicative of the market price on a national securities exchange.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds, before expenses, to us	$	$

(1) We have agreed to give the Underwriter a discount equal to 7 percent (7%) of the gross proceeds of this offering. We refer you to "Underwriting" for additional information regarding Underwriter compensation.

We have granted the Underwriter an option to purchase five-year warrants to purchase shares equal to 5.0% of the common stock sold in this offering at the same exercise price and terms of any warrants issued to investors in this offering, however if warrants are not issued to investors in this offering, the exercise price will be 110% of the price of the common stock sold in this offering.

Delivery of the shares of common stock is expected to be made on or about      , 2023.

Sole Managing Underwriter

Craig-Hallum

The date of this prospectus is ____, 2023

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Neither we nor the Underwriter have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the Underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we nor the Underwriter have done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus and any such free writing prospectus outside of the United States.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, especially the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included elsewhere in this prospectus. Unless the context otherwise requires, the terms “Scientific,” “the Company,” “we,” “us,” “our” and similar references in this prospectus refer to Scientific Industries, Inc.

Overview

Scientific Industries, Inc. is engaged in the design, manufacture, and marketing of standard benchtop laboratory equipment (“Benchtop Laboratory Equipment”), and through our wholly-owned subsidiary, Scientific Bioprocessing Holdings, Inc. (“SBHI”), the design, manufacture, and marketing of bioprocessing systems and products (“Bioprocessing Systems”). SBHI has two wholly-owned subsidiaries – Scientific Bioprocessing, Inc., a Delaware corporation (“SBI”) and aquila biolabs GmbH (“Aquila”), a German corporation. The Company’s products are used primarily for research purposes by universities, pharmaceutical companies, pharmacies, national laboratories, medical device manufacturers, and other industries performing laboratory-scale research.

Operating Segments

The Company views its operations as two segments: the manufacture and marketing of standard Benchtop Laboratory Equipment which includes various types of equipment used for research and sample preparation in university, pharmacy and industrial laboratories sold primarily through laboratory equipment distributors and online; and the development, manufacture and marketing of bioprocessing products.

Our Products

Benchtop Laboratory Equipment. The Company’s Benchtop Laboratory Equipment products consist of mixers and shakers, rotators/rockers, refrigerated and shaking incubators, and magnetic stirrers sold under the “Genie ™” brand, pharmacy and laboratory balances and scales, force gauges, and moisture analyzers under the “Torbal®” brand and automated pill counters under the Vivid® brand. Sales of the Company’s principal product, the Vortex-Genie® 2 Mixer, excluding accessories, represented approximately 38% and 48% of the Company’s total net revenues for the six month transition period ended December 31, 2022 and fiscal year ended June 30, 2022.

The Company’s vortex mixer is used to mix the contents of test tubes, beakers, and other various containers by placing such containers on a rotating cup or other attachments which cause the contents to be mixed at varying speeds. The Company’s additional mixers and shakers include a high-speed touch mixer, a mixer with an integral timer, a cell disruptor, microplate mixers, two vortex mixers incorporating digital control and display, large capacity multi-vessel vortex mixers and a line of various orbital shakers.

The Company also offers various benchtop multi-purpose rotators and rockers, designed to rotate and rock a wide variety of containers, and a refrigerated incubator and incubated shakers, which are multi-functional benchtop environmental chambers designed to perform various shaking and stirring functions under controlled environmental conditions.

The Company’s line of magnetic stirrers includes a patented high/low programmable magnetic stirrer, a four-place high/low programmable magnetic stirrer, a large volume magnetic stirrer, and a four-place general purpose stirrer.

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The Company’s Torbal brand line of products includes pharmacy, laboratory, and industrial digital scales, moisture analyzers, digital scale and automated pill counters utilizing machine vision technology, and force gauges and test stands.

Bioprocessing Systems. SBHI through its two wholly-owned subsidiaries, SBI and Aquila, is also engaged in the design, development, manufacture and marketing of bioprocessing products marketed under the “sbi” brand, principally products incorporating smart sensors, actuators, and state of the art software analytics through a product platform referred to as DOTS. Products offered for sale include the Cell Growth Quantifier (“CGQ”) for biomass monitoring in shake flasks, the Cell Growth Quantifier for Bioreactors (“CGQ BioR”), the Liquid Injection System (“LIS”) for automated feeding in shake flasks, and flow-through cells for pH and DO monitoring together with the DOTS pH and DO Reader, plus the DOTS software.

Our Strategy

Our Benchtop Laboratory Equipment segment comprising the Company’s legacy products plus the weighing and measurement products is stable and profitable, but the Company believes there are greater growth opportunities in our Bioprocessing Systems segment, as part of a large and expanding synthetic biology market sector worldwide. Our acquisition of Aquila in April 2021 was an initial step in this direction, and since then we have concentrated on integration of the Bioprocessing Systems segment and development of new products and technologies and taking steps towards establishing a commercialization strategy of these products, with the initial product launch of our DOTS software platform in September 2022, which is being introduced and sold to existing and new customers, and the hiring of various sales and sales support staff.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and have elected to take advantage of certain scaled disclosure available to smaller reporting companies.

Risks Associated with Our Business

Our business is subject to numerous risks, as more fully described in the section titled “Risk Factors” immediately following this prospectus summary. You should read these risks before you invest in our common stock.

Corporate Information

We were incorporated in Delaware on July 2, 1954. Our principal executive offices are located at 80 Orville Drive, Suite 102, Bohemia, New York 11716, and our telephone number is (631) 567-4700. Our website address is www.scientificindustries.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on our website or any such information in making your decision whether to purchase our common stock.

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THE OFFERING

Issuer	Scientific Industries, Inc.
Common stock offered by us	[ ] shares of common stock
Offering price per share	The purchase price for the common stock being sold in this offering is expected to be $ [ ] per share of common stock
Common stock outstanding prior to this offering*	7,003,599 shares of common stock
Common stock to be outstanding immediately after this offering**	[ ] shares of common stock

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $[  ] million based on an assumed public offering price of $[  ] per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, primarily for the commercialization of our Bioprocessing Systems operations.

See “Use of Proceeds” for additional information.

Risk Factors

You should read the section titled “Risk Factors” for a discussion of factors to consider carefully, together with all the other information included in this prospectus, before deciding to invest in our common stock.

Proposed Nasdaq Capital Market listing

Our common stock is currently quoted on the OTCQB Market. We intend to apply to list our common stock on the Nasdaq Capital Market under the symbol “SCND.” No assurance can be given that our application will be approved. If our application is not approved or we otherwise determine that we will not be able to secure the listing of our common stock on the Nasdaq, we will not complete this offering

*The number of shares of our common stock to be outstanding immediately after this offering is based on 7,003,599 shares of common stock outstanding as of June 30, 2023 and excludes:

•	1,110,254 shares of our common stock issuable upon the exercise of stock options as of June 30, 2023, at a weighted-average exercise price of $8.42 per share;
•	3,422,510 shares of our common stock issuable upon the exercise of warrants as of June 30, 2023; and
•	1,836,926 shares of our common stock that remain available for issuance as of June 30, 2023 under our 2022 Equity Incentive Plan.

**Unless otherwise indicated, all information contained in this prospectus assumes or gives effect to:

•	no exercise of the outstanding options or warrants described above; and
•

no exercise by the Underwriter of its option to purchase warrants to purchase 5% of the common stock sold in this offering as set forth on the cover page of this prospectus, that will be issued to the Underwriter in connection with this offering (the “Underwriter Warrants”).

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RISK FACTORS

Investment in our common stock involves risks. Prior to making a decision about investing in our common stock, you should consider carefully the risk factors incorporated by reference in this prospectus. Those risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of these risks actually occur, our business, results of operations and financial condition could suffer. In that event the trading price of our common stock could decline, and you may lose all or part of your investment.

In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, important risk factors are identified below that could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to such future periods in any current statements. The Company undertakes no obligation to publicly revise any forward-looking announcements to reflect future events or circumstances.

Risks Relating to Our Financial Position and Need for Additional Capital

We have limited financial resources and we will need to raise substantial additional funding. If we are unable to raise capital when needed, we could be forced to delay, reduce or eliminate our product discovery and development programs or commercialization efforts.

In order to be successful with our product development and commercialization programs, principally as it pertains to our bioprocessing sector, we believe that we will need to invest substantial additional capital into such programs in the foreseeable future. We expect our total operating expenses to increase in connection with our ongoing activities, particularly as we increase our emphasis on the bioprocessing sector. We expect to incur significant commercialization expenses related to product sales, marketing, after sales-support, manufacturing, and distribution. We also expect to continue to incur substantial expenses related to development of new products and technologies, primarily related to bioprocessing products. Our ability to conduct additional research and development activities and commercialization efforts are dependent upon the availability of funding.

Accordingly, we will be required to obtain further funding through public or private equity offerings, debt financings, collaborations and licensing arrangements or other sources. We do not have any committed external source of funds, other than a working line of credit of $300,000 with the Company’s primary bank. Adequate additional financing may not be available to us on acceptable terms, or at all. If we are unable to raise additional capital in sufficient amounts and on terms acceptable to us, we may have to significantly delay, scale back or discontinue the development or commercialization of bioprocessing or any of our other products. Our failure to raise capital as and when needed would have a negative impact on our financial condition and our ability to pursue our business strategy.

Our future funding requirements, both short-term and long-term, will depend on many factors, including: the scope, progress, timing, costs and results of our current and future product candidates; our ability to enter into, and the terms and timing of, any collaborations, licensing or other arrangements; the number of future product candidates that we pursue and their development requirements; the costs and timing of establishing product sales, marketing, distribution and commercial-scale manufacturing capabilities; the effect of competing technological and market developments; our headcount growth and associated costs as we expand our research and development; and the costs of preparing, filing and prosecuting patent applications, maintaining and protecting our intellectual property rights including enforcing and defending intellectual property related claims.

Raising additional capital may cause dilution to our then-existing stockholders, restrict our operations or require us to relinquish rights to our technologies or product candidates.

To the extent that we raise additional capital through the sale of common shares, convertible securities or other equity securities, the ownership interests of the then-existing equity holders may be diluted, and the terms of these securities could include liquidation or other preferences and anti-dilution protections that could adversely affect the rights of the then-existing common stockholders. In addition, debt financing, if available, may result in fixed payment obligations and may involve agreements that include restrictive covenants that limit our ability to take specific actions, such as incurring additional debt, making capital expenditures, creating liens, redeeming stock or declaring dividends, that could adversely impact our ability to conduct our business. In addition, securing financing could require a substantial amount of time and attention from our management and may divert a disproportionate amount of their attention away from day-to-day activities, which may adversely affect our management's ability to oversee the development of our product candidates.

If we raise additional funds through collaborations or marketing, distribution or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

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We have a history of losses and will likely incur future losses during the next few years as we attempt to grow and develop our bioprocessing sector.

We incurred net losses of $4,079,400 and $13,668,100 for the six-month transition period ended December 31, 2022 and the fiscal year ended June 30, 2022 (as restated), respectively. As of December 31, 2022, we had an accumulated deficit of $18,398,600. We expect to continue to incur operating losses for the foreseeable future as our expenses related to the growth and expansion of our Bioprocessing Systems operations will exceed revenues expected to be generated. Our Benchtop Laboratory Equipment operations are profitable, but our ability to become and remain profitable on a combined basis depends on our ability to generate additional revenue, and therefore profits, from our Bioprocessing Systems operations. In addition, the Company expects to incur increased corporate expenses due to its expansion and uplisting to Nasdaq, if successful. Because of the uncertainties and risks associated with these activities, we are unable to accurately predict the timing and amount of future revenues, and if or when we might achieve profitability. We may never succeed in these activities and, even if we do, we may never generate revenues that are large enough for us to achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

If we fail to maintain proper and effective internal control over financial reporting in the future, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, investors’ views of us and, as a result, the value of our Common Stock.

Pursuant to Section 404 of the Sarbanes Oxley Act of 2002 and related rules, our management is required to report on the effectiveness of our internal control over financial reporting. The rules governing the standards that must be met for management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation. To comply with the requirements of being a reporting company under the Exchange Act, we may need to further upgrade our systems, including information technology, implement additional financial and management controls, reporting systems and procedures and hire additional accounting and finance staff, and specialists. If material weaknesses or deficiencies in our internal controls exist and go undetected, our financial statements could contain material misstatements that, when discovered in the future could cause us to fail to meet our future reporting obligations and cause the price of our Common Stock to decline.

As previously disclosed in Part I, Item 9A of our Annual Report on Form 10-KT, our management concluded that our internal controls over financial reporting were not effective as of December 31, 2022 due to a material weakness. The material weakness relates to not having adequate controls over the recording of impairment to the Company’s goodwill intangible assets and income tax provision and related valuation allowance against the net, deferred tax assets. Our management is committed to ensuring that our internal controls over financial reporting are designed and operating effectively. Our remediation plan includes, but is not limited to, our development of additional procedures and evaluations with respect to the selection and usage of subject matter experts in regard to experience and qualifications. When fully implemented and operational, we believe the controls we have designed or plan to design will remediate the control deficiency that has led to the material weakness we have identified and strengthen our internal controls over financial reporting. The material weakness will not be considered remediated until the applicable controls operate for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively.

Limited public market for our common stock and active trading market may never develop or be sustained.

As of June 30, 2023, there were 7,003,599 shares of Common Stock of the Company outstanding, of which 52% are held by the top six stockholders of the Company. The Common Stock of the Company is traded on the Over-the-Counter Bulletin Board and, historically, has been thinly traded. There have been a number of trading days during calendar 2022 and 2023 on which no trades of the Company’s Common Stock were reported. Accordingly, the market price for the Common Stock is subject to great volatility. Concurrent with this offering, we have applied to list our common stock on the Nasdaq Capital Market. However, an active trading market for our common stock may never develop following completion of this offering or, if developed, may not be sustained. The lack of an active trading market may impair the value of the shares of our common stock and stockholders’ ability to sell their shares. An inactive trading market may also impair the Company’s ability to raise capital by selling shares of common stock and to enter into strategic partnerships or other business strategies. Furthermore, even if approved, there is no assurance that the Company will continue to satisfy the continued listing requirements, which could result in the Company being de-listed which could have a negative impact on the price of the Company’s common stock.

Risks Relating to Our Business

The commercial success of our bioprocessing products will largely depend upon attaining significant market acceptance.

Our ability to execute our growth strategy and achieve commercial success in our bioprocessing sector will depend upon the adoption by customers of our products and bioprocessing solutions. We cannot predict how quickly, if at all, our products will be accepted or, if accepted, how frequently they will be used. Our bioprocessing products may never gain broad market acceptance. The market for bioprocessing products is relatively new, subject to rapid innovation and remains uncertain. The degree of market acceptance of any of our products will depend on a number of factors, including the prevalence and severity of any complications associated with our products, the competitive pricing of our products; and the quality of our products meeting customer expectations.

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Failure to achieve or maintain market acceptance and/or market share would limit our ability to generate revenue and would have a material adverse effect on our business, financial condition and results of operations. Further, if we cannot build and maintain strong working relationships with these professionals and seek their advice and input on our product candidates, the development and marketing of our future products could suffer, which could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to obtain and maintain patent and other intellectual property protection for any of our new bioprocessing products, or if the scope of the patent and other intellectual property protection obtained is not sufficiently broad, our competitors could develop and commercialize products and technology similar or identical to ours, and our ability to successfully commercialize any product we may develop may be adversely affected.

The commercial success of our bioprocessing segment will also depend on our ability to obtain and maintain patent, trademark, trade secret and other intellectual property protection of our new bioprocessing products and other technology, methods used to manufacture them and methods of treatment, as well as successfully defending our patent and other intellectual property rights against third-party challenges. It is difficult and costly to protect and enforce intellectual property rights, and we may not be able to ensure the same for every product. Our ability to stop unauthorized third parties from making, using, selling, offering to sell, importing or otherwise commercializing our new organ candidates is dependent upon the extent to which we have rights under valid and enforceable patents or trade secrets that cover these activities.

We seek to protect our proprietary position by developing a comprehensive intellectual property portfolio including filing patent applications and obtaining granted patents in the United States and abroad related to our bioprocessing products that are important to our business. If we are unable to obtain or maintain patent protection with respect to a product we may develop, or if the scope of the patent protection secured is not sufficiently broad, our competitors could develop and commercialize products and technology similar or identical to ours and our ability to commercialize that product candidate may be adversely affected.

The patent prosecution process is expensive, time-consuming, and complex, and we may not be able to file, prosecute, maintain, enforce, or license all necessary or desirable patent applications at a reasonable cost or in a timely manner. In addition, we may not pursue or obtain patent protection in all relevant markets. It is also possible that we will fail to identify patentable aspects of our research and development output in time to obtain patent protection. Although we enter into non-disclosure and confidentiality agreements with parties who have access to confidential or patentable aspects of our research and development output, such as our employees, corporate collaborators, outside scientific collaborators, contract manufacturers, consultants, advisors, and other third parties, any of these parties may breach the agreements and disclose such output before a patent application is filed, thereby jeopardizing our ability to seek patent protection. In addition, our ability to obtain and maintain valid and enforceable patents depends on whether the differences between our inventions and the prior art allow our inventions to be patentable over the prior art. Furthermore, publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. Therefore, we cannot be certain that we were the first to make the inventions claimed in our patents or pending patent applications, or that we were the first to file for patent protection of such inventions.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

Our registered or unregistered trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names, which we need to build name recognition among potential partners or customers in our markets of interest. At times, competitors or other third parties may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively and our business may be adversely affected. Our efforts to enforce or protect our proprietary rights related to trademarks, trade secrets, domain names, copyrights or other intellectual property may be ineffective and could result in substantial costs and diversion of resources and could adversely affect our business, financial condition, results of operations and growth prospects.

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If we lose the services of key management personnel, we may not be able to execute our business strategy effectively.

Our future success depends in a large part upon the continued service of key members of our senior management team The loss of services from any of Ms. Helena Santos, the Company’s President and Chief Executive Officer and Treasurer, Mr. Reginald Averilla, the Company’s Chief Financial Officer, Mr. Robert Nichols, the President of the Company’s Genie Products Division of the Benchtop Laboratory Equipment Operations, Mr. Karl Nowosielski, the President of the Torbal Products Division of the Benchtop Laboratory operations, Mr. Daniel Gruenes, the Chief Executive Officer and President of the Bioprocessing Systems Operations, or Mr. John A. Moore, the Company’s Chairman, or any material expansion of the Company’s operations could place a significant additional strain on the Company’s limited management resources and could be materially adverse to the Company’s operating results and financial condition.

If we lose one or more of our key employees, our ability to implement our business strategy successfully could be seriously harmed. Furthermore, replacing key employees may be difficult and may take an extended period of time because of the limited number of individuals in our industry with the breadth of skills and experience required to develop, gain marketing approval of and commercialize products successfully.

We rely on highly skilled personnel and, if unable to retain, fully utilize or hire additional qualified personnel, we may not be able to grow effectively.

Our performance is largely dependent on the talents and efforts of highly skilled individuals. The future success depends on the continued ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of the organization. Competition in the industry for qualified employees is intense, and it is likely that certain competitors will directly target some of our employees. The continued ability to compete effectively depends on the ability to retain and motivate existing employees.

Management may also need to hire additional qualified personnel with expertise in the bioprocessing sector, including with respect to research and testing, formulation and manufacturing and sales and marketing. We compete for qualified individuals with numerous biopharmaceutical companies and other emerging entrepreneurial companies, as well as universities and research institutions. Competition for such individuals is intense, and we may not be able to successfully recruit or retain such personnel. Attracting and retaining qualified personnel will be critical to our success.

Our Company’s future depends heavily on international operations.

The Company’s Bioprocessing Systems Operations is substantially operated out of Germany with the management and the majority of research, manufacturing, marketing, accounting, and administration functions located in its Baesweiler, Germany facility. As a result, the Company’s Bioprocessing Systems Operations is physically located in a different geographical location which could pose inherent risks in systems of internal controls, and is subject to various laws and regulations that differ from those of the parent company in the U.S.

We may not successfully manage any experienced growth.

Our success will depend upon the expansion of our operations and the effective management of any such growthwill place a significant strain on management and on administrative, operational and financial resources. To manage any such growth, management must expand the facilities, augment operational, financial and management systems, and hire and train additional qualified personnel. If management is unable to manage our growth effectively, our business would be harmed.

Our growth strategy is based on certain assumptions as to the bioprocessing market.

We believe that the worldwide upstream bioprocess development technologies total available market is approximately $1.5 billion1, with potential market share for our bioprocessing products of $150 million2. Our estimates of the annual total addressable markets for our products under development are based on a number of internal and third-party estimates, as well as assumed prices at which we can sell our future products. While we believe our assumptions and the data underlying our estimates are reasonable, these assumptions and estimates may not be correct and the conditions supporting our assumptions or estimates may change at any time, thereby reducing the predictive accuracy of these underlying factors. As a result, our estimates of the annual total addressable market for our product candidates may prove to be incorrect. If the price at which we can sell future products, or the annual total addressable market for our product candidates is smaller than we have estimated, it could have an adverse impact on our business.

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1 Small Scale Bioreactor Market Analysis Report, Dec. 2021, Coherent Market Insights

2 Internal Estimation of 10% Obtainability

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Dependence on major customers.

Although the Company does not depend on any one single major customer, sales to the top three Benchtop Laboratory Equipment operations customers accounted for a combined aggregate of 36% and 19% of the segment’s total sales for the transition period ended December 31, 2022 and fiscal year ended June 30, 2022 (32% and 17% of its total net revenues for sales for the transition period ended December 31, 2022 and fiscal year ended June 30, 2022).

No representation can be made that the Company will be successful in retaining any of these customers, or not suffer a material reduction in sales, either of which could have an adverse effect on future operating results of the Company.

One benchtop laboratory equipment product accounts for a substantial portion of revenues.

The Company has a limited number of Benchtop Laboratory Equipment products with one product, the Vortex-Genie 2 Mixer, accounting for approximately 43% and 48% of Benchtop Laboratory Equipment sales, for the transition period ended December 31, 2022 and fiscal year ended June 30, 2022 (38% and 42% of total net revenues for the transition period ended December 31, 2022 and fiscal year ended June 30, 2022, respectively).

The Company is a small participant in each of the industries in which it operates.

The Benchtop Laboratory Equipment industry is a highly competitive mature industry. Although the Vortex-Genie 2 Mixer has been widely accepted, the annual sales of the Benchtop Laboratory Equipment products ($4,608,900 for the transition period ended December 31, 2022 and $9,981,100 for fiscal year ended June 30, 2022) are significantly lower than the annual sales of many of its competitors in the industry. The principal competitors are substantially larger with much greater financial, production and marketing resources than the Company. There are constant new entrants into the vortex mixer market, including those offering products imported from China, which the Company is unable to compete with on price. The Torbal line of products is also a small market participant in its industry with significant competition from well-known brands.

The Company’s Bioprocessing Systems operations is a participant in the laboratory-scale sector of the larger bioprocessing products industry, which is dominated by several companies that are significantly larger, and the Company’s bioprocessing operations are still in the start-up phase of operations.

The Company’s ability to grow and compete effectively depends in part on its ability to develop and effectively market new products.

The Company continuously invests in the development and marketing of new Benchtop Laboratory Equipment products, including the Torbal line of products, with a view to increase revenues and reduce the Company’s dependence on sales of the Vortex-Genie 2 Mixer. However, gross revenues derived from non-Vortex-Genie Benchtop Laboratory Equipment products including Torbal products amounted to only $1,478,100 (32% of the segment’s sales and 28% of total revenues) for the transition period ended December 31, 2022 and $4,804,700 (48% of the segment’s sales and 42% of total revenues) for fiscal year ended June 30, 2022. The segment’s ability to compete will depend upon the Company’s success in continuing to develop and market new laboratory equipment and scales as to which no assurance can be given.

The Company relies heavily on distributors and their catalogs to market the majority of its Benchtop Laboratory Equipment Genie products, as is customary in the industry. Accordingly, sales of new products are heavily dependent on the distributors’ decision to include and retain a new product in their catalogs and on their websites. It may be at least 24 to 36 months between the completion of development of a product and the distribution of the catalog in which it is first offered; furthermore, not all distributors feature the Company’s products in their catalogs.

The success of the Company’s Bioprocessing Systems operations will depend heavily on its ability to successfully develop, produce, and market new products. Commencing in the last quarter of fiscal year ended June 30, 2019, the Company began to commit substantial resources to its Bioprocessing Systems operations in the form of employees, materials, supplies, marketing, and facilities to accelerate its product development efforts and marketing activities. Bioprocessing products are of a complex nature in an industry that the Company has not traditionally operated in and have taken much longer to develop than previously anticipated. In addition, they will be subject to beta testing and adoption by end users, which could result in design and/or production changes which could further delay development time. On April 29, 2021, the Company acquired Aquila in an effort to accelerate development of its bioprocessing products. The Company continues to incur substantial product development costs related to its Bioprocessing Operations.

No assurance can be given that the Company will be successful with its new product development or that its sales and marketing programs will be sufficient to develop additional commercially feasible products which will be accepted by the marketplace, or that any distributor will include or retain any new Company products in its catalogs and websites.

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Exchange rates — The Company is exposed to foreign exchange rate risk.

Substantially all of the Company’s sales are in US dollars. As a result of the acquisition of Aquila in April 2021, the Company is subject to foreign exchange rate risk, both transactional and translational, which may negatively affect our financial performance. Transactional foreign exchange exposures result from exchange rate fluctuations, including in respect of the U.S. dollar and the Euro. Translational foreign exchange exposures result from exchange rate fluctuations in the conversion of the entity’s functional currency to U.S. dollars, consistent with the Company’s reporting currency, and may affect the reported value of the Company’s assets and liabilities and its income and expenses. In particular, the Company’s translational exposure may be impacted by movements in the exchange rate between the Euro against the U.S. dollar.

The Company may be subject to general economic, political and social factors.

Orders for the Company’s products depend in part, on the customer’s ability to secure funds to finance purchases, especially government funding for research activities. Availability of funds can be affected by budgetary constraints. Factors including a general economic recession, a European crisis, slowdown in Asian economies, or a major terrorist attack may have a negative impact on the availability of funding including government or academic grants to potential customers. Please also see the separate COVID-19 pandemic related discussion in this “Risk Factors” section below.

Sales to overseas customers, including sales in China, accounted for approximately 34% and 42% of the Company’s net revenues for the six-month transition period ended December 31, 2022 and fiscal year ended June 30, 2022. The high value of the U.S. dollar relative to foreign currencies can have a negative impact on sales because the Company’s products, which are paid in U.S. dollars, become more expensive to overseas customers.

The ongoing tariffs have not had a material impact on the Company, other than slightly higher component costs which the Company has been able to manage through alternative sources and passing on some of the increases through price increases. The current situation with inflationary pressures and higher transportation costs is resulting in significantly higher costs for some of the Company’s components. Continuation of tariffs and/or increased trade tensions and inflationary pressures could have a negative effect on the Company’s future gross margins, if the Company is unable to pass such cost increases to its customers.

The Company may be adversely affected by global health pandemics, including the COVID-19 Pandemic.

The challenges posed by the COVID-19 pandemic on the global economy began to take effect and impact the Company’s operations at the end of the third quarter of the year ended June 30, 2020. At that time, the Company took appropriate action and put plans in place to diminish the effects of COVID-19 on its operations, enabling the Company to continue to operate with minor or temporary disruptions to its operations. The Bioprocessing Systems Operations’ Pittsburgh facility was shut down temporarily due to state mandates, however, the impact on operations was immaterial, and the Company has been able to retain its employees without furloughs or layoffs, in part, due to the Company’ receipt of two loans under the Federal Government’s Paycheck Protection Program (“PPP”). The Bioprocessing Systems Operations’ German operation, which was acquired on April 29, 2021, was negatively impacted in its ability to secure new orders because Aquila had historically relied on face-to-face meetings at trade shows for its sales opportunities. While it has participated in virtual trade shows, management believes that certain sales opportunities are lost as a result. The Company has not experienced and does not anticipate any material impact on its ability to collect its accounts receivable due to the nature of its customers, which are primarily distributors of laboratory equipment and supplies which have benefitted from the Pandemic due to the nature of the products and have the ability to pay. The Company has not experienced and does not anticipate any material impairment to its tangible and intangible assets, system of internal controls, or delivery and distribution of its products as a result of COVID-19, however the ultimate impact of COVID-19 on the Company’s business, results of operations, financial condition and cash flows is dependent on future developments, including the duration or worsening of the COVID-19 pandemic or another future pandemic, and the related length of its impact on the global economy, which are uncertain and cannot be predicted at this time.

The Company is heavily dependent on outside suppliers for the components of its products.

The Company purchases most of its components from outside suppliers and relies on a few suppliers for some components, mostly due to cost considerations. Most of the Company’s suppliers, including its U.S. vendors, produce the components directly or indirectly in overseas factories, and orders are subject to long lead times and potential other risks related to production in a foreign country, such as current and potential future tariffs. To minimize the risk of supply shortages, the Company keeps more than normal quantities on hand of the critical components that cannot easily be procured or, where feasible and cost effective, purchases are made from more than one supplier. The Company also seeks to mitigate the effect of the tariffs on its component costs through supplier negotiations, however, alternate suppliers are not always feasible for various reasons including complexity and cost of toolings. A shortage of components or vendor inability to deliver due to shipping and cargo issues could halt production and have a material negative effect on the Company’s operations.

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The Company’s ability to compete depends in part on its ability to secure and maintain proprietary rights to its products.

The Company has no patent protection for its principal Benchtop Laboratory Equipment product, the Vortex-Genie 2 Mixer, or the Torbal products other than the VIVID pill counter, and it has limited patent protection on a few other Benchtop Laboratory Equipment products. There are several competitive products available in the marketplace possessing similar technical specifications and design.

The Company’s patents related to its Bioprocessing Systems Operations pertaining to non-invasive sensor technology, which it licensed from University of Maryland Baltimore County, expired in August 2021.

As discussed above in detail, the Company’s Bioprocessing Operations through its Aquila division holds several patents in Europe and the US related to its products and underlying technology, and has several patent applications pending in Europe and the United States of America, and sublicenses from third parties on a regular basis additional technology needed for its product development.

There can be no assurance that any patent issued or licensed to the Company provides or will provide the Company with competitive advantages or will not be challenged by third parties. Furthermore, there can be no assurance that others will not independently develop similar products or design around the Company’s patents. Any of the foregoing activities could have a material adverse effect on the Company. Moreover, enforcement by the Company of its patent or license rights may require substantial litigation costs.

We do not intend to pay dividends on our common stock, so any returns will be limited to increases, if any, in our stock’s value. Your ability to achieve a return on your investment will depend on appreciation, if any, in the price of our common stock.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on, among other factors, our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Any return to stockholders will therefore be limited to the appreciation in the value of their stock, if any.

Risks Relating to this Offering

There has been limited public market for our common stock and an active public market may never develop, which could cause our common stock to trade at a discount and make it difficult for holders of our common stock to sell their shares.

Prior to this offering, there has been a limited public market for our common stock on the OTCQB® Market, or OTCQB. The Company intends to apply to list our common stock on the Nasdaq Capital Market under the symbol “SCND.” No assurance can be given that our application will be approved and there can be no assurance that an active trading market for our common stock will develop or, if one develops, be maintained. If an active public market for our common stock does not develop, or is not maintained, it may be difficult for you to sell our common stock at a price that is attractive to you or at all. The Company will negotiate the public offering price per share of common stock with the representatives of the underwriter and therefore that price may not be indicative of the market price of our common stock after this offering. Accordingly, no assurance can be given as to the ability of our stockholders to sell their common stock or the price that our stockholders may obtain for their common stock. The market price for our common stock may fall below the public offering price. In addition, the market price of our common stock may fluctuate significantly.

Future sales of shares by existing stockholders could cause our share price to decline.

Sales of substantial amounts of our common stock in the public market following this offering and the Underwriter Warrants, or the perception that these sales could occur, may cause the market price of our common stock to decline. Upon completion of this offering and the Underwriter Warrants, we will have [_______] outstanding shares of common stock. All of the shares sold pursuant to this offering will be immediately tradable without restriction under the Securities Act, unless held by “affiliates,” as that term is defined in Rule 144 under the Securities Act. The remaining shares of common stock will be “restricted securities” within the meaning of Rule 144 under the Securities Act, but will be eligible for resale subject to applicable volume, means of sale, holding period and other limitations of Rule 144 or pursuant to an exemption from registration under the Securities Act, subject to any restrictions on unvested shares issued under our share incentive plans and subject to the terms of the lock-up agreements described below. The Underwriter may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to lock-up agreements entered into in connection with this offering. See “Underwriting.”

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Our executive officers and directors have agreed with the underwriter to a “lock-up,” meaning that, subject to certain exceptions, we, our executive officers and directors and our direct affiliates will not dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus continuing through the date 180 days after the date of this prospectus, except with the prior written consent of the underwriter. Following the expiration of this 180-day lock-up period, [  ] shares of common stock will be eligible for future sale, subject to the applicable volume, manner of sale, holding period and other limitations of Rule 144 and subject to any restrictions on unvested shares issued under our share incentive plan. Such sales may not be subject to the volume, manner of sale, holding period and other limitations of Rule 144. As resale restrictions end, the market price of our common stock could decline if the holders of those shares sell them or are perceived by the market as intending to sell them.

In the future, we may issue additional shares of common stock or other securities convertible into or exchangeable for shares of our common stock. Any of these issuances could result in substantial dilution to our existing stockholders and could cause the trading price of our common stock to decline.

Investors in this offering will experience immediate and substantial dilution of $       per share.

Based on the public offering price of $       per share (the assumed offering price set forth on the cover of this prospectus), purchasers of our common stock in this offering will experience an immediate and substantial dilution of $       per share in the as adjusted net tangible book value per share of common stock from the public offering price, and our pro forma as adjusted net tangible book value as of March 31, 2023 after giving effect to this offering would be $       per share. This dilution is due in large part to earlier investors having paid substantially less than the public offering price when they purchased their shares. See “Dilution”.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a small public company, we may be slow to attract research coverage and the analysts who publish information about our common stock will have had relatively little experience with us or our business and products, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates and expectations. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our stock price, our stock price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline and result in the loss of all or a part of your investment in us.

Provisions in our corporate charter documents and under Delaware law could discourage another company from acquiring us and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our certificate of incorporation and our bylaws could discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. As our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team. These provisions provide, among other things, that:

•

our board of directors is divided into three classes, Class A, Class B and Class C, with each class serving staggered three-year terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors;

•	our board of directors may alter certain provisions of our amended and restated bylaws without obtaining stockholder approval; and

•

stockholders must provide advance notice and additional disclosures to nominate individuals for election to the board of directors or to propose matters that can be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain voting control of our shares.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware, or DGCL, which prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any documents we incorporate by reference herein may contain “forward-looking statements” (within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical facts contained in or incorporated by reference into this prospectus, including statements regarding the timing of our clinical trials, our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The Company and its representatives may from time to time make written or oral forward-looking statements with respect to the Company’s annual or long-term goals, including statements contained in its filings with the Securities and Exchange Commission (“SEC”) and in its reports to stockholders.

The words or phrases "will likely result", “will be”, “will”, "are expected to", "will continue to", "is anticipated", "estimate", "project" or similar expressions identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our current estimates and assumptions and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus, the documents incorporated by reference herein, and the documents filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $[  ] million, based on an assumed public offering price of $[  ] per share as set forth on the cover page of this prospectus, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase (decrease) in the assumed public offering price of $[  ] per share would increase (decrease) the net proceeds to us from this offering by $[  ] million, assuming that the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 1.0 million in the number of shares of common stock offered by us, as set forth on the cover of this prospectus, would increase (decrease) the net proceeds to us by $[  ] million, assuming an public offering price of $[  ] per share as set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents as follows:

•	Approximately 90% for our Bioprocessing Operations segment research and development and product commercialization costs including inventory, manufacturing, sales, marketing, and administration; and
•	Approximately 10% for corporate expenses related to increased corporate governance, financial reporting, and regulatory compliance.

This expected use of the net proceeds from this offering, and the sufficiency of such net proceeds to fund certain of our operations, represents our intentions based on our current plans and business conditions, which could change in the future as our plans and business conditions evolve. Our management will have broad discretion over the use of the net proceeds from this offering, and our investors will be relying on the judgment of our management regarding the application of the net proceeds of this offering.

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Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in a variety of capital preservation instruments, including short-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the United States government.

MARKET FOR COMMON STOCK AND DIVIDEND POLICY

Our common stock is traded on the OTCQB Market under the symbol “SCND.” The following table sets forth the low and high bid quotations at the end of each quarter for the current fiscal year ending December 31, 2023, the six-month transition period ended December 31, 2022 and the fiscal year ended June 30, 2022, as reported by the National Association of Securities Dealers, Inc. Electronic Bulletin Board. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions:

For Fiscal Quarter Ended	Low Bid($)	High Bid($)
09/30/21	4.99	10.80
12/31/21	5.00	7.50
03/31/22	5.51	6.50
06/30/22	4.73	6.13
09/30/22	4.95	6.00
12/31/22	5.17	6.00
03/31/23	4.93	5.50
06/30/23	4.24	5.00

As of June 30, 2023, there were 253 stockholders of record of our common stock.

We have not declared or paid any cash dividends on our common stock since December 2018. We intend to retain any future earnings and do not expect to pay dividends in the foreseeable future.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2023:

•	On an actual basis;

•	on a pro forma basis to reflect the sale of [ ] common stock by us in this offering at an assumed price to the public of $[ ] per share, resulting in net proceeds to us of $[ ] after deducting (i) underwriter discounts of $[ ], (ii) non-accountable expense allowance of $[ ], and (iii) estimated other offering expenses of $[ ]. The table below assumes no exercise by the underwriter of their option to purchase additional common stock and/or warrants from us.

The pro forma information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the public offering price of our common stock and other terms of this offering determined at pricing. You should read this table together with our financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of March 31, 2023
	Actual	Pro forma (1)
Cash and cash equivalents	$1,079,400	$-
Total liabilities	3,295,400	-

Shareholders’ equity:
Common stock, $.05 par value; 20,000,000 shares authorized; 7,023,401 shares issued; 7,003,599 shares outstanding at March 31, 2023	351,200	-
Additional paid-in capital	33,503,400	-
Accumulated comprehensive loss	35,500	-
Accumulated deficit	(20,769,100)	-
	13,121,000	-
Less common stock held in treasury at cost, 19,802 shares	52,400	-
Total shareholders’ equity	13,068,600	-

Total Capitalization	$16,364,000	$-

1) Gives effect to the completion of the firm commitment offering at an assumed public offering price of $[  ] per share and reflects the application of the proceeds after deducting the estimated underwriting discounts and our estimated offering expenses. The pro forma information discussed above is illustrative only and will be further adjusted based on the actual public offering price and other terms of this offering to be determined by the Company and the underwriters.

The number of shares of our common stock to be outstanding immediately after this offering is based on 7,003,599 shares of common stock outstanding as of March 31, 2023 and excludes:

•	1,110,810 shares of our common stock issuable upon the exercise of stock options as of March 31, 2023, at a weighted-average exercise price of $8.42 per share;
•	3,422,510 shares of our common stock issuable upon the exercise of warrants as of March 31, 2023; and
•	1,836,613 shares of our common stock that remain available for issuance as of March 31, 2023 under our 2022 Equity Incentive Plan.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock after this offering.

Our historical net tangible book value as of March 31, 2023 was $11,320,300, or $1.62 per share of common stock based on 7,003,599 shares of common stock outstanding as of such date. Our historical net tangible book value represents our total tangible assets less total liabilities divided by the number of shares of our common stock outstanding as of March 31, 2023.

After giving effect to the issuance and sale of [  ] shares of common stock in this offering at an assumed public offering price of $[  ] per share as set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2023 would have been $[  ], or $[  ] per share. This represents an immediate increase/decrease in pro forma as adjusted net tangible book value of $[  ] per share to our existing stockholders and an immediate dilution of $[  ] per share to new investors purchasing shares of our common stock in this offering. We determine dilution per share to new investors by subtracting our pro forma as adjusted net tangible book value per share after this offering from the assumed public offering price per share paid by new investors in this offering.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share	$
Historical net tangible book value per share as of March 31, 2023
Decrease in historical net tangible book deficit per share attributable to pro forma transactions and other adjustments described above
Pro forma net tangible book value per share as of March 31, 2023
Increase in pro forma net tangible book value per share attributable to new investors participating in this offering
Pro forma as adjusted net tangible book value per share after this offering
Dilution per share to new investors participating in this offering	$

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Each $1.00 increase (decrease) in the assumed public offering price of $      as set forth on the cover page of this prospectus) would increase (decrease) our pro forma as adjusted net tangible book value per share after this offering by $       per share and the dilution per share to new investors participating in this offering by $       per share, assuming that the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The following table set forth, as of March 31, 2023, on a pro forma as adjusted basis as described above, the number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid, or to be paid, by existing stockholders and by new investors purchasing common stock in this offering at the assumed public offering price of $       per share as set forth on the cover page of this prospectus, before deducting underwriting discounts and commissions and estimated offering expenses payable by us:

	Shares Purchased			Total Consideration			Average Price per Share
	Number	Percent		Amount	Percent
Existing stockholders	$		%	$		%	$
New Investors
Total	$		%	$		%	$

The consideration paid to us by existing stockholders before this offering would be $       million, or approximately   % of the total consideration, and the consideration paid to us by new investors participating in this offering would be $       million, or approximately     % of the total consideration.

The foregoing discussion and tables are based on (other than the historical net tangible book value calculation) are based on _____ shares of common stock outstanding as of _____, 2023, which gives effect to the pro forma transactions described above, and excludes:

•	____shares of our common stock issuable upon the exercise of stock options as of _____, 2023, at a weighted-average exercise price of $___ per share;
•	______shares of our common stock issuable upon the exercise of warrants as of _____, 2023; and
•	________shares of our common stock that remain available for issuance as of ______, 2023 under our 2022 Equity Incentive Plan.

To the extent that stock options or warrants are exercised, new stock options are issued under our stock incentive plans, or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements.

The following discussion and analysis should be read in conjunction with our consolidated financial statements that are included elsewhere in this prospectus or incorporated by reference. Certain statements contained in this report are not based on historical facts but are forward-looking statements that are based upon various assumptions about future conditions. Actual events in the future could differ materially from those described in the forward-looking information. Numerous unknown factors and future events could cause such differences, including but not limited to, product demand, market acceptance, success of marketing strategy, success of expansion efforts, impact of competition, adverse economic conditions, and other factors affecting the Company’s business that are beyond the Company’s control, which are discussed elsewhere in this report. Consequently, no forward- looking statement can be guaranteed. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.  See “Cautionary Note Regarding Forward-Looking Statements”.

Overview.

Scientific Industries, Inc., a Delaware corporation (“SI” and along with its subsidiaries, the “Company”, “we”, “our”), is engaged in the design, manufacture, and marketing of standard benchtop laboratory equipment (“Benchtop Laboratory Equipment”), and through its wholly-owned subsidiary, Scientific Bioprocessing Holdings, Inc., a Delaware corporation (“SBHI”), the design, manufacture, and marketing of bioprocessing systems and products (“Bioprocessing Systems”). SBHI has two wholly-owned subsidiaries – Scientific Bioprocessing, Inc., a Delaware corporation (“SBI”), and aquila biolabs GmbH, a German corporation (“Aquila”). The Company’s products are used primarily for research purposes by universities, pharmaceutical companies, pharmacies, national laboratories, medical device manufacturers, and other industries performing laboratory-scale research. Until November 30, 2020, the Company was also engaged in the design, manufacture and marketing of customized catalyst research instruments through its wholly-owned subsidiary, Altamira Instruments, Inc, a Delaware corporation (“Altamira”). On November 30, 2020, the Company sold significantly all of Altamira’s assets and Altamira’s operations were discontinued.

The Company’s Board of Directors approved the change in the Company’s fiscal year end to December 31 from June 30, effective November 9, 2022. As a result of this change, the consolidated financial statements include the Company’s financial results for the six-month transition period of July 1, 2022 through December 31, 2022. The information for the six months ended December 31, 2021 is presented for comparative purposes only and is unaudited.

On April 12, 2023, the Company, together with the Audit Committee of the Company's Board of Directors (the "Audit Committee") reached a determination that the Company’s consolidated audited financial statements as of and for the fiscal year ended June 30, 2022 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and the Company’s consolidated unaudited financial statements as of and for the quarter period ended September 30, 2022 included in the Company’s Quarterly Reports on Form 10-Q filed with the SEC, collectively the “Non-Reliance Periods”, should no longer be relied upon because of material misstatements contained in those consolidated financial statements. The Company’s management and the Audit Committee discussed the matters with Macias Gini & O'Connell LLP (“MGO”), the Company’s independent registered public accounting firm, and determined to restate its consolidated audited financial statements for the Non-Reliance Periods. During the preparation of its audited financial statements for the six-month transition period from July 1, 2022 to December 31, 2022, the Company identified an error in the assessment of a full valuation allowance against the consolidated net deferred tax asset and in addition, the Company identified an error in the use of future projections and weighted average cost of capital used in the annual goodwill impairment testing of the Company’s Bioprocessing Systems segment. Upon further analysis of the errors, the Company has determined that it should have allocated a full valuation allowance to the consolidated net deferred tax asset and applied a goodwill impairment charge to the Bioprocessing Systems reporting unit in the fiscal year ended June 30, 2022.

The Company’s results are from the Benchtop Laboratory Equipment operations and the Bioprocessing Systems operations. The Company realized a loss from continuing operations before income tax benefit of $4,073,100 for the six month period ended December 31, 2022 compared to $2,853,600 for the six month period ended December 31, 2021 (unaudited), and $11,281,700 for fiscal year ended June 30, 2022 (as restated) compared to a loss of $4,055,000 for fiscal year ended June 30, 2021, primarily due to increased operating expenses of its Bioprocessing Systems operations due to its expansion and integration following the acquisition of Aquila in April 2021. These expenses include significant amounts for product development, sales and marketing costs, and non-cash compensation expense related to stock options and depreciation and amortization, partially offset by the profits generated by the Benchtop Laboratory Equipment operations.  The results for the fiscal year ended June 30, 2022 (as restated), reflected a non-cash goodwill impairment charge of $4,280,100 to the goodwill of the Bioprocessing Systems Operations.

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The challenges posed by the COVID-19 pandemic on the global economy affected the Company with minor or temporary disruptions to its operations. The Company took appropriate action and put plans in place to diminish the effects of COVID-19 on its operations, by implementing the Center for Disease Control’s guidelines for employers in order to protect the Company’s employees’ health and safety, with actions such as implementing work from home, social distancing in the workplace, requiring self-quarantine for any employee showing symptoms, wearing face coverings, and training employees on maintaining a healthy work environment. In fiscal years ended June 30, 2020 and fiscal 2021, the Company received loans from the Paycheck Protection Program (the “PPP”) administered by the U.S. Small Business Administration, all of which were repaid or forgiven through the fiscal year ended June 30, 2022. The Company has not experienced and does not anticipate any material impact on its ability to collect its accounts receivable due to the nature of its customers. The Company experienced some delays from its supply chain which caused delayed delivery of some products, however this is deemed temporary and does not affect the Company’s major product, the Vortex-Genie 2. The extent to which the COVID-19 outbreak ultimately impacts the Company’s business, future revenues, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and actions to curtail the virus, and how quickly and to what extent normal economic and operating conditions can resume. Even after the COVID-19 outbreak has subsided, the Company may experience a significant impact to its business as a result of the global economic impact of COVID-19, including any economic downturn or recession that has occurred or may occur in the future. As a result of the impact of COVID-19 on capital markets, the availability, amount, and type of financing available to the Company in the near future is uncertain and cannot be assured and is largely dependent upon evolving market conditions and other factors. The Company intends to continue to monitor the situation and may adjust its current business plans as more information and guidance become available.

Results of Operations.

Six Month Transition Period Ended December 31, 2022 compared to the Six Month Period Ended December 31, 2021 (Unaudited)

Net revenues for the six month period ended December 31, 2022 decreased $520,800 (9.0%) to $5,237,800 from $5,758,600 for six month period ended December 31, 2021 (unaudited) , reflecting a decrease of approximately $422,200 in net sales in the Benchtop Laboratory Equipment operations. The Benchtop Laboratory Equipment sales of the Torbal division products increased to $1,478,000 from $1,245,300 for the six month periods ended December 31, 2022 and 2021 (unaudited), partially offset by decreased sales of the Genie division products to $1,973,800 from $2,417,000 for the six month periods ended December 31, 2022 and 2021 (unaudited). The increased sales of the Torbal division products benefitted from increased sales of its VIVID automated pill counter, while the decreased sales of the Genie division products reflected a post COVID-19 normalization sales from the Vortex-Genie 2 product, which had benefitted from sales for testing laboratories during the COVID-19 pandemic. The remaining $98,600 decrease in net revenues for the six month period ended December 31, 2022 is primarily attributable to the Bioprocessing Systems Operations exclusion of royalty fees from sublicensed patents and technology under a license agreement which expired in August 2021, offset with new product sales from the new DOTS platform of bioprocessing products introduced during the current six month period ended December 31, 2022.

The gross profit percentage for the six-month period ended December 31, 2022 decreased to 44.3% from 50.7% for the six month period ended December 31, 2021 (unaudited), due primarily to increased materials, labor, and fixed overhead for the Benchtop Laboratory Equipment Operations, and the absence of royalties in the current year period for the Bioprocessing Systems Operations.

General and administrative expenses for the six-month period ended December 31, 2022 decreased by $173,100 (6.1%) to $2,658,800 compared to $2,831,900 for the six-month period ended December 31, 2021 (unaudited) due primarily to the consolidation of operations in the Bioprocessing Systems Operations within the Pittsburgh, Pennsylvania and Baesweiller, Germany facilities.

Selling expenses for the six-month period ended December 31, 2022 increased by $406,200 (20.9%) to $2,349,000 from $1,942,800 for the six-month period ended December 31, 2021 (unaudited), primarily due to a increase in sales and marketing expenses incurred by the Bioprocessing Systems Operations and by the Benchtop Laboratory Equipment operations principally due to increased sales and marketing expenses for the Torbal Division’s VIVID automated pill counter.

Research and development expenses for the six-month period ended December 31, 2022 decreased $121,000 (8.0%) to $1,395,800 from $1,516,800 for the six-month period ended December 31, 2021 (unaudited), due to the reduction in the use of high-cost external consultants and consolidation of operations in the Bioprocessing Systems Operations within the Pittsburgh, Pennsylvania and Baesweiller, Germany facilities.

Total other income, net for the six-month periods ended December 31, 2022 and 2021 (unaudited) was $63,900 and $515,600, respectively. The decrease was due primarily to the $433,700 forgiveness of the second PPP loan received by the Company within the six-month period ended December 31, 2021 (unaudited).

The Company reflected income tax expense for continuing operations of $0 for the six month period ended December 31, 2022 compared to income tax benefit of $737,700 for the six month period ended December 31, 2021 (unaudited).  The income tax expense for the six month period ended December 31, 2022 includes a $1,302,600 tax benefit, fully offset by a valuation allowance of $1,302,600 against the change of net deferred tax assets due to the uncertainty that the net deferred tax assets will not be fully realized in the future.

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As a result of the foregoing, the Company recorded a loss from continuing operations of $4,073,100 for the six-month period ended December 31, 2022 compared to a loss from continuing operations of $2,116,300 for the six-month period ended December 31, 2021 (unaudited).

The Company reflected net loss from discontinued operations of $6,300 for the six-month period ended December 31, 2022, compared to a net income of $11,000 for the six-month transition period ended December 31, 2021 (unaudited), which is primarily due to loss on the sale of the majority of Altarmira’s assets during the fiscal year ended June 30, 2021.

As a result of the above, the Company recorded a net loss of $4,079,400 for the six-month period ended December 31, 2022 compared to a net loss of $2,105,300 for the six-month period ended December 31, 2021 (unaudited).

Year Ended June 30, 2022 (As Restated) compared to Year Ended June 30, 2021

Net revenues for fiscal year ended June 30, 2022 increased $1,625,300 (16.6%) to $11,400,500 from $9,775,200 for fiscal year ended June 30, 2021, reflecting an increase of approximately $937,500 in net sales of Benchtop Laboratory Equipment operations. The Benchtop Laboratory Equipment sales of Genie brand products increased year-over-year to $7,517,200 from $6,931,900 for fiscal year ended June 30 2022 and 2021, respectively. Torbal® brand product sales totaled $2,463,900 and $2,111,700 for fiscal year ended June 30 2022 and 2021, respectively, primarily due to increased sales of its automated VIVID pill counter. Approximately $687,800 of the increase in net revenues for fiscal year ended June 30 2022 is primarily attributable to inclusion of a full fiscal year of Aquila sales as compared to two months of Aquila sales contribution in fiscal 2021, which sales were attributable to Aquila’s bioprocessing products including the CGQ for Biomass monitoring in shake flasks, the LIS for automated feeding in shake flasks, and a line of coaster systems and flow-through cells for pH and DO monitoring.

The gross profit percentage for fiscal year ended June 30, 2022 of 50.3% approximated fiscal 2021’s gross profit percentage of 50.9%.

General and administrative expenses for fiscal year ended June 30, 2022 increased by approximately $1,788,100 (44.4%) to $5,816,600 compared to $4,028,500 for fiscal year ended June 30, 2021 due primarily to compensation-related costs resulting from stock option grants and increased administrative costs from the Bioprocessing Systems operations.

Selling expenses for fiscal year ended June 30, 2022 increased approximately $278,900 (6.9%) to $4,310,800 from $4,031,900 for fiscal year ended June 30, 2021, primarily due to increased sales and marketing expenses incurred by the Bioprocessing Systems operations for sales and marketing personnel, sales and marketing activities.

Research and development expenses increased $1,249,500 (76.9%) to $2,873,300 for fiscal year ended June 30, 2022 compared to $1,623,800 for fiscal year ended June 30, 2021, due to increased product development expenditures by the Bioprocessing Systems operations.

As referenced in the “Explanatory Note” preceding Item 1 in our Annual Report on Form 10-KT, during the preparation of its audited financial statements for the six-month transition period from July 1, 2022 to December 31, 2022, the Company identified an error in the use of future projections and weighted average cost of capital used in the annual goodwill impairment testing of the Company’s Bioprocessing Systems segment. As a result of the annual goodwill impairment analysis, the Company determined the carrying value of the Bioprocessing Systems reporting unit exceeded its fair value and therefore the associated goodwill was impaired. Upon further analysis of the error, the Company determined that a goodwill impairment charge to the Bioprocessing Systems segment should have been applied in the fiscal year ended June 30, 2022. As a result of restating the fiscal year ended June 30, 2022 consolidated financial statements, the Company recorded a goodwill impairment charge of $4,280,100 to the goodwill of the Bioprocessing Systems reporting unit as the excess of carrying value over fair value was higher than the recorded amount of goodwill for the reporting unit. There was no goodwill impairment charge for fiscal year ended June 30, 2021.

Total other income, net was $262,400 for fiscal year ended June 30, 2022 compared to $653,800 in fiscal year ended June 30, 2021. The decrease was due primarily to the increase in unrealized loss in investment securities of $233,700 offset by the $433,700 forgiveness of the second PPP loan received by the Company, compared to fiscal year ended June 30, 2021 that was due primarily to the $531,100 forgiveness of the first PPP loan received by the Company and increased interest income resulting from increased investment securities balances.

The Company reflected income tax expense for continuing operations of $2,390,800 for fiscal year ended June 30, 2022 compared to income tax benefit of $945,000 for fiscal year ended June 30, 2021. As referenced in Item (Explanatory Note) in our Annual Report on Form 10-KT, as a result of the restated consolidated financial statements for the year ended June 30, 2022, the Company recorded a full valuation allowance of $5,116,000 against the consolidated net deferred tax asset as the Company determined the net deferred tax assets which includes net operating loss carry-forwards and other tax credits, are more likely not to be realized and their for the Company recorded of full valuation allowance. The full valuation allowance of $5,116,000 was offset by a income tax benefit of $2,717,200. In the event that in the future the Company changes the determination as to the amount of deferred tax assets that can be realized, the Company will adjust the valuation allowance with a corresponding impact to the provision for income taxes in the period in which such determination is made.

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As a result of the foregoing, the Company recorded a loss from continuing operations of $13,672,500 for fiscal year ended June 30, 2022 compared to a loss from continuing operations of $3,110,000 for fiscal year ended June 30, 2021.

The Company reflected net income from discontinued operations of $4,400 for fiscal year ended June 30, 2022, compared to a net loss of $562,500 for fiscal year ended June 30, 2021, which is primarily due to loss on the sale of the majority of Altamira’s assets during fiscal year ended June 30, 2021.

As a result of the above, the Company recorded a net loss of $13,668,100 for fiscal year ended June 30 2022 compared to a net loss of $3,672,500 for fiscal year ended June 30, 2021.

Three Month Period Ended March 31, 2023 (unaudited) compared to the Three Month Period Ended March 31, 2022(unaudited)

The Company’s results reflect those of the Benchtop Laboratory Equipment Operations and the Bioprocessing Systems Operations. The Company realized a loss from continuing operations before income tax benefit of $2,371,900 for the three months ended March 31, 2023 compared to a $1,844,600 loss before income tax benefit for the three months ended March 31, 2022, mainly due to the decreased royalty revenue and increased operating expenses of its Bioprocessing Systems Operations, and increased Corporate expenses, compared to the prior year same quarter.

Revenue

Net revenues for the three months ended March 31, 2023 decreased $59,500 (2.1%) to $2,805,400 from $2,864,900 for the three months ended March 31, 2022, driven primarily by lower revenues of Bioprocessing Systems Operations of $207,100, due to the absence of royalty revenue in the current year period, partially offset by an increase of $147,600 in revenues of the Benchtop Laboratory Equipment Operations driven by increased sales of Torbal digital scales. Sales of Torbal brand products amounted to approximately $865,500 for the three months ended March 31, 2023 compared to $580,100 in the prior year same quarter.

Gross profit

The gross profit percentage for the three months ended March 31, 2023 and 2022, was 47.7% and 54%, respectively. The 6.3% decrease is due primarily to lower gross margin percentage for the Bioprocessing Systems Operations resulting from the absence of royalty revenue in the current year period, and to a lower extent, increases in material, labor and overhead in the Benchtop Laboratory Equipment Operations.

General and administrative

General and administrative expenses for the three months ended March 31, 2023 and 2022, were $1,569,300 and $1,610,400, respectively. The decrease of $41,100 (2.5%) is due primarily to the consolidation of operations in the Bioprocessing Systems Operations within the Pittsburgh, Pennsylvania and Baesweiller, Germany facilities.

Selling

Selling expenses for the three months ended March 31, 2023 and 2022, were $1,444,800 and $1,054,000, respectively. The increase of $390,800 (37.1%) is due primarily to the increased direct hire of sales and marketing employees in the Bioprocessing Systems Operations compared to prior period and increase in online marketing expenditures in the Benchtop Laboratory Equipment Operations as compared to prior period.

Research and development

Research and development expenses for the three months ended March 31, 2023, and 2022, were $791,500 and $624,500, respectively. The increase of $167,000 (26.7%) is, due primarily to the increased direct hire of research and development employees in the Bioprocessing Systems Operations and increased research and development expenditures related to the VIVID automated pill counter in the Benchtop Laboratory Equipment Operations as compared to prior period.

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Other income (expense), net

Other income (expense), net, for the three months ended March 31, 2023 and 2022, were $95,700 and ($102,300), respectively. The increase is due primarily to the increased unrealized gain and interest income on investment securities, partially offset by the decrease in realized loss on investment securities during the current quarter period.

Income tax

Income tax benefit for the three months ended March 31, 2023, and 2022, was $0 and $317,200, respectively. The income tax expense for the three month period ended March 31, 2023 includes a $1,032,000 income tax benefit which was offset against a full valuation allowance of $1,032,000 to the change of net deferred tax assets due to the uncertainty that the net deferred tax assets will not be fully realized in the future.

BUSINESS

General. Incorporated in 1954, Scientific Industries, Inc., a Delaware corporation (“SI” and along with its subsidiaries, the “Company”), is engaged in the design, manufacture, and marketing of standard benchtop laboratory equipment (“Benchtop Laboratory Equipment”), and through its wholly-owned subsidiary, SBHI, the design, manufacture, and marketing of bioprocessing systems and products (“Bioprocessing Systems”). SBHI has two wholly-owned subsidiaries – SBI and Aquila. The Company’s products are used primarily for research purposes by universities, pharmaceutical companies, pharmacies, national laboratories, medical device manufacturers, and other industries performing laboratory-scale research. Until November 30, 2020, the Company was also engaged in the design, manufacture and marketing of customized catalyst research instruments through its wholly-owned subsidiary, Altamira Instruments, Inc, a Delaware corporation (“Altamira”). On November 30, 2020, the Company sold substantially all of Altamira’s assets and Altamira’s operations were discontinued.

Transition Period. On November 4, 2022, the Board of Directors approved the change of the Company’s fiscal year end from June 30 to December 31 of each year. In accordance with the applicable rules of the Securities Exchange Act of 1934, as amended, the Company filed a transition report on Form 10-KT with respect to the six-month transition period beginning July 1, 2022 and ended December 31, 2022 within the time period prescribed by the Securities and Exchange Commission. The Company’s 2023 fiscal year commenced on January 1, 2023.

Operating Segments. The Company views its operations as two segments: the manufacture and marketing of standard Benchtop Laboratory Equipment which includes various types of equipment used for research and sample preparation in university, pharmacy and industrial laboratories sold primarily through laboratory equipment distributors and online; and the design, development, manufacture and marketing of bioprocessing products, principally products incorporating smart sensors and state of the art software analytics, sold primarily on a direct basis through the Company’s internal sales force.

Products.

Benchtop Laboratory Equipment. The Company’s Benchtop Laboratory Equipment products consist of mixers and shakers, rotators/rockers, refrigerated and shaking incubators, and magnetic stirrers sold under the “Genie ™” division, and pharmacy and laboratory balances and scales, force gauges, automated pill counters and moisture analyzers under the “Torbal®” division. Sales of the Company’s principal product, the Vortex-Genie® 2 Mixer, excluding accessories, represented approximately 38% and 48% of the Company’s total net revenues for the six-month period ended December 31, 2022 and for the fiscal year ending June 30, 2022 (“fiscal 2022”).

The Company’s vortex mixer is used to mix the contents of test tubes, beakers, and other various containers by placing such containers on a rotating cup or other attachments which cause the contents to be mixed at varying speeds. The Company’s additional mixers and shakers include a high-speed touch mixer, a mixer with an integral timer, a cell disruptor, microplate mixers, two vortex mixers incorporating digital control and display, large capacity multi-vessel vortex mixer and a line of various orbital shakers.

The Company also offers various benchtop multi-purpose rotators and rockers, designed to rotate and rock a wide variety of containers, and a refrigerated incubator and incubated shakers, which are multi-functional benchtop environmental chambers designed to perform various shaking and stirring functions under controlled environmental conditions.

The Company’s line of magnetic stirrers includes a high/low programmable magnetic stirrer, a four-place high/low programmable magnetic stirrer, a large volume magnetic stirrer, and a four-place general purpose stirrer.

The Company’s Torbal® division line of products includes pharmacy, laboratory, and industrial digital scales, moisture analyzers, mechanical and VIVID® automated pill counters, force gauges and test stands.

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Bioprocessing Systems. SBHI, through its two wholly-owned subsidiaries, SBI and Aquila, is engaged in the design, development, manufacture and marketing of bioprocessing products, principally products incorporating smart sensors and state of the art software analytics. Products include the Cell Growth Quantifier (“CGQ”) for Biomass monitoring in shake flasks, the Cell Growth Quantifier for Bioreactors (“CGQ BioR”), the Liquid Injection System (“LIS”) for automated feeding in shake flasks, and flow-through cells for pH and DO monitoring together with the DOTS pH and DO Reader and analytical software marketed under the DOTS platform. The Company, through SBI, also sublicensed certain patents and technology it holds relating to bioprocessing products exclusively under a license with the University of Maryland, Baltimore County (“UMBC”), for which it received royalties for patents that expired in August 2021.

Product Development. The Company designs and develops substantially all of its products. Company personnel formulate plans and concepts for new products and improvements or modifications of existing products. The Company engages outside consultants to augment its internal engineering capabilities in areas such as industrial and electronics design.

Major Customers. Sales to three customers, principally of the Vortex-Genie 2 Mixer, represented 32% and 17% of total net revenues for the six-month period ended December 31, 2022 and for fiscal 2022, respectively. The three customers also represented 36% and 19% of Benchtop Laboratory Equipment product sales, for the six-month period ended December 31, 2022 and for fiscal 2022, respectively.

Marketing.

Benchtop Laboratory Equipment. The Company’s Benchtop Laboratory Equipment products sold under the “Genie” brand are generally distributed and marketed through an established network of domestic and overseas laboratory equipment distributors who sell the Company’s products through websites, printed catalogs and sales force. In general, due to the reliance on sales through distribution, it takes two to three years for a new Genie brand Benchtop Laboratory Equipment product to begin generating meaningful sales.

The Company’s “Torbal®” brand weighing products are primarily marketed and sold online, and primarily on a direct basis, with only a few distributors. The Company’s VIVID® brand, automated pill counter is sold through two exclusive distributors in North America. The Company markets its products through online and trade publication advertising, brochures and catalogs, the Company’s websites, one sales manager in the U.S., a consultant in Europe and, when practicable, attendance at industry trade shows.

Bioprocessing Systems. The Company’s Bioprocessing Systems products are marketed under a newly created marketing category “Digitally Simplified Bioprocessing” through a direct sales force consisting of ten sales professionals and application scientists plus one distribution manager. Sales are supported via marketing through websites, content creation, application notes, mailings, trade shows, online marketing campaigns, and membership in various public/private research partnerships.

Assembly and Production. The Company has facilities in Bohemia, New York and Orangeburg, New York where it conducts the Benchtop Laboratory Equipment operations. The Company also has a shared-office administration facility in Pittsburgh, Pennsylvania and its primary operating facility in Baesweiller, Germany, where it conducts the Bioprocessing Systems operations. The Company’s production operations principally involve assembly of components supplied by various domestic and international independent suppliers.

Patents, Trademarks and Licenses.

The Company holds several patents relating to its benchtop laboratory products which include a United States patent which expired in November 2022 on the MagStir Genie® and on the MultiMagStir Genie®, another patent that relates to its Vortex-Genie Pulse which expires in January 2036, and a patent relating to Torbal’s VIVID® automated pill counter which expires in March 2039.

The Company’s Bioprocessing Systems operations’ Aquila subsidiary holds three US patents relating to bioprocessing which expire between 2035 and 2038. In addition, Aquila holds several European and German patents and Patent Cooperation Treaty (the “PCT”) patents, and has several other patent applications pending in the United States, Europe, and under the PCT.

The Company does not anticipate any material adverse effect on sales of its patented products following the expiration on any of its patents resulting in the loss of patent protection.

The Company has various proprietary trademarks, including aquila biolabs (in Germany), Bead Genie®, Disruptor Beads™, Disruptor Genie®, DOTS, Enviro-Genie®, Genie™, Genie Temp-Shaker™, Incubator Genie™, MagStir Genie®, MegaMag Genie®, MicroPlate Genie®, MultiMagStir Genie®, Multi-MicroPlate Genie®, Orbital Genie®, QuadMag Genie®, Rotator Genie®, Roto-Shake Genie®, Torbal®, TurboMix™, VIVID®, and Vortex-Genie®, each of which it considers important to the success of the related product. The Company also has several trademark applications pending with the United States Patent and Trademark Office. No representation can be made that any application will be granted or as to the protection that any existing or future trademark registration may provide.

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The Company held an exclusive license from UMBC with respect to rights and know-how under a United States patent held by UMBC related to disposable sensor technology, which the Company further sublicensed on an exclusive basis to a German company, and non-exclusive rights related to the use of the technology with vessels of sizes ranging from 250 milliliters to 5 liters. Net total license fees paid or accrued to the Company under this license for fiscal year 2022 and fiscal year 2021 amounted to $337,700 and $560,000, respectively. This patent and the Company’s related license expired in August 2021.

Foreign Sales. The Company’s sales to overseas customers, principally in Asia and Europe, accounted for approximately 34% and 42% of the Company’s net revenue for the six-month period ended December 31, 2022 and for fiscal 2022, respectively. Payments were primarily in United States dollars and were therefore not subject to risks of currency fluctuation, foreign duties and customs.

Seasonality. The Company does not consider its business to be seasonal.

Backlog. The Company’s Benchtop Laboratory Equipment operations experienced supply chain disruptions causing delayed delivery of some products to its customers, and production inefficiencies. The Company had a total backlog in benchtop equipment orders of approximately $745,200, $677,400 as of December 31, 2022 and June 30, 2022, respectively. There was no significant backlog for the Bioprocessing Systems operations.

Competition. Most of the Company’s principal competitors are substantially larger and have greater financial, production and marketing resources than the Company. Competition is generally based upon technical specifications, price, and product recognition and acceptance. The Company’s main competition for its Benchtop Laboratory Equipment products derives from private label brand mixers offered by laboratory equipment distributors in the United States and Europe and products exported from China.

The Company’s major competitors for its Genie brand Benchtop Laboratory Equipment are Henry Troemner, Inc. (a private label supplier to the two largest laboratory equipment distributors in the U.S. and Europe), IKA-Werke GmbH & Co. KG, a German company, Benchmark Scientific, Inc. (a United States importer of China-produced products), and Heidolph Instruments GmbH, a German company. The Company’s main competitors for its Torbal® brand products are Ohaus Corporation, an American company, A&D Company Ltd., a Japanese company, Adam Equipment Co., Ltd., a British company, and Avery Weigh-Tronix, an American company for its VIVID® brand automated pill counters.

The major competitors for the Company’s Bioprocessing Systems products are ABER Instruments (United Kingdom), Hamilton (USA), Optek (Germany) and PreSens GmbH (Germany).

Research and Development. The Company incurred research and development expenses, the majority of which related to its Bioprocessing Systems operations, of $1,395,800 and $2,873,300 for the six-month period ended December 31, 2022 and for fiscal 2022. The Company expects that research and development expenditures in the fiscal year ended December 31, 2023 will continue to increase reflecting increased product development efforts for the Bioprocessing Systems operations and investment in new VIVID pill counting products.

Government and Environmental Regulation. The Company’s products and claims with respect thereto have not required approval of the Food and Drug Administration or any other governmental authority. The Company’s manufacturing operations, like those of the industry in general, are subject to numerous existing and proposed, if adopted, federal, state, and local regulations to protect the environment, establish occupational safety and health standards and cover other matters. The Company believes that its operations are in compliance with existing laws and regulations and the cost to comply is not significant to the Company.

Employees. As of June 30, 2023, the Company employed 84 persons (34 for the Benchtop Laboratory Equipment operations, and 50 for the Bioprocessing Systems operations, of whom 36 were located in Germany) of whom 78 were full-time, including its executive officers. The Company augments its internal staff with outside consultants as deemed necessary. None of the Company’s employees are represented by any union.

Restatement of Previously Issued Consolidated Financial Statements.  On April 12, 2023, the Company’s management and the Audit Committee of the Company's Board of Directors (the "Audit Committee") reached a determination that the Company’s consolidated audited financial statements as of and for the fiscal year ended June 30,22 2022 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and the Company’s consolidated unaudited financial statements as of and for the quarter period ended September 30, 2022 included in the Company’s Quarterly Reports on Form 10-Q filed with the SEC, collectively the “Non-Reliance Periods”, for the Non-Reliance Periods, should no longer be relied upon because of material misstatements contained in those consolidated financial statements. The Company’s management and the Audit Committee discussed the matters with Macias Gini & O'Connell LLP (“MGO”), the Company’s independent registered public accounting firm, and determined to restate its consolidated audited financial statements for the Non-Reliance Periods. The misstatements are described in detail in Notes 19 and 20 of the Notes to the Consolidated Financial Statements included in Part II, Item 8, Financial Statements and Supplementary Data, within our Annual Report on Form 10-KT.

Available Information. The Company’s reports, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with, or furnished to, the Securities and Exchange Commission (the “SEC” or the “Commission”), including amendments to such reports, are available on the SEC’s website that contains such reports, proxy and information statements, and other information regarding companies that file electronically with the Commission. This information is available at www.sec.gov. In addition, all the Company’s public filings can be accessed through the Company’s website at https://www.scientificindustries.com/sec-filings.

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MANAGEMENT

The Company has the following five Directors:

Christopher Cox (age 58), a director since February 2021, has been a Senior Vice President of Population Health Investment Co., Inc. from September 2020 to November 2022 and a Co-Founder and Managing Partner of Population Health Partners LLC since May 2020. Mr. Cox has been on the Board of Directors of Nyrada, Inc. since January 2019. Mr. Cox has been a corporate attorney for over 25 years, most recently at Cadwalader, Wickersham & Taft LLP, which he joined as a partner in January 2012 and where he served a co-chair of the global corporate group and a member of the firm’s management committee until February 2016. From February 2016 to March 2019, Mr. Cox was Executive Vice President and Chief Corporation Development Officer of Medicines Company. Prior to January 2012, Mr. Cox was a partner at Cahill Gordon & Reindel.

Marcus Frampton (age 43), a Director since March 2019 is the Chief Investment Officer of the Alaska Permanent Fund Corporation and serves on the Board of Directors of Nyrada, Inc., a drug development company. He served as Director of Investments, Real Assets and Absolute Return of the Alaska Permanent Fund from 2016 to 2018 and Director of Investments, Private Markets of the Alaska Permanent Fund from 2012 to 2016.

John A. Moore (age 58), Director since January 2019 and Chairman of the Board since January 2020, is also the Chairman of SBI since March 2022 and prior was President from January 2020 through April 2022 and had been providing consulting services to SBI since March 2019. Mr. Moore serves as Chairman of Nyrada, Inc., a drug development company since July 2019 and prior to that served as a director with Noxopharm Limited, a drug development company, and is also the Chairman of Trialogics, a clinical trial software provider. Since March 2022 he serves as the Chairman of Cormetech, a leading air emissions provider for power plants. Mr. Moore was President, Chief Executive Officer and director of Acorn Energy, Inc. from 2006 to 2016.

Helena R. Santos (age 59), a Director since 2009, has been employed by the Company since 1994, and has served since August 2002 as its President, Chief Executive Officer, Treasurer and, until April 2022, its Chief Financial Officer. She had served as Vice President, Controller from 1997 and as Secretary from May 2001.

Jurgen Schumacher (age 69), a Director since May 2021, is currently a private investor in various startups and growth phase technology companies over the past five years.

The Directors are elected to three-year staggered terms. The current terms of the Directors expire at the annual meeting of stockholders of the Company as follows: the fiscal year ending December 31, 2023 – one director (Mr. Cox, Class C), the fiscal year ending December 31, 2024 (Ms. Santos and Dr. Schumacher, Class A, and the fiscal year ending December 31, 2025 – two directors (Mr. Frampton and Mr. Moore, Class B),).

Board Committees

The Company has two committees – The Compensation Committee and the Audit Committee which are comprised of the entire Board of Directors.

Executive Officers & Significant Employees

See above for the employment history of Ms. Santos and Mr. Moore.

Reginald Averilla (age 45), is the Chief Financial Officer of the Company and has been employed by the Company since April 2022. He was the VP Controller of Medical Knowledge Group, a privately held company from July 2020 to April 2022. From 2017 to July 2020, he was the VP Controller for Film Expo Group, a privately held company. Prior to 2017, he was the Assistant Controller to SFX Entertainment, previously a publicly-traded company.

Robert P. Nichols (age 62), is the President of the Genie Products Division of the Benchtop Laboratory Equipment operations and Corporate Secretary and has been employed by the Company since February 1998. Previously, he had been since May 2001, the Company’s Vice President of Engineering.

Karl D. Nowosielski (age 45), is the President of the Torbal Products Division of the Benchtop Laboratory Equipment operations and Director of Marketing for the Company. He was Vice President of Fulcrum, Inc. (the seller of the Torbal Products Division assets) from 2004 until February 2014.

Daniel Greunes (age 35), is the Chief Executive Officer of the Company’s Bioprocessing operations. Prior to the Company’s acquisition of Aquila, he served as Aquila’s Chief Executive Officer since he co-founded Aquila in 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company believes that, for the six month transition period ended December 31, 2022, its officers, directors and 10% stockholders timely complied with all filing requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended.

Code of Ethics

The Company has adopted a code of ethics that applies to the Executive Officers and Directors. A copy of the code of ethics can be found on the Company’s website.

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EXECUTIVE COMPENSATION

The following table summarizes all compensation paid by the Company to its Chief Executive Officers and the two other most highly compensated executive officers for the six-month transition period December 31, 2022 and fiscal years ended June 30, 2022 and 2021.

Summary Compensation Table

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)	Option Awards($)		Non- Equity Incentive Plan Compensation($)	Non- Qualified Deferred Compensation Earnings($)	All Other Compensation($)		Total($)
(a)		(c)	(d)	(e)	(f)		(g)	(h)	(i)		(j)

Helena R. Santos, CEO, President	Transition Period	110,200							4,400	(5)	$114,600

Helena R. Santos, CEO, President	6/30/22	201,500	50,000						8,000	(5)	$259,500

Helena R. Santos, CEO, President, CFO	6/30/21	191,200	100,000	0	553,600	(1)			9,600	(5)	$854,400

John A. Moore, Chairman of SBI	Transition Period	92,700							3,700	(5)	$96,400

John A. Moore, Chairman of SBI	6/30/22	180,200	50,000						7,200	(5)	$237,400

John A. Moore, President of SBI SBI	6/30/21	175,000	100,000	0	553,600	(2)			7,000	(5)	$835,600

Daniel Greunes, CEO of Bioprocessig Operations	Transition Period	96,000									$96,000

Daniel Greunes, CEO of Bioprocessig Operations	6/30/22	166,900	0		44,100	(3)					$211,000

Daniel Greunes, Vice President of R&D and Operations of Bioprocessig Operations	6/30/21	30,200	20,000	0	23,200	(4)			10,000	(4)	$83,400

(1)

The amount for 2021 represents compensation expense for stock options granted on June 23, 2020 valued utilizing the Black-Scholes-Merton options pricing model disregarding estimates of forfeitures related to service-based vesting considerations, which were valued at a total of $1,625,000 of which $553,600 was expensed in fiscal 2021.

(2)

The amount for 2021 represents compensation expense for stock options granted on June 23, 2020 valued utilizing the Black-Scholes-Merton options pricing model disregarding estimates of forfeitures related to service-based vesting considerations, which were valued at a total of $1,625,000 of which $553,600 was expensed in fiscal 2021.

(3)

The amount for 2022 represents compensation expense for stock options granted on February 25, 2022 valued utilizing the Black-Scholes-Merton options pricing model disregarding estimates of forfeitures related to service-based vesting considerations, which were valued at a total of $44,100.

(4)

The amounts represent the fiscal year 2021 compensation expense for stock options granted at the time of the Aquila acquisition which were valued utilizing the Black-Scholes- Merton options pricing model disregarding estimates for forfeitures related to service-based vesting considerations, which were valued at a total of $409,300 of which $23,200 was expensed in fiscal 2021.

(5)	The amounts represent the Company’s matching contribution under the Company’s 401(k).

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Employment Agreements

Helena Santos

The Company has an employment agreement with Helena Santos, its President and CEO, which expires on June 30, 2025. The agreement provided for an annual base salary of $175,000 for the year ended June 30, 2018, with subsequent annual increases of 3% or the applicable annual percentage increase in the U.S. Consumer Price Index (“CPI”), whichever is higher, plus a discretionary bonus. Bonuses aggregating $50,000 and $100,000 were awarded for fiscal 2022 and fiscal 2021, respectively. The agreement also provided for a grant of options to purchase 25,000 shares of the Company’s common stock, which were granted during the year ended June 30, 2018. No shares were granted during the year ended June 30, 2021, and 215,366 shares were authorized to be granted by the Board of Directors during the year ended June 30, 2020, subject to amendment of the Company’s 2012 Stock Option Plan to increase the number of shares authorized for issuance thereunder which was approved in February 2021, following which Ms. Santos’ options were issued on February 23, 2021. The agreement also contains a provision that within one year of a change of control, if either the Company terminates the employment for any reason other than for “cause” or Ms. Santos terminates her employment for “good reason”, Ms. Santos will have the right to receive a lump sum payment equal to three times the average of her total annual compensation paid for the last five years preceding such termination.

In addition, Ms. Santos’ employment agreement contains a provision that within one year of a change of control, if either (i) the Company terminates the employment for any reason other than for “cause” (as such term is defined in the employment agreement) or (ii) Ms. Santos terminates her employment for “good reason” (as such term is defined in the employment agreement), Ms. Santos will have the right to receive a lump sum payment equal to three times the average of her total annual compensation paid for the last five years preceding such termination. The employment agreement also contains a termination provisions stipulating that if the Company terminates the employment other than for death, disability, or cause (as such term is defined therein), or if the relevant employee resigns for “good reason” (as such term is defined therein), the Company shall pay severance payments equal to one year’s salary at the rate of the compensation at the time of termination, and continue to pay the regular benefits provided by the Company for a period of one year from termination.

Reginald Averilla

The Company has an employment agreement with Reginald Averilla, its CFO, which expires on June 30, 2025. The agreement provided for an annual base salary of $195,000 with subsequent annual increases of 3% or the applicable annual percentage increase in the U.S. Consumer Price Index (“CPI”), whichever is higher, plus a 10% discretionary bonus. The agreement also contains a provision that within one year of a change of control, if either the Company terminates the employment for any reason other than for “cause” or Mr. Averilla terminates his employment for “good reason”, Mr. Averilla will have the right to receive a lump sum payment equal to one times the average of his total annual compensation paid for the last five years preceding such termination.

In addition, Mr. Averilla’s employment agreement contains a provision that within one year of a change of control, if either (i) the Company terminates the employment for any reason other than for “cause” (as such term is defined in the employment agreement) or (ii) Mr. Averilla terminates his employment for “good reason” (as such term is defined in the employment agreement), Mr. Averilla will have the right to receive a lump sum payment equal to three times the average of his total annual compensation paid for the last five years preceding such termination. The employment agreement also contains a termination provisions stipulating that if the Company terminates the employment other than for death, disability, or cause (as such term is defined therein), or if the relevant employee resigns for “good reason” (as such term is defined therein), the Company shall pay severance payments equal to one year’s salary at the rate of the compensation at the time of termination, and continue to pay the regular benefits provided by the Company for a period of one year from termination.

John A. Moore

The Company has an employment agreement with its Chairman, which expires on June 30, 2023. The agreement provides for an annual base salary of $175,000 for the year ended June 30, 2021, with subsequent annual increases of 3% plus discretionary bonuses. The agreement also provides for a grant of options to purchase 215,366 shares which were authorized by the Board of Directors during the year ended June 30, 2020, subject to amendment of the Company’s 2012 Stock Option Plan to increase the number of shares authorized for issuance thereunder which was approved in February 2021, following which Mr. Moore’s options were issued on February 23, 2021. Bonuses aggregating $50,000 and $100,000 were awarded to Mr. Moore during fiscal 2022 and fiscal 2021, respectively. If the Company terminates Mr. Moore’s employment other than for death, disability, or cause (as such term is defined therein), or if employee resigns for “good reason” (as such term is defined therein), the Company shall, pay severance payments equal to either one year’s salary at the rate of the compensation at the time of termination if employee is terminated within 12 months of the date of the agreement or six months’ salary if the employee is terminated after 12 months of the date of the agreement, and the Company shall continue to pay the regular benefits provided by the Company for the period equal to the length of the severance payments and pay a pro rata portion of any bonus achieved prior to such termination of employment.

The employment agreement contains termination provisions stipulating that if the Company terminates the employment other than for death, disability, or cause (as such term is defined therein), or if employee resigns for “good reason”(as such term is defined in the agreement) , the Company shall pay severance payments equal to either one year’s salary at the rate of the compensation at the time of termination is employee is terminated within 12 months of the date of the agreement or six months’ salary is the employee is terminated after 12 months of the date of the agreement, continue to pay the regular benefits provided by the Company for the period equal to the length of the severance payments and pay a pro rata portion of any bonus achieved prior to such termination of employment.

Daniel Gruenes

The Company is party to an employment agreement with Daniel Gruenes, the CEO and President of SBI, for an indefinite term, which can be terminated by either party upon twelve months’ written notice in accordance with German law. The agreement stipulates that Mr. Gruenes will receive an annual salary of 170,000 euros, as well as a minimum annual bonus of 10,000 euros. In addition. the employment agreement includes payment of a retention bonus of 25,000 euros to Mr. Gruenes if he does not terminate his employment with the Company or the Company does not terminate his employment for good cause before April 28, 2023.

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Outstanding Equity (Options) Award

For the Six Month Transition Period December 31, 2022

Name	Number Of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(d)	(e)	(f)
Helena Santos	160,578	71,788	-	3.08-9.00	07/2027-06/2030
John A. Moore	155,457	72,495	-	4.50-11.30	03/2029-06/2030
Reginald Averilla	-	20,000	-	5.5	6/21/2032
Daniel Greunes	18,667	47,333	-	5.80-10.00	04/2031-02/2032
Robert Nichols	10,833	6,667	-	3.08-5.85	07/2027-12/2031
Karl Nowosielski	27,833	6,667	-	2.91-5.85	02/2024-12/2031

Directors’ Compensation For the Six Month Transition Period December 31, 2022

Name	Fees Earned or Paid in Cash($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total($)
(a)	(b)	(c)	(d)	(e)	(f)	(h)	(i)
Christopher Cox	9,000	-	-	-	-	-	9,000
Joseph G. Cremonese	15,000	-	-	-	-	-	15,000
Marcus Frampton	25,000	-	-	-	-	-	25,000
Jurgen Schumacher	12,000	-	-	-	-	-	12,000

The Company paid each Director who is not an employee of the Company or a subsidiary a quarterly retainer fee of $3,000 and a meeting fee of $3,000 for each attended meeting. In addition, the Company reimburses each Director for out-of-pocket expenses incurred in connection with attendance at board meetings.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of June 30, 2023 the number of shares of Common Stock beneficially owned by (i) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each named executive officer of the Company, and (iv) all directors and executive officers as a group. Shares not outstanding but deemed beneficially owned by virtue of the right of any individual to acquire shares within 60 days are treated as outstanding only when determining the amount of and percentage of outstanding shares of Common Stock owned by such individual. Each person has sole voting and investment power with respect to the shares shown, except as noted. Except as indicated in the table, the address for each of the following is c/o Scientific Industries, Inc., 80 Orville Drive, Bohemia, New York 11716.

Name	Amount and Nature of Beneficial Ownership		% of Class
Roy T. Eddleman, Trustee, Roy T. Eddleman Trust UAD 8-7-2000	2,127,264	(1)	26.93%
Veradace Capital Management LLC	953,717	(2)	13.03%
Bleichroeder LP	905,026	(3)	12.39%
Brian Pessin	778,706	(4)	10.72%
Thomas A. Satterfield	596,955	(5)	8.30%
Laurence W. Lytton	526,572	(6)	7.39%
Christopher Cox	444,000	(7)	6.14%
Lyon Polk	444,000	(8)	6.14%
Joseph G. Cremonese	116,062	(9)	1.30%
Marcus Frampton	80,623	(10)	1.10%
Jurgen Schumacher	37,893	(11)	(* )
John A. Moore	301,230	(12)	4.16%
Helena R. Santos	255,766	(13)	3.53%
Reginald Averilla	20,000	(14)	(* )
Daniel Gruenes	72,039	(15)	1.02%
Karl D. Nowosielski	50,498	(16)	(* )
Robert P. Nichols	40,241	(17)	(* )
All directors and executive officers as a group (10 persons)	1,418,352	(18)	17.98%

(1)	Based upon form Schedule 13D/A filed with the Securities and Exchange Commission (“SEC”) on February 15, 2023. Includes 894,376 shares issuable upon exercise of warrants.
(2)	Based upon form Schedule 13G/A filed with the SEC on February 14,2023. Includes 315,789 shares issuable upon exercise of warrants.
(3)	Based upon form Schedule 13G/A filed with the SEC on February 14,2023. Includes 301,675 shares issuable upon exercise of warrants.
(4)	Based upon form Schedule 13D filed with the SEC on July 13, 2021. Includes 259,568 shares issuable upon exercise of warrants.
(5)	Based upon form Schedule 13G/A filed with the SEC on February 10, 2023. Includes 191,984 shares issuable upon exercise of warrants.
(6)	Based upon form Schedule 13G/A filed with the SEC on March 7, 2023. Includes 131,893 shares issuable upon exercise of warrants.
(7)	Based upon form Schedule 13G filed with the SEC on June 29, 2020. Includes 222,000 shares issuable upon exercise of warrants.
(8)	Based upon form Schedule 13G filed with the SEC on July 9, 2020. Includes 222,000 shares issuable upon exercise of warrants.
(9)	Based upon form 4 filed with the SEC on June 9, 2022. Includes 25,000 shares issuable upon exercise of warrants.
(10)	Based upon form 4 filed with the SEC on March 29, 2022. Includes 3,500 shares issuable upon exercise of warrants.
(11)	Includes 12,631 shares issuable upon exercise of warrants.
(12)	Includes 244,978 shares issuable upon exercise of options and warrants.
(13)	Includes 233,085 shares issuable upon exercise of options and warrants.
(14)	Includes 20,000 shares issuable upon exercise of options.
(15)	Includes 68,013 shares issuable upon exercise of options and warrants.
(16)	Includes 36,605 shares issuable upon exercise of options and warrants.
(17)	Includes 18,552 shares issuable upon exercise of options and warrants.
(18)	Includes 884,361 shares issuable upon exercise of options and warrants. (*) - % of Class is less than 1%.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

None

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DESCRIPTION OF THE SECURITIES WE ARE OFFERING

The following description of our common stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of our common stock that the selling stockholders may offer under this prospectus. It may not contain all the information that is important to you. For the complete terms of our common stock, please refer to our amended certificate of incorporation and our amended and restated bylaws, which are incorporated by reference into the registration statement which includes this prospectus. The Delaware General Corporation Law, or DGCL, may also affect the terms of our common stock. If we so indicate in a prospectus supplement, the terms of any security offered under that prospectus supplement may differ from the terms we describe below.

Our amended certificate of incorporation provides for one class of common stock. Our authorized capital stock consists of 20,000,000 shares of common stock. As of June 20, 2023, we had outstanding 7,003,599 shares of common stock, held by 253 stockholders of record. As of June 20, 2023, we also had outstanding options to acquire 1,110,810 shares of our common stock with a weighted average exercise price of $8.42 per share. In addition, as of June 20, 2023, there were warrants outstanding for the purchase of an aggregate of 3,422,510 shares of common stock with a weighted average exercise price of $8.98 per share. Further, as of June 20, 2023, 1,836,613 shares of our common stock are available for issuance pursuant to awards made under the Scientific Industries, Inc. 2022 Stock Option Plan, as amended.

Voting Rights

Under our amended certificate of incorporation, each share of our common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of our common stock are entitled to vote. Our common stock votes as a single class on all matters relating to the election and removal of directors on our board of directors and as provided by law. Holders of our common stock do not have cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our board of directors and as otherwise provided in our amended certificate of incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the votes entitled to be cast by all shares of our common stock.

Dividends

The holders of our common stock will be entitled to share equally, identically and ratably in any dividends that our board of directors may determine to issue from time to time. We have not paid cash dividends on our common stock since December 14, 2018. We do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as the board of directors deems relevant.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities.

Other Rights

Our stockholders have no preemptive, conversion or other rights to subscribe for additional shares of our common stock. All outstanding shares of our common stock are, and all shares of our common stock offered by this prospectus will be, when sold, validly issued, fully paid and nonassessable. The rights, preferences and privileges of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Listing

Our common stock is listed on the OTCQB Market under the symbol “SCND.”  We intend to apply to list our common stock on the Nasdaq Capital Market under the symbol “SCND.”

Transfer Agent and Registrar

The transfer agent for our common stock is Continental Stock Transfer & Trust Company. Its address is 1 State Street, New York, New York 10004.

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Certain Effects of Authorized but Unissued Stock

We have shares of common stock available for future issuance without stockholder approval. We may issue these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions or for payment as a dividend on our capital stock.

Anti-Takeover Effects of Provisions of Our Charter Documents

Our amended certificate of incorporation provides for our board of directors to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of our common stock outstanding will be able to elect all of our directors. Our amended certificate of incorporation and amended and restated bylaws provide that only our board of directors, president or secretary, or the holders of 66 2/3 percent in interest of the stockholders entitled to vote may call a special meeting of stockholders.

Our amended certificate of incorporation also provides that a “Subject Transaction” with a “Related Party” requires the approval of the holders of 80% of the Company’s voting stock, unless (i) the Subject Transaction is approved by 2/3 of our Board of Directors and (ii) our stockholders receive at least $6.00 per share. A Subject Transaction is (i) a merger or consolidation of the Company, (ii) the sale, lease, exchange, transfer or other disposition of all or substantially all the assets of the Company, or (ii) the sale, lease, exchange, transfer or other disposition of any assets to the Company in exchange for voting securities, unless (i) the value of such assets is less than $1,000,000 (ii) the voting securities issued by the Company constitute less than 20% of the aggregate voting securities of the Company. A Related Person is a stockholder (or group of stockholders that are required under the Securities Exchange Act of 1934, as amended, to file a Form 13D or Form 13G) that is the beneficial owner of 5% or more of the voting securities of the Company.

These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts.

Anti-Takeover Effects of Provisions of Delaware Law

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Limitation of Liability and Indemnification

We have adopted provisions in our amended certificate of incorporation that limit or eliminate the liability of our directors for monetary damages for breach of their fiduciary duties, except for liability that cannot be eliminated under the DGCL. Section 102(b)(7) of the DGCL, provides that a corporation may, in its original certificate of incorporation or an amendment thereto, eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions or (4) for any transaction from which a director derived an improper personal benefit. Accordingly, our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except with respect to the following:

•	any breach of their duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission. If Delaware law is amended to authorize the further elimination or limiting of director liability, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law as so amended.

Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

Our amended certificate of incorporation and our amended and restated bylaws provide that we shall indemnify our directors and executive officers and shall indemnify our other officers and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether our bylaws would permit indemnification.

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In addition, we have entered and intend to continue to enter into separate indemnification agreements with certain of our directors and executive officers that are, in some cases, broader than the specific indemnification provisions provided by Delaware law and our charter documents, and may provide additional procedural protection. These agreements will require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers and directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding subject to limited exceptions; and

•	cover officers and directors under any general or directors’ and officers’ liability insurance policy maintained by us.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition, we maintain standard policies of insurance under which coverage is provided to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provisions or otherwise as a matter of law.

Underwriter Warrants

The following summary of certain terms and provisions of the Underwriter Warrants that are being issued hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Underwriter Warrants, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Underwriter Warrant for a complete description of the terms and conditions of the Underwriter Warrant.

Duration and Exercise Price

Each Underwriter Warrant offered hereby will have an initial exercise price equal to $_____ per share of common stock (110% of the public offering price per share of common stock). The Underwriter Warrants will be immediately exercisable and will expire five years from the commencement of sales in this offering. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

The Underwriter Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Underwriter Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding stock after exercising the holder’s Underwriter Warrant up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Underwriter Warrants and in accordance with the rules and regulations of the SEC.

Cashless Exercise

If, at the time a holder exercises its Underwriter Warrants, a registration statement registering the issuance of the shares of common stock underlying the Underwriter Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Underwriter Warrants.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Underwriter Warrants. Rather, the number of shares of common stock to be issued will be rounded to the nearest whole number.

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Transferability

Subject to applicable laws, an Underwriter Warrant may be transferred at the option of the holder upon surrender of the Underwriter Warrant to us together with the appropriate instruments of transfer.

Trading Market

There is no trading market available for the Underwriter Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Underwriter Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Underwriter Warrants will be extremely limited. We plan to list the common stock issuable upon exercise of the Underwriter Warrants on the Nasdaq Capital Market.

 Right as a Stockholder

Except as otherwise provided in the Underwriter Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Underwriter Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Underwriter Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Underwriter Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Underwriter Warrants will be entitled to receive upon exercise of the Underwriter Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Underwriter Warrants immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction which is approved by our Board, the holders of the Underwriter Warrants have the right to require us or a successor entity to redeem the Underwriter Warrant for cash in the amount of the Black-Scholes value of the unexercised portion of the Underwriter Warrant on the date of the consummation of the fundamental transaction. In the event of a fundamental transaction which is not approved by our Board, the holders of the Underwriter Warrants have the right to require us or a successor entity to redeem the Underwriter Warrants for the consideration paid in the fundamental transaction in the amount of the Black Scholes value of the unexercised portion of the Underwriter Warrant on the date of the consummation of the fundamental transaction.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been a limited public market for our common stock. Future sales of substantial amounts of common stock in the public market, or the perception that such sales may occur, could adversely affect the market price of our common stock. Although we will apply for listing on Nasdaq, we cannot assure you that our application will be approved or that there will be an active public market for our common stock.

All shares of common stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act or any shares subject to lock-up agreements. Shares purchased by our affiliates would be subject to the Rule 144 resale restrictions described below, other than the holding period requirement.

The remaining shares of common stock outstanding after this offering, excluding any shares sold pursuant to our Selling Stockholders Registration Statements on Form S-1 (Registration No. 333-258468 and Registration No. 333-265281), are “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, each of which is summarized below.

We may issue shares of common stock from time to time as consideration for future licensing transactions, investments or other corporate purposes and the number of shares of common stock that we may issue may also be significant. We may also grant registration rights covering those shares of common stock issued in connection with any such transaction. See “Registration Rights” below.

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Lock-Up Agreements

In connection with this offering, certain of our stockholders and our directors and executive officers have agreed with the Underwriter that, subject to certain customary exceptions, without the prior written consent of the Underwriter, they will not, for 180 days immediately following the closing of this offering (the “Lock-Up Period”), (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, our common stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive our common stock; (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction is to be settled by delivery of common stock or other securities, in cash or otherwise; (c) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into, exercisable or exchangeable for our common stock; or (d) publicly disclose the intention to do any of the foregoing. The Underwriter may, in its sole discretion, permit any such transactions during the Lock-Up Period in whole or in part and at any time, with or without notice.

Upon the expiration of the Lock-Up Period, substantially all of the shares subject to such lock-up restrictions will become eligible for sale, subject to the limitations discussed above.

 Rule 144

Rule 144, as currently in effect, generally provides that, as we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, a stockholder who is not deemed to have been one of our affiliates at any time during the preceding 90 days and who has beneficially owned the shares of our capital stock proposed to be sold for at least six months is entitled to sell such our securities in reliance upon Rule 144 without complying with the volume limitation, manner of sale or notice conditions of Rule 144.

Rule 144 also provides that a stockholder who is deemed to have been one of our affiliates at any time during the preceding 90 days and who has beneficially owned our securities that are proposed to be sold for at least six months is entitled to sell such securities in reliance upon Rule 144 within any three month period beginning 90 days after the date of this prospectus a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our capital stock then outstanding, which will equal ☑ shares immediately after the completion of this offering; or
•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales of our securities made in reliance upon Rule 144 by a stockholder who is deemed to have been one of our affiliates at any time during the preceding 90 days are also subject to the current public information, manner of sale and notice conditions of Rule 144.

Rule 701

Rule 701 generally allows a stockholder who purchased shares of our common stock pursuant to a written compensatory plan or contract and who is not deemed to have been one of our affiliates during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits our affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144.

UNDERWRITING

We are offering the shares of our common stock described in this prospectus through the underwriter listed below. The underwriter named below has agreed to buy, subject to the terms of the underwriting agreement, the number of shares listed opposite its name below. The underwriter is committed to purchase and pay for all of the shares if any are purchased. Craig-Hallum Capital Group LLC is the sole underwriter.

Underwriter	Number of Shares
Craig-Hallum Capital Group LLC
Total

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The underwriter has advised us that they propose to offer the shares of common stock to the public at a price of $     per share. The underwriter proposes to offer the shares of common stock to certain dealers at the same price less a concession of not more than $      per share. If all of the shares are not sold at the public offering price, the underwriter may change the offering price and other selling terms.

The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officers’ certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriter has advised us that it does not intend to confirm sales to any accounts over which it exercises discretionary authority.

The shares sold in this offering are expected to be ready for delivery on or about _______, 2023, against payment in immediately available funds.

The table below summarizes the underwriting discounts that we will pay to the underwriter. In addition to the underwriting discount, we have agreed to reimburse up to $125,000 of the fees and expenses of the underwriter, which includes the fees and expenses of counsel to the underwriter, in connection with this offering. The fees and expenses of the underwriter that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below. The underwriting discount and reimbursable expenses the underwriter will receive were determined through arms’ length negotiations between us and the underwriter.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses and fees, to us	$	$

(1) The underwriter shall receive an underwriting discount of 7% of the aggregate gross proceeds hereunder.

We estimate that the total expenses of this offering, excluding underwriting discounts, will be approximately $    . This includes $125,000 of fees and expenses of the underwriter which are payable by us.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed to not sell any shares of our common stock, or any securities convertible into or exercisable or exchangeable into shares of common stock, subject to certain exceptions, for a period of 180 days after the closing of this offering unless we obtain prior written consent of the underwriter. Consent may be given at any time without public notice, and the underwriter may consent in their sole discretion. In addition, each of our directors and executive officers has entered into a lock-up agreement with the underwriter. Under the lock-up agreements, subject to certain limited circumstances, our directors and officers may not sell or transfer any common stock or securities convertible into or exchangeable or exercisable for common stock during the period from the date of this prospectus continuing through the date 180 days after the date of this prospectus without first obtaining the written consent of the underwriter. This consent may be given at any time without public notice, and the underwriter may consent in its sole discretion.

Underwriter Warrants

We have also agreed to issue to the representative or its designees at the closing of this offering, warrants to purchase a number of shares of common stock equal to 5.0% of the number of shares sold in the offering. The Underwriter Warrants will be exercisable at any time and from time to time, in whole or in part, during the five year period commencing on the closing date of this offering. The Underwriter Warrants will be exercisable at a price equal to 110.0% of the public offering price per share. The Underwriter Warrants have been deemed compensation by the Financial Industry Regulatory Authority, or FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. Pursuant to FINRA Rule 5110(g), the Underwriter Warrants and any shares issued upon exercise thereof will not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person, for a period of 180 days immediately following the date of effectiveness or commencement of sales in this offering, except: (i) the transfer of any security by operation of law or by reason of our reorganization; (ii) the transfer of any security to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) the transfer of any security if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) the transfer of any security that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

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Right of First Refusal

For a period of twelve (12) months from the closing of this offering, the representative will have an irrevocable right of first refusal to act as lead placement agent (in the case of a private offering), lead managing underwriter (in the case of a public offering), or as lead financial advisor (in the case of a sale transaction of assets of the Company or any asset of the Company with a value of $4.0 million) on terms customary to the representative.

Stabilization

In connection with this offering, the underwriter may engage in stabilizing transactions. Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

Other Relationships

The underwriter and its respective affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter may in the future receive customary fees and commissions for these transactions.

In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution

A prospectus supplement in electronic format may be made available on the websites maintained by the underwriter, if any, participating in this offering and the underwriter may distribute prospectus supplements electronically. Other than the prospectus supplement in electronic format, the information on these websites is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company.

Listing on OTCQB

Our common stock is listed on OTCQB Market under the symbol “SCND”. We intend to apply to list our common stock on the Nasdaq Capital Market under the symbol “SCND.”

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus is being passed upon for us by Reitler Kailas & Rosenblatt LLP, New York, New York.  The Underwriter has been represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements of Scientific Industries, Inc. as of December 31, 2022 have been incorporated herein and in the registration statement in reliance on the report of Macias Gini & O’Connell LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. Additionally, the consolidated financial statements of Scientific Industries, Inc. as of June 30, 2022 and for the periods then ended have been incorporated herein and in the registration statement in reliance on the report of Nussbaum Berg Klein & Wolpow, CPAs LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Exchange Act and we therefore file periodic reports, proxy statements and other information with the SEC relating to our business, financial statements and other matters. The reports, proxy statements and other information we file may be inspected and copied at prescribed rates at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

This prospectus constitutes part of a registration statement on Form S-1 filed under the Securities Act with respect to the shares of common stock covered hereby. As permitted by the SEC’s rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference room and web site of the SEC referred to above. You may also access our filings with the SEC on our web site is located at http://www.scientificindustries.com. The information contained on our web site is not part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed or incorporated by reference as an exhibit to the registration statement or as an exhibit to our Exchange Act filings, each such statement being qualified in all respects by such reference.

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Page
Report of independent registered public accounting firm ( Audit firm ID 324)

Consolidated financial statements:

Consolidated Balance Sheets as of December 31, 2022, June 30, 2022 and 2021	F-14

Consolidated Statements of Operations and Comprehensive Loss for the Six Months Ended December 31, 2022 and 2021 (unaudited) and for the Years Ended June 30, 2022 (as restated) and 2021	F-15

Consolidated Statements of Changes in Stockholders’ Equity for the Six Months Ended December 31, 2022 and 2021 (unaudited) and for the Years Ended June 30, 2022 (as restated) and 2021	F-16

Consolidated Statements of Cash Flows for the Six Months Ended December 31, 2022 and 2021 (unaudited) and for the Years Ended June 30, 2022 (as restated) and 2021	F-17

Notes to financial statements	F-18 – F-47

F-1

Item 1. Financial Statements

SCIENTIFIC INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,079,400	$1,927,100
Investment securities	3,379,000	4,272,100
Trade accounts receivable, less allowance for doubtful accounts of $33,600 at March 31, 2023 and December 31, 2022	1,173,300	1,312,900
Inventories	5,193,400	4,859,600
Income tax receivable	161,400	161,400
Prepaid expenses and other current assets	486,500	456,800
Total current assets	11,473,000	12,989,900
Property and equipment, net	1,165,300	1,163,200
Goodwill	115,300	115,300
Other intangible assets, net	1,633,000	1,763,000
Inventories	620,100	606,000
Operating lease right-of-use assets	1,299,100	1,373,600
Other assets	58,200	58,200
Total assets	$16,364,000	$18,069,200

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$970,600	$887,300
Accrued expenses	953,200	821,800
Contract liabilities	14,900	134,400
Lease liabilities, current portion	199,900	276,900
Total current liabilities	2,138,600	2,120,400

Lease liabilities, less current portion	1,156,800	1,156,200
Total liabilities	3,295,400	3,276,600

Shareholders’ equity:
Common stock, $0.05 par value; 20,000,000 shares authorized; 7,023,401,shares issued; 7,003,599, shares outstanding at March 31, 2023 and December 31, 2022	351,200	351,200
Additional paid-in capital	33,503,400	32,900,800
Accumulated other comprehensive gain (loss)	35,500	(8,400)
Accumulated deficit	(20,769,100)	(18,398,600)
	13,121,000	14,845,000
Less common stock held in treasury at cost, 19,802 shares	52,400	52,400
Total shareholders’ equity	13,068,600	14,792,600

Total liabilities and shareholders’ equity	$16,364,000	$18,069,200

See notes to unaudited condensed consolidated financial statements.

F-2

SCIENTIFIC INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

	For the Three Months Ended March 31,
	2023	2022
Revenues	$2,805,400	$2,864,900

Cost of revenues	1,467,400	1,318,300

Gross profit	1,338,000	1,546,600

Operating expenses:
General and administrative	1,569,300	1,610,400
Selling	1,444,800	1,054,000
Research and development	791,500	624,500

Total operating expenses	3,805,600	3,288,900

Loss from operations	(2,467,600)	(1,742,300)

Other income (expense):
Other income (expense), net	86,300	(102,700)
Interest income	9,400	400
Total other income (expense), net	95,700	(102,300)

Loss from continuing operations before income tax benefit	(2,371,900)	(1,844,600)

Income tax benefit, current	-	(95,100)
Income tax benefit, deferred	-	(222,100)
Total Income tax benefit	-	(317,200)

Loss from continuing operations	(2,371,900)	(1,527,400)

Discontinued operations

Gain (loss) from discontinued operations, net of tax	1,400	(7,600)

Net loss	$(2,370,500)	$(1,535,000)

Comprehensive gain (loss):
Unrealized holding gain (loss) on investment securities, net of tax	3,700	(4,700)
Foreign currency translation gain (loss)	40,200	(194,500)
Comprehensive gain (loss)	43,900	(199,200)

Total comprehensive loss	$(2,326,600)	$(1,734,200)

Basic and Diluted loss per common share

Continuing operations	$(0.34)	$(0.23)
Discontinued operations	$0.00	$0.00
Consolidated operations	$(0.34)	$(0.23)

See notes to unaudited condensed consolidated financial statements.

F-3

SCIENTIFIC INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (UNAUDITED)

			Additional	Accumulated Other				Total
	Common Stock		Paid-in	Comprehensive	Accumulated	Treasury Stock		Stockholders’
	Shares	Amount	Capital	Income (Loss)	Deficit	Shares	Amount	Equity
Balance December 31, 2022	7,023,401	$351,200	$32,900,800	($8,400)	($18,398,600)	19,802	$52,400	$14,792,600

Net loss	-	-	-	-	(2,370,500)	-	-	(2,370,500)

Foreign currency translation adjustment	-	-	-	40,200	-	-	-	40,200

Unrealized holding gain on investment securities, net of tax	-	-	-	3,700	-	-	-	3,700

Stock-based compensation	-	-	602,600	-	-	-	-	602,600

Balance March 31, 2023	7,023,401	$351,200	$33,503,400	35,500	$(20,769,100)	19,802	$52,400	$13,068,600

			Additional	Accumulated Other				Total
	Common Stock		Paid-in	Comprehensive	Accumulated	Treasury Stock		Stockholders’
	Shares	Amount	Capital	Income (Loss)	Deficit	Shares	Amount	Equity

Balance December 31, 2021	6,477,945	$324,000	$27,879,900	$94,400	($2,756,400)	19,802	$52,400	$25,489,500

Net loss	-	-	-	-	(1,535,000)	-	-	(1,535,000)

Issuance of Common Stock and Warrants, net of issuance costs	545,456	27,200	2,700,000	-	-	-	-	2,727,200

Foreign currency translation adjustment	-	-	-	(194,500)	-	-	-	(194,500)

Unrealized holding loss on investment securities, net of tax	-	-	-	(4,700)	-	-	-	(4,700)

Stock-based compensation	-	-	653,700	-	-	-	-	653,700

Balance, March 31, 2022	7,023,401	$351,200	$31,233,600	($104,800)	$(4,291,400)	19,802	$52,400	$27,136,200

See notes to unaudited condensed consolidated financial statements

F-4

SCIENTIFIC INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Three Months Ended March 31,
	2023	2022
Operating activities:
Net loss	$(2,370,500)	$(1,535,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	187,900	254,500
Stock-based compensation	602,600	653,700
Change in fair value of contingent consideration	-	17,500
Loss on sale of investment securities	69,200	15,100
Unrealized holding (gain) loss on investment securities	(112,800)	70,200
Deferred income taxes	-	(222,100)
Changes in operating assets and liabilities:
Trade accounts receivable	143,200	(278,600)
Inventories	(338,600)	(746,000)
Prepaid and other current assets	(27,100)	102,000
Income tax receivable	-	(95,100)
Other assets	-	115,300
Carrying value of right of use assets	75,500	(781,700)
Accounts payable	71,000	128,800
Accrued expenses	151,900	11,200
Contract liabilities	(119,500)	796,100
Other long term liabilities	-	10,900
Lease liabilities	(77,500)	-
Total changes in operating assets and liabilities	(121,100)	(737,100)

Net cash used in operating activities	(1,744,700)	(1,483,200)

Investing activities:
Purchase of investment securities	(791,800)	(1,421,500)
Redemption of investment securities	1,731,300	434,200
Capital expenditures	(45,800)	(174,000)
Purchase of other intangible assets	-	(500)

Net cash provided by (used) in investing activities	893,700	(1,161,800)

Financing activities:
Proceeds from issuance of common stock	-	3,000,000
Issuance costs of common stock and warrants	-	(272,800)
Bank overdraft	-	(117,700)

Net cash provided by financing activities	-	2,609,500

Effect of changes in foreign currency exchange rates on cash and cash equivalents	3,300	(193,500)

Net decrease in cash and cash equivalents	(847,700)	(229,000)
Cash and cash equivalents, beginning of period	1,927,100	4,297,000
Cash and cash equivalents, end of period	$1,079,400	$4,068,000

See notes to unaudited condensed consolidated financial statements

F-5

SCIENTIFIC INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Nature of the Business and Basis of Presentation

Scientific Industries, Inc. and its subsidiaries (the “Company”) design, manufacture, and market a variety of benchtop laboratory equipment and bioprocessing products. The Company is headquartered in Bohemia, New York where it produces benchtop laboratory and pharmacy equipment. Additionally, the Company has a location in Baesweiller, Germany, where it designs and produces a variety of bioprocessing products, and administrative facilities in Orangeburg, New York and Pittsburgh, Pennsylvania related to sales and marketing. The products, which are sold to customers worldwide, include mixers, shakers, stirrers, refrigerated incubators, pharmacy balances and scales, force gauges, bioprocessing sensors and analytical tools. The Company also sublicensed certain patents and technology under a license agreement which expired in August 2021 and received royalty fees from the sublicense.

The accompanying (a) condensed balance sheet as of December 31, 2022, which has been derived from audited financial statements, and (b) unaudited interim condensed consolidated financial statements are prepared pursuant to the Securities and Exchange Commission’s rules and regulations for reporting on Form 10-Q. Accordingly, certain information and notes required by accounting principles generally accepted in the United States for complete financial statements are not included herein. The Company believes all adjustments necessary for a fair presentation of these interim statements have been included and that they are of a normal and recurring nature. These interim statements should be read in conjunction with the Company’s consolidated financial statements and notes thereto, included in its Annual Report on Form 10-KT for the six months transition period of July 1, 2022 through December 31, 2022. The results for the three months ended March 31, 2023 are not necessarily an indication of the results for the full fiscal year ending December 31, 2023.

2. Significant Accounting Policies

Principles of Consolidation

The accompanying unaudited interim condensed consolidated financial statements include the accounts of Scientific Industries, Inc., Scientific Packaging Industries, Inc., an inactive wholly-owned subsidiary, Altamira Instruments, Inc. (“Altamira”), a Delaware corporation and wholly-owned subsidiary (discontinued operation as of November 30, 2020), and Scientific Bioprocessing Holdings, Inc. (“SBHI”), a Delaware corporation and wholly-owned subsidiary, which holds 100% of the outstanding stock of Scientific Bioprocessing, Inc. (“SBI”), a Delaware corporation, and aquila biolabs GmbH (“Aquila”), a German corporation, since its acquisition on April 29, 2021, (all collectively referred to as the “Company”). All material intercompany balances and transactions have been eliminated in consolidation.

Reclassifications

Certain balances from fiscal 2022 have been reclassified to conform to the current year presentation.

Derivative Instruments

The Company may enter into derivative transactions to hedge its exposures to foreign exchange risk associated with Euro foreign currency denominated assets and liabilities and other Euro foreign currency transactions. On January 9, 2023, the Company entered into a 90 day foreign currency forward contract, with a notional amount of $1,082,500, to manage the foreign exchange risk associated with a portion of the Company’s Euro foreign currency denominated assets and liabilities and other Euro foreign currency transactions. The Company is required to record these derivatives in the balance sheet at fair value. In order for a derivative to qualify as a hedge, specific criteria must be met and appropriate documentation maintained. Gains and losses from derivatives that do not qualify as hedges, or are undesignated, must be recognized immediately in earnings. If the derivative does qualify as a hedge, depending on the nature of the hedge, changes in the fair value of the derivative will be either offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. Changes in the fair value of undesignated derivatives are recorded in the statement of operations.

 Recently Adopted Accounting Pronouncements

On January 1, 2023, the Company adopted Accounting Standards Update, or ASU, No. 2016-13, Financial Instruments - Credit Losses (“ASC 326”): Measurement of Credit Losses on Financial Instruments, which replaces the “incurred loss” model for recognizing credit losses with a forward-looking “expected loss” model that generally will result in the earlier recognition of credit losses. The measurement of current expected credit losses, or “CECL”, is based upon historical experience, current conditions, and reasonable and supportable forecasts incorporating forward-looking information that affect the collectability of the reported amount. ASU No. 2016-13 is applicable to financial assets measured at amortized cost and off-balance sheet credit exposures.

Allowance for Credit Losses – Accounts Receivable

The allowance for credit losses required under ASC 326 is a valuation account that is deducted from the accounts receivables’ amortized cost basis on the Company’s condensed consolidated balance sheets. Our accounts receivables are generated from the sales revenue derived from the Company’s Benchtop Laboratory Equipment and Bioprocessing segments. The Company elected to estimate expected losses using an analytical model based on methods that utilize the accounts receivable aging schedule. This analytical model incorporates historical loss activity, geographic location, customer-specific information, collection terms and customer amounts. The Company evaluates the estimated allowance on an aggregate basis as each individual account receivable shares similar risk characteristics. Upon adoption of ASC 326 using the modified retrospective transition method and as of March 31, 2023, the Company determined that the allowance for credit losses, if any, is immaterial as of adoption date and the Company will continue to evaluate the accounts receivable portfolio on an on-going basis.

Allowance for Credit Losses – Available-for-Sale Debt Securities

The impairment model for available-for-sale (“AFS”) debt securities differs from the CECL methodology applied for held to maturity debt securities because AFS debt securities are measured at fair value rather than amortized cost. Although ASC 326 replaced the legacy other-than-temporary impairment (“OTTI”) model with a credit loss model, it retained the fundamental nature of the legacy OTTI model. For AFS debt securities in an unrealized loss position, the Company first assesses whether it intends to sell, or it is more likely than not that it will be required to sell, the security before recovery of its amortized cost basis. If either criterion is met, the security’s amortized cost basis is written down to fair value. For AFS debt securities where neither of the criteria are met, the Company evaluates whether the decline in fair value has resulted from credit losses or other factors. In making this assessment, management considers the extent to which fair value is less than amortized cost, any changes to the credit rating of the security by a rating agency, and adverse conditions specifically related to the security, among other factors. If this assessment indicates that a credit loss exists, the present value of cash flows expected to be collected from the security is compared to the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis, a credit loss exists and an allowance for credit losses is recorded for the credit loss, limited to the amount that the fair value is less than the amortized cost basis. Any remaining discount that has not been recorded through an allowance for credit losses is recognized in other comprehensive income. Upon adoption of ASC 326, an entity may no longer consider the length of time fair value has been less than amortized cost. Changes in the allowance for credit losses are recorded as a provision (or release) for credit losses. Losses are charged against the allowance when management believes the collectability of an AFS security is considered below the amortized cost basis of the security. As of March 31, 2023, the Company determined that the unrealized loss positions in AFS securities were not the result of credit losses, and therefore, an allowance for credit losses was not recorded.

3. Fair Value of Financial Instruments

The Company follows ASC - Accounting Standards Codification (“ASC 820”), Fair Value Measurement, which has defined the fair value of financial instruments as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements do not include transaction costs.

The accounting guidance also expands the disclosure requirements around fair value and establishes a fair value hierarchy for valuation inputs. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market. Each fair value measurement is reported in one of the three levels, which is determined by the lowest level input that is significant to the fair value measurement in its entirety. These levels are described below:

Level 1 Inputs that are based upon unadjusted quoted prices for identical instruments traded in active markets

Level 2 Quoted prices in markets that are not considered to be active or financial instruments for which all significant inputs are observable, either directly or indirectly

Level 3 Prices or valuation that require inputs that are both significant to the fair value measurement and unobservable.

F-6

In valuing assets and liabilities, the Company is required to maximize the use of quoted market prices and minimize the use of unobservable inputs. The Company calculated the fair value of its Level 1 and 2 instruments based on the exchange traded price of similar or identical instruments where available or based on other observable instruments. These calculations take into consideration the credit risk of both the Company and its counterparties. The Company has not changed its valuation techniques in measuring the fair value of any financial assets and liabilities during the period.

The fair value of the contingent consideration obligations was based on a probability weighted approach derived from the estimates of earn-out criteria and the probability assessment with respect to the likelihood of achieving those criteria. The measurement is based on significant inputs that were not observable in the market, therefore, the Company classifies this liability as Level 3 in the following table.

The following tables set forth by level within the fair value hierarchy the Company’s financial assets that were accounted for at fair value on a recurring basis as of March 31, 2023 and December 31, 2022 according to the valuation techniques the Company used to determine their fair values:

	Fair Value Measurements as of March 31, 2023
	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	$1,079,400	$-	$-	$1,079,400
Investment securities	3,241,900	137,100	-	3,379,000

Total	$4,321,300	$137,100	$-	$4,458,400

	Fair Value Measurements as of December 31, 2022
	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	$1,927,100	$-	$-	$1,927,100
Investment securities	4,035,500	236,600	-	4,272,100

Total	$5,962,600	$236,600	$-	$6,199,200

The Company reviews the available-for-sale debt securities (“AFS”) for declines in fair value below the amortized cost basis under the credit loss model of ASC 326. Any decline in fair value related to a credit loss is recognized in the condensed consolidated statements of operations, with the amount of the loss limited to the difference between fair value and amortized cost. As of March 31, 2023 and December 31, 2022, the allowance for credit losses related to available-for sale debt securities was zero.

Investments in marketable securities by security type as of March 31, 2023 and December 31, 2022 consisted of the following:

As of March 31, 2023:	Cost	Fair Value	Unrealized Holding Gain

Equity securities	$118,100	$168,600	$50,500
Mutual funds	3,040,800	3,069,800	29,000
Debt securities	135,000	137,100	2,100
Derivative asset - Foreign currency forward contract	-	3,500	3,500
Total	$3,293,900	3,379,000	$85,100

As of December 31, 2022:	Cost	Fair Value	Unrealized Holding Gain (Loss)

Equity securities	$118,900	$154,600	$35,700
Mutual funds	4,063,100	3,880,900	(182,200)
Debt securities	235,400	236,600	1,200
Total	$4,417,400	$4,272,100	$(145,300)

Foreign currency forward contract

On January 9, 2023, the Company entered into a 90 day foreign currency forward contract, with a notional amount of $1,082,500, to manage the foreign exchange risk associated with a portion of its Euro foreign currency denominated assets and liabilities and other Euro foreign currency transactions. Although the Company believes the hedge position accomplish an economic hedge against the Company’s future purchases and sales, management has chosen not to use hedge accounting, which would match the gain or loss on our hedge positions to the specific expense being hedged. The Company is using fair value accounting for our hedge positions, which means as the current market price of our hedge positions changes, the realized or unrealized gains and losses are immediately recognized in our statement of operations. The immediate recognition of hedging gains and losses can cause net income/loss to be volatile from quarter to quarter due to the timing of the change in value of the derivative instruments.

F-7

4. Inventories

	As of March 31,	As of December 31,
	2023	2022
Raw materials	$3,790,100	$3,703,900
Work-in-process	149,300	66,700
Finished goods	1,874,100	1,695,000
Total Inventories	$5,813,500	$5,465,600

Inventories - Current Asset	$5,193,400	$4,859,600
Inventories - Noncurrent Asset	620,100	606,000

5. Goodwill and Finite Lived Intangible Assets

Goodwill amounted to $115,300 as of March 31, 2023 and December 31, 2022, all of which is expected to be deductible for tax purposes.

Finite lived intangible assets consist of the following:

As of March 31, 2023:	Useful Lives	Cost	Accumulated Amortization	Net
Technology, trademarks	3-10 yrs.	$1,216,800	$759,000	$457,800
Trade names	3-6 yrs.	592,300	284,900	307,400
Websites	3-7 yrs.	210,000	210,000	-
Customer relationships	4-10 yrs.	372,200	172,900	199,300
Sublicense agreements	10 yrs.	294,000	294,000	-
Non-compete agreements	4-5 yrs.	1,060,500	650,900	409,600
Patents	5-7 yrs.	595,800	336,900	258,900
		$4,341,600	$2,708,600	$1,633,000

			Accumulated
As of December 31, 2022	Useful Lives	Cost	Amortization	Net
Technology, trademarks	3-10 yrs.	$1,216,800	$721,700	$495,100
Trade names	3-6 yrs.	592,300	266,000	326,300
Websites	3-7 yrs.	210,000	210,000	-
Customer relationships	4-10 yrs.	372,200	163,800	208,400
Sublicense agreements	10 yrs.	294,000	294,000	-
Non-compete agreements	4-5 yrs.	1,060,500	602,000	458,500
Patents	5-7 yrs.	595,800	321,100	274,700
		$4,341,600	$2,578,600	$1,763,000

Total amortization expense was $130,000 and $134,600 for the three months ended March 31, 2023 and 2022, respectively.

Estimated future fiscal year amortization expense of intangible assets as of March 31, 2023 is as follows:

As of March 31, 2023	Amount
Remainder of fiscal year ending 2023	$386,600
2024	506,100
2025	371,500
2026	193,800
2027	92,600
Thereafter	82,400
Total	$1,633,000

6. Commitment and Contingencies

Legal Matters

During the normal course of business, the Company may be named from time to time as a party to claims and litigations arising in the ordinary course of business. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with ASC 450, Contingencies. Litigation and contingency accruals are based on our assessment, including advice of legal counsel, regarding the expected outcome of litigation or other dispute resolution proceedings. If the Company determines that an unfavorable outcome is probable and can be reasonably assessed, it establishes the necessary accruals. As of March 31, 2023 and December 31, 2022, the Company is not aware of any contingent legal liabilities that should be reflected in the consolidated financial statements.

F-8

Leases

The Company’s approximate future minimum rental payments under all operating leases as of March 31, 2023 were as follows:

As of March 31, 2023:	Amount
Remainder of fiscal year ending 2023	$247,700
2024	289,900
2025	267,800
2026	266,600
2027	274,500
Thereafter	200,900
Total future minimum payments	$1,547,400
Less: Imputed interest	(190,700)
Total Present Value of Operating Lease Liabilities	$1,356,700

7. Loss Per Common Share

The Company presents the computation of earnings per share (“EPS”) on a basic basis. Basic EPS is computed by dividing net income or loss by the weighted average number of shares outstanding during the reported period. Diluted EPS is computed similarly to basic EPS, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential additional common shares that were dilutive had been issued. Common shares are excluded from the calculation if they are determined to be anti-dilutive. The following table sets forth the weighted average number of common shares outstanding for each period presented.

	For the three months ended March 31,
	2023	2022

Weighted average number of common shares outstanding	7,003,599	6,633,901
Effect of dilutive securities:	-	-
Weighted average number of dilutive common shares outstanding	7,003,599	6,633,901

Basic and diluted loss per common share:
Continuing operations	$(0.34)	$(0.23)
Discontinued operations	-	-
Consolidated operations	$(0.34)	$(0.23)

Approximately 22,368 and 0 shares of the Company’s common stock issuable upon the exercise of stock options and warrants, respectively, were excluded from the calculation because the effect would be anti-dilutive due to the loss for the three months ended March 31, 2023.

Approximately 30,032 and 0 shares of the Company’s common stock issuable upon the exercise of stock options and warrants, respectively, were excluded from the calculation because the effect would be anti-dilutive due to the loss for the three months ended March 31, 2022.

8. Related Parties

Consulting Agreements

During the three months ended March 31, 2023 and 2022, respectively, the Company paid $0 and $61,463, respectively, to Mr. Reinhard Vogt, a former Director of the Company, and his affiliate which provided consulting services. The Company’s consulting agreement with Mr. Reinhard Vogt and his affiliate was terminated on April 1, 2022.

9. Segment Information and Concentration

The Company views its operations as two operating segments: the manufacture and marketing of standard benchtop laboratory equipment for research in university, hospital and industrial laboratories sold primarily through laboratory equipment distributors and laboratory and pharmacy balances and scales (“Benchtop Laboratory Equipment Operations”), and the manufacture, design, and marketing of bioprocessing systems and products (“Bioprocessing Systems”). The Company also has included a Non-operating Corporate segment. All inter-segment revenues are eliminated.

F-9

Segment information is reported as follows.

Three Months Ended March 31, 2023:	Benchtop Laboratory Equipment	Bioprocessing Systems	Corporate And Other	Consolidated
Revenues	$2,582,200	$223,200	$-	$2,805,400

Foreign Sales	856,600	95,900		952,500

Income (Loss) From Operations	266,200	(2,072,500)	(661,300)	(2,467,600)

Assets	7,810,900	5,174,100	3,379,000	16,364,000

Long-Lived Asset Expenditures	8,200	37,600	-	45,800

Depreciation and Amortization	23,300	164,600	-	187,900

Three Months Ended March 31, 2022:	Benchtop Laboratory Equipment	Bioprocessing Systems	Corporate And Other	Consolidated
Revenues	$2,434,600	$430,300	$-	$2,864,900

Foreign Sales	783,600	269,700		1,053,300

Income (Loss) From Operations	247,300	(1,651,700)	(337,900)	(1,742,300)

Assets	10,231,100	10,024,261	10,271,439	30,526,800

Long-Lived Asset Expenditures	16,500	158,000	-	174,500

Depreciation and Amortization	24,600	229,900	-	254,500

For the three months ended March 31, 2023 one customer accounted for approximately 10% or more of the Company’s total revenue. For the three months ended March 31, 2022 no individual customer accounted for 10% or more of the Company’s total revenue.

A reconciliation of the Company’s consolidated segment income (loss) from operations to consolidated loss from operations before income taxes and net loss for the three months ended March 31, 2023 and 2022, respectively are as follows:

For the three months ended March 31, 2023	Benchtop Laboratory Equipment	Bioprocessing Systems	Corporate	Consolidated
Income (Loss) from Operations	$266,200	$(2,072,500)	$(661,300)	$(2,467,600)

Other income (expense), net	(1,800)	11,000	77,100	86,300
Interest income	-	-	9,400	9,400
Total other (expense) income, net	(1,800)	11,000	86,500	95,700

Income (Loss) from operations before discontinued operations and income taxes	$264,400	$(2,061,500)	$(574,800)	$(2,371,900)

For the three months ended March 31, 2022	Benchtop Laboratory Equipment	Bioprocessing Systems	Corporate	Consolidated
Income (Loss) from Operations	$247,300	$(1,651,700)	$(337,900)	$(1,742,300)

Other (expense) income, net	1,300	(18,400)	(85,600)	(102,700)
Interest income	-	-	400	400
Total other (expense) income, net	1,300	(18,400)	(85,200)	(102,300)

Income (Loss) from operations before discontinued operations and income taxes	$248,600	$(1,670,100)	$(423,100)	$(1,844,600)

F-10

  Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

Scientific Industries Inc., and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Scientific Industries Inc., and its subsidiaries (the “Company”) as of December 31, 2022, the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for the six-month period July 1, 2022 to December 31, 2022, and the related notes (collectively referred to as the “Financial Statements”).  In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the six-month period July 1, 2022 to December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

The financial statements of the Company as of June 30, 2022, before restatement, were audited by other auditors whose report dated September 28, 2022, expressed an unqualified opinion on those statements. We also audited the adjustments described in Note 19 that were applied to restate the June 30, 2022, financial statements. In our opinion, such adjustments are appropriate and have been properly applied.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Goodwill Impairment Assessment

As discussed in Notes 6 and 19 to the financial statements, subsequent to the Company’s previous annual goodwill impairment test, the Company identified previous events that reduced the fair value of the Company’s Bioprocesing reporting unit below its carrying amount, which led to an impairment assessment resulting in a restatement to the June 30, 2022 audited amount. As a result, the Company recognized goodwill impairment charges of approximately $4.3 million as of June 30, 2022. The Company’s goodwill balance, subsequent to the impairment charge recorded, was approximately $115 thousand.

As described further in Note 2 to the consolidated financial statements, management evaluates goodwill for impairment on an annual basis as of December 31, previously June 30, or more frequently if impairment indicators exist, at the reporting unit level. Management estimated the fair value of its reporting unit using the income approach (discounted cash flow model). The determination of the fair value of the reporting units requires management to make significant estimates and assumptions related to forecasts of future revenues and operating expenses and discount rates. We identified the goodwill impairment assessment of the Bioprocessing reporting unit as a critical audit matter.

F-11

How We Addressed the Matter in Our Audit

The primary procedures we performed to address this critical audit matter included:

•

The principal considerations for our determination that the goodwill impairment assessment of the bioprocessing reporting unit is a critical audit matter is that changes in the assumptions related to forecasts of future revenues, operating expenses and discount rates could materially affect the determination of the fair value of the reporting unit, the amount of any goodwill impairment charge, or both. Management utilized significant judgment when estimating the fair value and carrying value of the reporting unit. In turn, auditing management’s judgments regarding forecasts of future revenues, operating expenses and the discount rates applied involved a high degree of subjectivity due to the estimation uncertainty of management’s significant judgments.

Our audit procedures related to the goodwill impairment assessment of the Bioprocessing reporting unit included the following, among others:

•

We tested management's process for determining the fair value and carrying value of the bioprocessing reporting unit. This included evaluating the appropriateness of the valuation methods, testing the completeness, accuracy, and relevance of data used by management, and evaluating the reasonableness of management's significant assumptions, which included forecasted revenues and operating expenses. We tested whether these forecasts were reasonable and consistent with historical performance, third-party market data, and other evidence obtained in other areas of the audit.

•	We tested the Company's discounted cash flow model for the bioprocessing reporting unit with the assistance of valuation specialists, including the reasonableness of the utilized discount rate.

•	Involved auditor engaged a valuation specialist to assist with our evaluation of the methodologies used by the Company and significant assumptions included in the fair value estimate

•	Tested the clerical accuracy of the models.

Valuation Allowance on Deferred Tax Assets

Critical Audit Matter Description

As discussed in Notes 18 and 19 to the consolidated financial statements, the Company identified previous events that reduced the deferred tax assets of the Company, which led to a valuation allowance resulting in a restatement to the June 30, 2022 audited amount.  As a result, the Company recognized a valuation allowance of approximately $3.7 million as of June 30, 2022. There is no deferred tax assets balance subsequent to the valuation allowance adjustment.

At December 31, 2022 the Company had deferred tax assets of approximately $6.4 million, for which a full valuation allowance was established. Deferred tax assets are reduced by a valuation allowance if, based on the weight of all available evidence, in management’s judgment it is more likely than not that some portion, or all, of the deferred tax assets will not be realized. Management considers the amounts and timing of expected future deductions or carryforwards and sources of taxable income that may enable utilization. This includes an analysis of the Company’s current financial position, results of operations for the current and prior years, and other currently available information relevant to the Company’s realization of its deferred tax assets.

Auditing management’s analysis of the realizability of deferred tax assets was complex due to the Company’s tax structure. Significant judgments and estimates were made by management to determine that sufficient taxable income will not be generated to realize such deferred tax assets. The assessment process involves significant judgment and subjective evaluation of assumptions which may be affected by the future operations of the Company, market, or economic conditions, which required a high degree of auditor judgment and an increased extent of effort, including the need to involve income tax specialists.

How We Addressed the Matter in Our Audit

The primary procedures we performed to address this critical audit matter included:

•	We evaluated the Company’s assessment of the realizability of its deferred tax assets and its valuation allowance based on our consideration of available positive and negative evidence.

•

We evaluated the nature of the Company’s tax attributes and tax structure, including evaluating the Company’s analysis of the application of technical tax guidance related to the accounting for deferred tax assets.

•	We compared the projections of future taxable income with the actual results of prior periods and assessed management’s consideration of current industry and economic trends.

•	We involved our tax professionals with specialized skills and knowledge to evaluate the Company’s assessment of its future utilization of deferred tax assets.

/s/ Macias Gini & O’Connell LLP

We have served as the Company’s auditor since 1991 (such date takes into account the acquisition of certain assets including the majority of the Partners of Nussbaum Berg Klein & Wolpow, CPAs LLP by Macias Gini & O'Connell LLP during 2022).

Melville, New York

April 17, 2023

PCAOB ID: 324

F-12

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders’

Scientific Industries, Inc.

Bohemia, New York

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Scientific Industries, Inc. and its subsidiaries (the “Company”) as of June 30, 2022 and 2021, the related consolidated statements of operations and comprehensive loss, changes in stockholders' equity and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the “financial statements”). In our opinion, except for the effects of the adjustments, if any, as might have been determined to be necessary had we been engaged to audit the Company’s restatement adjustments, as described below, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Restatement of the June 30, 2022 Financial Statements

We were not engaged to audit the restatement of the Company’s change in it’s deferred tax asset valuation or the Company’s impairment of goodwill and intangible assets for the year ended June 30, 2022, and, accordingly, we do not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by Macias Gini & O’Connell LLP.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

Except as discussed above, we conducted our audits in accordance with the auditing standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the audit of the June 30, 2022 consolidated financial statements that were communicated or required to be communicated to those charged with governance and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Impairment Assessment of Goodwill and Long-Lived Intangible Assets

As described in  the financial statements, the Company completed its acquisition of Aquila biolabs GmbH (“Aquila”) during fiscal 2021 on April 29, 2021. The Company’s goodwill and intangible assets associated with this acquisition amounted to $4,138,100 and $1,947,500, respectively, as of June 30, 2022. Goodwill and long-lived intangible assets are tested for impairment at least annually in accordance with the provisions of ASC No. 350, “Intangibles Goodwill and Other” (“ASC No. 350”).

We identified the impairment assessment of the Company’s goodwill and long-lived assets acquired in the acquisition as a critical audit matter as of June 30, 2022. Auditing the Company’s impairment test was complex and highly judgmental because (i) there was significant judgment used by management to develop the fair value measurement, which led to a high degree of audit judgment and subjectivity in performing procedures relating to fair value measurement; (ii) there was significant effort in performing procedures to evaluate the reasonableness of the fair value measurement and significant assumptions and projections used by management, and (iii) the audit effort involved the use of professionals with specialized skill and knowledge to assist in performing these procedures and evaluating the audit evidence obtained.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements.  To test the potential impairment of the Company’s goodwill and long-lived intangible assets, our audit procedures included, among others, testing management’s application of the relevant accounting guidance, involving a specialist to assist us in the evaluation of the Company’s valuation methodology and testing of the significant assumptions used by the Company to develop forecasted results for the reporting unit, including projected revenue growth and operating margins.  We also assessed the historical accuracy of management’s estimates, as well as requested the performance of a sensitivity analyses of significant assumptions to evaluate the changes in the fair value of the reporting unit that would result from changes in the assumptions.  We compared the significant assumptions to current and past industry, market and economic trends. Additionally, we tested the completeness and accuracy of the underlying data supporting the significant assumptions and estimates and ensured that the assumptions were consistent with other evidence obtained in other areas of our audit.

Nussbaum Berg Klein & Wolpow, CPAs LLP

We served as the Company’s auditor from 1991 to November 2022.

Melville, New York

September 28, 2022

F-13

SCIENTIFIC INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31, 2022	As of June 30, 2022	As of June 30, 2021
ASSETS		(Restated)
Current assets:
Cash and cash equivalents	$1,927,100	$2,971,100	$9,675,200
Investment securities	4,272,100	6,391,600	3,744,600
Trade accounts receivable, less allowance for doubtful accounts of $33,600, $15,600 and $15,600 at December 31, 2022, June 30, 2022 and June 30, 2021	1,312,900	1,501,400	1,294,700
Inventories	4,859,600	4,696,300	2,977,100
Income tax receivable	161,400	161,100	333,300
Prepaid expenses and other current assets	456,800	547,600	350,900
Assets of discontinued operations	-	200	55,300
Total current assets	12,989,900	16,269,300	18,431,100

Property and equipment, net	1,163,200	1,005,600	412,600
Goodwill	115,300	115,300	4,395,400
Other intangible assets, net	1,763,000	2,079,800	2,557,800
Inventories	606,000	-	-
Deferred taxes	-	-	2,489,900
Operating lease right-of-use assets	1,373,600	1,475,500	665,300
Other assets	58,200	62,400	54,300
Total assets	$18,069,200	$21,007,900	$29,006,400

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$887,300	$1,105,900	$453,500
Accrued expenses	821,800	796,000	633,500
Contract liabilities	134,400	29,000	-
Contingent consideration, current portion	-	-	136,600
Bank overdraft	-	-	321,700
Lease liabilities, current portion	276,900	299,300	270,500
Paycheck Protection Program loan	-	-	433,800
Liabilities of discontinued operations	-	-	37,200
Total current liabilities	2,120,400	2,230,200	2,286,800

Contingent consideration payable, less current portion	-	-	23,400
Lease liabilities, less current portion	1,156,200	1,239,600	460,500
Other long-term liabilities	-	-	10,900
Total liabilities	3,276,600	3,469,800	2,781,600

Shareholders’ equity:
Common stock, $.05 par value; 20,000,000, 20,000,000 and 15,000,000 shares authorized; 7,023,401, 7,023,401 and 6,477,945 shares issued; 7,003,599, 7,003,599 and 6,458,143 shares outstanding at December 31, 2022, June 30, 2022 and June 30, 2021	351,200	351,200	324,000
Additional paid-in capital	32,900,800	31,664,100	26,613,500
Accumulated comprehensive loss	(8,400)	(105,600)	(9,200)
Accumulated deficit	(18,398,600)	(14,319,200)	(651,100)
	14,845,000	17,590,500	26,277,200
Less common stock held in treasury at cost, 19,802 shares	52,400	52,400	52,400
Total shareholders’ equity	14,792,600	17,538,100	26,224,800

Total liabilities and shareholders’ equity	$18,069,200	$21,007,900	$29,006,400

See notes to consolidated financial statements

F-14

SCIENTIFIC INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Six Months Ended December 31,		Year Ended June 30,
	2022	2021 (unaudited)	2022 (As Restated)	2021

Revenues	$5,237,800	$5,758,600	$11,400,500	$9,775,200

Cost of revenues	2,919,700	2,836,300	5,663,800	4,799,800

Gross profit	2,318,100	2,922,300	5,736,700	4,975,400

Operating expenses:
General and administrative	2,658,800	2,831,900	5,816,600	4,028,500
Selling	2,349,000	1,942,800	4,310,800	4,031,900
Research and development	1,395,800	1,516,800	2,873,300	1,623,800
Impairment of goodwill and intangible asset	51,500	-	4,280,100	-

Total operating expenses	6,455,100	6,291,500	17,280,800	9,684,200

Loss from operations	(4,137,000)	(3,369,200)	(11,544,100)	(4,708,800)

Other income:
Other income, net	63,900	466,200	185,100	571,600
Interest income	-	49,400	77,300	82,200
Total other income, net	63,900	515,600	262,400	653,800

Loss from continuing operations before income tax expense (benefit)	(4,073,100)	(2,853,600)	(11,281,700)	(4,055,000)

Income tax (benefit), current	-	-	(99,200)	-
Income tax (benefit), expense, deferred	-	(737,300)	2,490,000	(945,000)
Total Income tax (benefit) expense	-	(737,300)	2,390,800	(945,000)

Loss from continuing operations	(4,073,100)	(2,116,300)	(13,672,500)	(3,110,000)

Discontinued operations:

(Loss) Gain from discontinued operations, net of tax	(6,300)	11,000	4,400	(562,500)

Net loss	(4,079,400)	(2,105,300)	(13,668,100)	(3,672,500)

Comprehensive gain (loss):
Unrealized holding gain (loss) on investment securities, net of tax	8,600	(400)	(10,200)	-
Foreign currency translation gain (loss)	88,600	104,000	(86,200)	(9,200)
Comprehensive gain (loss)	97,200	103,600	(96,400)	(9,200)

Total comprehensive loss	$(3,982,200)	$(2,001,700)	$(13,764,500)	$(3,681,700)

Basic and Diluted loss per common share

Continuing operations	$(0.58)	$(0.33)	$(2.06)	$(0.97)
Discontinued operations	$0.00	$0.00	$0.00	$(0.18)
Consolidated operations	$(0.58)	$(0.33)	$(2.06)	$(1.15)

See notes to consolidated financial statements

F-15

SCIENTIFIC INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid-in	Accumulated Other Comprehensive Income	Retained Earnings (Accumulated	Treasury Stock		Total Stockholders'
	Shares	Amount	Capital	(Loss)	Deficit)	Shares	Amount	Equity

Balance as of June 30, 2020	2,881,065	$144,100	$8,608,300	$-	$3,021,400	19,802	$52,400	$11,721,400

Net loss	-	-	-	-	(3,672,500)	-	-	(3,672,500)

Issuance of Common Stock and Warrants, net of issuance cost (Note 14)	3,595,880	179,800	15,894,200	-	-	-	-	16,074,000

Foreign currency translation adjustment				(9,200)	-			(9,200)

Exercise of stock options for Common Stock	1,000	100	3,000	-	-	-	-	3,100

Stock-based compensation	-	-	2,108,000	-	-	-	-	2,108,000

Balance as of June 30, 2021	6,477,945	$324,000	$26,613,500	$(9,200)	$(651,100)	19,802	$52,400	$26,224,800

Net loss (As Restated)	-	-	-	-	(13,668,100)	-	-	(13,668,100)

Issuance of Common Stock and Warrants, net of issuance cost (Note 14)	545,456	27,200	2,700,000	-	-	-	-	2,727,200

Foreign currency translation adjustment	-	-		(86,200)	-	-	-	(86,200)

Unrealized holding loss on investment securities, net of tax	-	-	-	(10,200)	-	-	-	(10,200)

Stock-based compensation	-	-	2,350,600	-	-	-	-	2,350,600

Balance as of June 30, 2022 (As Restated)	7,023,401	$351,200	$31,664,100	$(105,600)	$(14,319,200)	19,802	$52,400	$17,538,100

Net loss	-	-	-	-	(4,079,400)	-	-	(4,079,400)

Foreign currency translation adjustment	-	-		88,600	-	-	-	88,600

Unrealized holding gain on investment securities, net of tax	-	-	-	8,600	-	-	-	8,600

Stock-based compensation	-	-	1,236,700	-	-	-	-	1,236,700

Balance as of December 31, 2022	7,023,401	$351,200	$32,900,800	$(8,400)	$(18,398,600)	19,802	$52,400	$14,792,600

See notes to consolidated financial statements

F-16

SCIENTIFIC INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months ended December 31,		Years Ended June 30,
	2022	2021 (unaudited)	2022 (As Restated)	2021
Operating activities:
Net loss	$(4,079,400)	$(2,105,300)	$(13,668,100)	$(3,672,500)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for bad debt	17,300	-	-	4,000
Extinguishment of debt	-	(433,800)	(433,800)	(531,000)
Impairment of goodwill and intangible asset	51,500	-	4,280,100	-
Depreciation and amortization	380,800	327,300	688,200	251,500
Stock-based compensation	1,236,700	1,266,400	2,350,600	2,108,000
Loss/(Gain) on sale of investment securities	89,200	(4,000)	32,700	(35,600)
Unrealized holding (gain)/loss on investment securities	(18,900)	32,600	233,700	10,400
Change in fair value of contingent consideration	-	(60,000)	(42,500)	(30,000)
Deferred income taxes	-	(733,300)	2,490,000	(1,152,500)
Loss on disposal of subsidiary	-	-	-	405,400
Changes in operating assets and liabilities:
Trade accounts receivable	175,600	(50,100)	(206,700)	(75,500)
Inventories	(733,600)	(637,900)	(1,719,200)	(560,000)
Prepaid and other current assets	89,400	(229,700)	(207,800)	(211,400)
Income tax receivable	(300)	267,300	172,200	1,500
Other assets	4,200	(8,200)	(8,100)	-
Carrying value of right of use assets	103,800	(1,600)	(810,200)	138,000
Accounts payable	(191,500)	461,300	652,400	79,600
Accrued expenses and taxes	27,300	(11,100)	180,300	(195,300)
Contract liabilities	106,500	-	29,000	(20,000)
Lease Liabilities	-	(10,900)	807,900	(105,600)
Other long term liabilities	(107,600)	-	(10,900)	10,900
Total adjustments	(526,200)	(220,900)	(1,121,100)	(937,800)

Net cash used in operating activities	(2,849,000)	(1,931,000)	(5,190,200)	(3,580,100)

Investing activities:
Redemption of investment securities	2,404,200	844,300	2,709,800	6,181,400
Purchase of investment securities	(346,200)	(4,001,200)	(5,634,500)	(9,569,000)
Proceeds from sale of Altamira	-	-	-	440,000
Purchase of Aquila, net of cash acquired	-	-	-	(7,679,000)
Capital expenditures	(253,000)	(163,400)	(757,600)	(198,700)
Purchase of other intangible assets	(1,500)	(66,500)	(67,000)	(58,700)

Net cash provided by (used) in investing activities	1,803,500	(3,386,800)	(3,749,300)	(10,884,000)

Financing activities:
Proceeds from issuance of common stock	-	-	3,000,000	17,080,400
Issuance of common stock and warrants	-	-	(272,800)	(1,006,400)
Payments of contingent consideration	-	-	(98,800)	(168,000)
Proceeds from Payroll Protection Program, net of repayment	-	-	-	401,100
Proceeds from stock options exercised	-	-	-	3,100
Bank overdraft	-	(163,400)	(321,700)	278,600

Net cash received in financing activities	-	(163,400)	2,306,700	16,588,800

Effect of changes in foreign currency exchange rates on cash and cash equivalents	1,500	103,000	(71,300)	(9,200)

Net (decrease) increase in cash and cash equivalents	(1,044,000)	(5,378,200)	(6,704,100)	2,115,500
Cash and cash equivalents, beginning of period	2,971,100	9,675,200	9,675,200	7,559,700
Cash and cash equivalents, end of period	$1,927,100	$4,297,000	$2,971,100	$9,675,200

SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for:
Income taxes	$-	$-	$-	$2,500
Noncash financing activities:
Record right-of-use assets	$104,326	$-	$1,010,900	$-
Record lease liabilities	$104,642	$-	$1,010,400	$-

See notes to consolidated financial statements

F-17

SCIENTIFIC INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Nature of the Business and Basis of Presentation

Scientific Industries, Inc. and its subsidiaries (the “Company”) design, manufacture, and market a variety of benchtop laboratory equipment and bioprocessing products. The Company is headquartered in Bohemia, New York where it produces benchtop laboratory and pharmacy equipment. Additionally, the Company has two other locations in Pittsburgh, Pennsylvania and Baesweiller, Germany, where it designs and produces a variety of bioprocessing products, and an administrative facility in Orangeburg, New York related to sales and marketing. The products, which are sold to customers worldwide, include mixers, shakers, stirrers, refrigerated incubators, pharmacy balances and scales, force gauges, bioprocessing sensors and analytical tools. The Company also sublicensed certain patents and technology under a license agreement which expired in August 2021 and received royalty fees from the sublicenses.

Change in Fiscal Year

The Company’s Board of Directors approved the change in the Company’s fiscal year end to December 31 from June 30, effective November 9, 2022. As a result of this change, the consolidated financial statements include the Company’s financial results for the six-month transition period of July 1, 2022 through December 31, 2022. The information for the six months ended December 31, 2021 is presented for comparative purposes only and is unaudited.

Restatement of Prior Period

On April 12, 2023, the Company, together with the Audit Committee of the Company's Board of Directors (the "Audit Committee") reached a determination that the Company’s consolidated audited financial statements as of and for the fiscal year ended June 30, 2022 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and the Company’s consolidated unaudited financial statement as of and for the quarter period ended September 30, 2022 included in the Company’s Quarterly Reports on Form 10-Q filed with the SEC, collectively the “Non-Reliance Periods”, should no longer be relied upon because of material misstatements contained in those consolidated financial statements.

See Note 19 ("Restatement of Prior Period") below for additional information on the audited consolidated financial statements as of and for the year ended June 30, 2022.

See Note 20 ("Quarterly Financial Data (Unaudited)") below for such restated information on the quarter period ended September 30, 2022.

COVID-19 Update

The challenges posed by the COVID-19 pandemic on the global economy affected the Company with minor or temporary disruptions to its operations. The Company took appropriate action and put plans in place to diminish the effects of COVID-19 on its operations, by implementing the Center for Disease Control’s guidelines for employers in order to protect the Company’s employees’ health and safety, with actions such as implementing work from home, social distancing in the workplace, requiring self-quarantine for any employee showing symptoms, wearing face coverings, and training employees on maintaining a healthy work environment. In fiscal years ended June 30, 2020 and 2021 the Company received loans from the Paycheck Protection Program administered by the U.S. Small Business Administration of which all of the loans were repaid or forgiven through the fiscal year ended June 30, 2022. The forgiven loans were recorded in the Company’s statement of operations as “Other Income. The Company has not experienced and does not anticipate any material impact on its ability to collect its accounts receivable due to the nature of its customers. The Company experienced some delays from its supply chain which delayed delivery of some products, however this is deemed temporary and did not affect the Company’s major product – the Vortex-Genie 2. The extent to which the COVID-19 outbreak ultimately impacts the Company’s business, future revenues, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity and longevity, the actions to curtail the virus and treat its impact (including an effective vaccine), and how quickly and to what extent normal economic and operating conditions can resume. Even after the COVID-19 outbreak has subsided, the Company may be at risk of experiencing a significant impact to its business as a result of the global economic impact, including any economic downturn or recession that has occurred or may occur in the future.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Scientific Industries, Inc., Scientific Packaging Industries, Inc., an inactive wholly-owned subsidiary, Altamira Instruments, Inc. (“Altamira”), a Delaware corporation and wholly-owned subsidiary (discontinued operation as of November 30, 2020), and Scientific Bioprocessing Holdings, Inc. (“SBHI”), a Delaware corporation and wholly-owned subsidiary, which holds 100% of the outstanding stock of Scientific Bioprocessing, Inc. (“SBI”), a Delaware corporation, and aquila biolabs GmbH (“Aquila”), a German corporation, since its acquisition on April 29, 2021, (all collectively referred to as the “Company”). All material intercompany balances and transactions have been eliminated in consolidation.

Liquidity and Uncertainties

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) which contemplate continuation of the Company as a going concern. As of December 31, 2022, the Company expects that it will be able to meet its cash flow needs during the next 12 months from cash on-hand, cash derived from its operations, availability of the Company’s line of credit and if needed, financing through the issuance of additional shares of common stock and warrants to purchase common stock.

The Company’s continued operations is subject to several factors, including market and economic conditions, the Company’s ability to advanced product development and market penetration of our products, and the Company’s ability to negotiate and raise capital.

F-18

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission requires management to make estimates and judgments that affect the amounts reported in the financial statements and accompanying notes. Estimates are used for, but not limited to, the allowance for doubtful accounts, slow-moving inventory reserves, depreciation and amortization, the fair values of intangibles and goodwill, provision or benefit for income taxes, and deferred taxes. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) Topic 606 “Revenue from Contracts with Customers”. The Company accounts for a customer contract when both parties have approved the contract and are committed to perform their respective obligations, each party’s rights can be identified, payment terms can be identified, the contract has commercial substance, and it is probable that the Company will collect substantially all of the consideration to which it is entitled. Revenue is recognized when, or as, performance obligations are satisfied by transferring control of a promised product or service to a customer.

The Company determines revenue recognition through the following steps:

•	Identification of the contract, or contracts, with a customer

•	Identification of the performance obligations in the contract

•	Determination of the transaction price

•	Allocation of the transaction price to the performance obligations in the contract

•	Recognition of revenue when, or as, a performance obligation is satisfied

The Company has made the following accounting policy elections and elected to use certain practical expedients, as permitted by the Financial Accounting Standards Board (“FASB”), in applying ASC Topic 606: 1) All revenues are recorded net of returns, allowances, customer discounts, and incentives; 2) Although sales and other taxes are immaterial, the Company accounts for amounts collected from customers for sales and other taxes, if any, net of related amounts remitted to tax authorities; 3) the Company expenses costs to obtain a contract as they are incurred if the expected period of benefit, and therefore the amortization period, is one year or less; 4) the Company accounts for shipping and handling activities that occur after control transfers to the customer as a fulfillment cost rather than an additional promised service and these fulfillment costs fall within selling expenses; 5) the Company is always considered the principal and never an agent, because it has full control and responsibility until title is transferred to the customer; 6) the Company does not assess whether promised goods or services are performance obligations if they are immaterial in the context of the contract with the customer.

Nature of Products and Services

The Company generates revenues from the following sources: (1) Benchtop Laboratory Equipment and (2) Bioprocessing Systems.

Benchtop laboratory equipment sales comprise primarily of standard benchtop laboratory equipment from its stock to laboratory equipment distributors, or to end users primarily via e- commerce. The sales cycle from time of receipt of order to shipment is very short varying from a day to a few weeks. Customers either pay by credit card (online sales) or Net 30-90, depending on the customer. Once the item is shipped under the FOB terms specified in the order, which is primarily “FOB Factory”, other than a standard warranty, there are no other obligations to the customer. Warranty usually comprises of one to two year parts and labor and is deemed immaterial.

Bioprocessing Systems sales comprise primarily of bioprocessing products, principally products incorporating smart sensors and state of the art software analytics. Products offered for sale include the Cell Growth Quantifier (“CGQ”) for Biomass monitoring in shake flasks, the Liquid Injection System (“LIS”) for automated feeding in shake flasks, and a line of coaster systems and flow-through cells for pH and DO monitoring. The Company, through SBI, sublicensed certain patents and technology it held relating to bioprocessing products exclusively under a license which expired in August 2021, with the University of Maryland, Baltimore County (“UMBC”), for which it received royalties for such patents and technology. The Company was obligated to pay 50% of all royalties received to the entity that licensed the intellectual property to UMBC.

F-19

Segment Reporting

The Company views its operations as two operating segments, that are also the two reporting segments: the manufacture and marketing of standard benchtop laboratory equipment for research in university, hospital and industrial laboratories sold primarily through laboratory equipment distributors and laboratory and pharmacy balances and scales (“Benchtop Laboratory Equipment Operations”), and the manufacture, design, and marketing of bioprocessing systems and products and related royalty income (“Bioprocessing Systems”).

The Company’s chief operating decision maker (“CODM”) regularly reviews revenue and operating income/loss for each segment in determination of allocating resources and assessing financial performance results. The Company eliminates inter-segment activity in the Company’s reporting segment results to be consistent with the information that is presented to the CODM. The Company also included a Non-operating Corporate segment in the Company’s reporting segment results.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with original maturities of 90 days or less to be cash equivalents. At times, cash balances may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limit. As of December 31, 2022, June 30, 2022, and 2021, $1,082,100, $1,984,300 and $8,922,800 respectively of cash balances were in excess of such limit.

Accounts Receivable

In order to record the Company’s accounts receivable at their net realizable value, the Company must assess their collectability. A considerable amount of judgment is required in order to make this assessment, including an analysis of historical bad debts and other adjustments, a review of the aging of the Company’s receivables, and the current creditworthiness of the Company’s customers. The Company has recorded allowances for receivables which it considered uncollectible, including amounts for the resolution of potential credit and other collection issues such as disputed invoices, customer satisfaction claims and pricing discrepancies. However, depending on how such potential issues are resolved, or if the financial condition of any of the Company’s customers was to deteriorate and its ability to make required payments became impaired, increases in these allowances may be required. The Company actively manages its accounts receivable to minimize credit risk. The Company does not obtain collateral for its accounts receivable.

The allowance for doubtful accounts as of December 31, 2021 and June 30, 2022 and 2021, respectively was $33,600, $15,600 and $15,600, respectively.

Investment Securities

The Company’s investment securities are classified as equity securities, mutual funds, and bonds, and are held as available-for-sale and recorded at fair value. Changes in fair value of equity securities and mutual funds are recorded as net unrealized gains or losses in other income (loss), net on the statement of operations and comprehensive loss. Changes in fair value of bonds are recorded as net unrealized gains or losses as a component of other comprehensive income.

The Company determines the cost of the investment sold based on an average cost basis at the individual security level and record the interest income and realized gains or losses on the sale of these investments in other income, net on the statement of operations and comprehensive loss.

Inventories

Current and noncurrent inventories recorded other than those of Aquila, are valued at the lower of cost (determined on a first-in, first-out basis) or net realizable value, and have been reduced by an allowance for excess and obsolete inventories. Inventories of Aquila are valued at the lower of cost (determined on a average cost method) or net realizable value, and have been reduced by an allowance for excess and obsolete inventories. The Company’s inventory allowance is based on management’s estimates and reviews of inventories on hand is based on management’s review of inventories on hand compared to estimated future usage and sales. Cost of work-in-process and finished goods inventories include material, labor and manufacturing overhead. As needed, the Company may purchase critical raw materials that are used in the core production process in quantities that exceed anticipated consumption within the normal operating cycle, which is 12 months. The Company classifies such raw materials that the Company does not expect to consume within the normal operating cycle as noncurrent.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is provided for primarily by the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized by the straight-line method over the remaining term of the related lease or the estimated useful lives of the assets, whichever is shorter.

Goodwill and Finite Lived Intangible Assets and Long-Lived Assets, Net

Goodwill represents the excess of purchase price over the fair value of identifiable net assets acquired in a business combination. Goodwill and long-lived intangible assets are tested for impairment at least annually in accordance with the provisions of Accounting Standards Codification (“ASC”)  No. 350, “Intangibles- Goodwill and Other” (“ASC No. 350”). ASC No. 350 requires that goodwill be tested for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. Application of the goodwill impairment test requires judgment, including the identification of reporting units, assignment of assets and liabilities to reporting units, assignment of goodwill to reporting units, and determination of the fair value of each reporting unit.

F-20

As of December 31, 2022, the Company had two reporting units, the Benchtop Laboratory Equipment Operations and the Bioprocessing Systems. Goodwill is tested for impairment by reporting unit on an annual basis as of December 31, the last day of its fiscal year, and in the interim if events and circumstances indicate that goodwill may be impaired. Prior to the change in the Company’s fiscal year from the last day of June to a calendar fiscal year end, goodwill was tested for impairment on an annual basis as of June 30, the last day of its then fiscal year, and in the interim if events and circumstances indicated that goodwill may be impaired. The voluntary change is preferable under the circumstances as a better alignment with the Company’s strategic planning and forecasting process given the Company’s change in fiscal year end. The events and circumstances that are considered in the Company’s goodwill impairment testing include business climate and market conditions, legal factors, operating performance indicators and competition. Impairment of goodwill is first assessed using a qualitative approach.  If the qualitative assessment suggests that impairment is more likely than not, a quantitative analysis is performed.  The quantitative analysis involves a comparison of the fair value of the reporting unit with its carrying amount.  The fair value is determined using the income approach, which utilizes the present value of expected future cash flows for each reporting unit based on estimate future cash flows, the timing of these cash flows, and a discount rate based on a weighted average cost of capital. The assumptions used to estimate future cash flows and the development of forecasts  used in the fair value determination were based on assumptions made using the best information available at the time, subject to inherent risk and judgement. If the carrying amount of a reporting unit exceeds its fair value, an impairment loss is recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit. To the extent additional information arises, market conditions change, or our strategies change, it is possible that the conclusion regarding whether our remaining goodwill is impaired could change and result in future goodwill impairment charges that will have a material effect on our consolidated financial position or results of operations.

During the six months ended December 31, 2022, the Company performed the annual goodwill impairment analysis. The Company elected to perform the qualitative analysis for the Benchtop Laboratory Equipment Operation reporting unit. These qualitative analyses evaluated factors, including, but not limited to, economic, market and industry conditions, cost factors and the overall financial performance of the reporting unit. In completing these assessments, the Company noted no changes in events or circumstances that indicated that it was more likely than not that the fair value of the reporting unit was less than its carrying amount.

As referenced to “Restatement of Prior Period” in Note 1 above, during the preparation of its audited financial statements for the six-month transition period July 1, 2022 to December 31, 2022, the Company identified an error in the use of future projections and weighted average cost of capital used in the annual goodwill impairment testing of the Company’s Bioprocessing Systems segment. As a result of the annual goodwill impairment analysis, the Company determined the carrying value of the Bioprocessing Systems reporting unit exceeded its fair value and therefore the associated goodwill was impaired. Upon further analysis of the error, the Company determined that a goodwill impairment charge to the Bioprocessing Systems segment should have been applied in the fiscal year ended June 30, 2022. As a result of restating the fiscal year ended June 30, 2022 consolidated financial statements, the Company recorded a goodwill impairment charge of $4,280,100 to the goodwill of the Bioprocessing Systems reporting unit as the excess of carrying value over fair value was higher than the recorded amount of goodwill for the reporting unit. As of December 31, 2022 there was no remaining goodwill to the Bioprocessing System reporting unit.

Intangible assets consist primarily of acquired technology, customer relationships, non-compete agreements, patents, licenses, websites, intellectual property in-process research and development (“IPR&D”), trademarks and trade names. All intangible assets are amortized on a straight-line basis over the estimated useful lives of the respective assets, generally 3 to 10 years. The Company continually evaluates the remaining estimated useful lives of intangible assets that are being amortized to determine whether events or circumstances warrant a revision to the remaining period of amortization. The Company reviews the recoverability of our finite-lived intangible assets and long-lived assets, when events or conditions occur that indicate a possible impairment exists. Determining whether impairment has occurred typically requires various estimates and assumptions, including determining which cash flows are directly related to the potentially impaired asset, the useful life over which cash flows will occur, their amount and the asset’s residual value, if any. The assessment for recoverability is based primarily on our ability to recover the carrying value of its long-lived and finite-lived intangible assets from expected future undiscounted net cash flows. If the total of expected future undiscounted net cash flows is less than the total carrying value of the assets the asset is deemed not to be recoverable and possibly impaired. We then estimate the fair value of the asset to determine whether an impairment loss should be recognized. An impairment loss will be recognized if the asset’s fair value is determined to be less than its carrying value. Fair value is determined by computing the expected future discounted cash flows.

During the six months ended December 31, 2022, the Company determined a technology intangible asset in the Bioprocessing segment was impaired and wrote it down by $51,500, net of accumulated amortization, to its estimated fair value of $0. There was no impairment of intangible assets for the six months ended December 31, 2021 (unaudited) or for the years ending June 30, 2022 and 2021, respectively.

Impairment of Long-Lived Assets

The Company follows the provisions of ASC No. 360-10, “Property, Plant and Equipment - Impairment or Disposal of Long-Lived Assets (“ASC No. 360-10”). ASC No. 360-10 which requires evaluation of the need for an impairment charge relating to long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If an evaluation for impairment is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to determine if a write down to a new depreciable basis is required. If required, an impairment charge is recorded based on an estimate of future discounted cash flows. The Company concluded as of December 31, 2022, June 30, 2022 and 2021, there was no impairment of long-lived assets.

Leases

The Company accounts for its leases under ASC 842, Leases. The Company determines whether an agreement contains a lease at inception based on the Company’s right to obtain substantially all of the economic benefits from the use of the identified asset and its right to direct the use of the identified asset. Lease liabilities represent the present value of future lease payments and the Right-Of-Use (“ROU”) assets represent the Company’s right to use the underlying assets for the respective lease terms. ROU assets and lease liabilities are recognized at the lease commencement date based on the present value of the lease payments over the lease term. The ROU asset is further adjusted to account for previously recorded lease expenses such as deferred rent and other lease liabilities. As the Company’s leases do not provide an implicit rate, the Company used its incremental borrowing rate of 5.0% as the discount rate to calculate the present value of future lease payments, which was the interest rate that its bank would charge for a similar loan.

The Company elected not to recognize a ROU asset and a lease liability for leases with an initial term of twelve months or less. In addition to minimum lease payments, certain leases require payment of a proportionate share of real estate taxes and certain building operating expenses or payments based on an excess of a specified base. These variable lease costs are not included in the measurement of the ROU asset or lease liability due to unpredictability of the payment amount and are recorded as lease expenses in the period incurred. The Company’s lease agreements do not contain residual value guarantees.

The Company elected available practical expedients for existing or expired contracts of lessees wherein the Company is not required to reassess whether such contracts contain leases, the lease classification or the initial direct costs.

F-21

Advertising

Advertising costs are expensed as incurred. Advertising expense amounted to $433,500 and $222,800 for the six months ended December 31, 2022 and 2021 (unaudited), respectively and $628,700 and $399,700 for the years ended June 30, 2022 and 2021, respectively.

Research and Development

Research and development costs consisting of expenses for activities that are useful in developing and testing new products, as well as expenses that may significantly improve existing products, are expensed as incurred.

Stock Compensation Plan

Stock-based compensation is accounted for in accordance with ASC No. 718 “Compensation-Stock Compensation” (“ASC No. 718”) which requires compensation costs related to stock-based payment transactions to be recognized. With limited exceptions, the amount of compensation cost is measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards are measured at each reporting period. Compensation costs are recognized over the period that an employee provides service in exchange for the award.

The Company estimates the fair value of each stock-based grant using the Black-Scholes option pricing model. This model derives the fair value of stock options based on certain assumptions related to expected stock price volatility, expected option life, risk-free interest rate and dividend yield. The expected volatility is based on the historical volatility of the Company's stock price over the most recent period commensurate with the expected term of the stock option award. The estimate expected term is based on management’s analysis of historical exercise activity. The risk-free interest rate is based on published U.S. Treasury rates for a term commensurate with the expected term. The dividend yield is estimated as zero as the Company has not paid dividends in the past and does not have any plans to pay any dividends in the foreseeable future. The Company has elected to account for forfeitures only when they occur.

Foreign currency translation and transactions

The Company has determined that the functional currency and reporting currency for its Aquila operations in Germany is the Euro and the U.S. Dollar, respectively. All assets and liabilities of Aquila are translated at the current exchange rate as of the end of the reporting period, and revenue and expenses are translated at average exchange rates in effect during the period with the resulting gain or loss reflected as a foreign currency cumulative translation adjustment and reported as a component of accumulated other comprehensive income (loss). Gains and losses arising from currency exchange rate fluctuations on transactions denominated in a currency other than the local functional currency are included in other income.

Income taxes

The Company and its subsidiaries file a consolidated U.S. federal income tax return, and a tax return in Germany for Aquila. Income taxes are accounted for under the asset and liability method. The Company provides for federal, and state income taxes currently payable, as well as for those deferred due to timing differences between reporting income and expenses for financial statement purposes versus tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributed to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in income tax rates is recognized as income or expense in the period that includes the enactment date.

In accordance with ASC 740 “Accounting for Income Taxes” (“ASC 740”), the Company evaluated the deferred tax assets to determine if valuation allowances are required or should be adjusted. ASC 740 requires that companies assess whether valuation allowances should be established against their deferred tax assets based on consideration of all available evidence, both positive and negative, using a “more likely than not” standard of whether the deferred tax assets will be realized. As referenced in Note 1 above, as a result of the restated consolidated financial statements as of and for the year ended June 30, 2022, the Company recorded a full valuation allowance of $5,116,000 against the consolidated net deferred tax assets as the Company determined the net deferred tax assets which includes net operating loss carry-forwards and other tax credits, are more likely not to be realized. During the six months ended December 31, 2022, the Company recorded a full valuation allowance of $1,302,600 to the period change in the net deferred tax assets as the Company determined the net deferred tax assets which includes net operating loss carry-forwards and other tax credits, are more likely not to be realized and therefore the Company recorded a full valuation allowance. In the event that in the future the Company changes the determination as to the amount of deferred tax assets that can be realized, the Company will adjust the valuation allowance with a corresponding impact to the provision for income taxes in the period in which such determination is made.

ASC No. 740 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC No. 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. As of December 31, 2022 and June 30, 2022 and 2021, the Company did not have any unrecognized tax benefits related to various federal and state income tax matters.

The Company recognizes interest and penalties on any unrecognized tax benefits as a component of income tax expense. The Company does not have any accrued interest or penalties associated with any unrecognized tax benefits. The Company is subject to U.S. federal income tax, as well as various state jurisdictions. The Company is currently open to audit under the statute of limitations by the federal and state jurisdictions for the fiscal years ended June 30, 2018 and after. The Company is currently open to audit under the statute of limitations by German tax authorities for the years ended December 31, 2018. The Company does not anticipate any material amount of unrecognized tax benefits within the next 12 months.

Earnings (Loss) Per Common Share

Basic earnings or loss per common share is computed by dividing net income (loss) by the weighted-average number of shares outstanding. Diluted earnings or loss per common share includes the dilutive effect of stock options and warrants, if any. The Company was in a net loss position during the six months ended December 31, 2022 and 2021(unaudited), respectively, and the years ended June 30, 2022 and 2021, respectively, therefore the basic loss per share is the same as dilutive loss per share as the inclusion of the weighted-average number of all potential dilutive common shares which consists of stock options and warrants are anti-dilutive.

F-22

Reclassification

Certain balances from fiscal year ended June 30, 2022 have been reclassified to conform to the current year presentation.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Credit Losses-Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 requires entities to use a forward-looking approach based on current expected credit losses (“CECL”) to estimate credit losses on certain types of financial instruments, including trade receivables. This may result in the earlier recognition of allowances for losses. ASU 2016-13 is effective for the Company beginning January 1, 2023, and early adoption is permitted. While we will continue to evaluate the potential impacts of the new guidance, the Company does not believe the potential impact of the new guidance and related codification improvements will be material to its consolidated financial position or results of operations.

3. Fair Value of Financial Instruments

The Company follows ASC 820, “Fair Value Measurement”, which has defined the fair value of financial instruments as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements do not include transaction costs.

The accounting guidance also expands the disclosure requirements around fair value and establishes a fair value hierarchy for valuation inputs. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market. Each fair value measurement is reported in one of the three levels, which is determined by the lowest level input that is significant to the fair value measurement in its entirety. These levels are described below:

Level 1 Inputs that are based upon unadjusted quoted prices for identical instruments traded in active markets

Level 2 Quoted prices in markets that are not considered to be active or financial instruments for which all significant inputs are observable, either directly or indirectly

Level 3 Prices or valuation that require inputs that are both significant to the fair value measurement and unobservable.

In valuing assets and liabilities, the Company is required to maximize the use of quoted market prices and minimize the use of unobservable inputs. The Company calculated the fair value of its Level 1 and 2 instruments based on the exchange traded price of similar or identical instruments where available or based on other observable instruments. These calculations take into consideration the credit risk of both the Company and its counterparties. The Company has not changed its valuation techniques in measuring the fair value of any financial assets and liabilities during the period.

The fair value of the contingent consideration obligations was based on a probability weighted approach derived from the estimates of earn-out criteria and the probability assessment with respect to the likelihood of achieving those criteria. The measurement was based on significant inputs that were not observable in the market, therefore, the Company classified this liability as Level 3 in the following tables.

The following tables set forth by level within the fair value hierarchy the Company’s financial assets that were accounted for at fair value on a recurring basis as of December 31, 2022 and June 30, 2022 and 2021, respectively, according to the valuation techniques the Company used to determine their fair values:

	Fair Value Measurements as of December 31, 2022
	Level 1	Level 2	Level 3	Total
Assets:
Cash and cash equivalents	$1,927,100	$-	$-	$1,927,100
Investment securities	4,035,500	236,600	-	4,272,100

Total	$5,962,600	$236,600	$-	$6,199,200

	Fair Value Measurements as of June 30, 2022
	Level 1	Level 2	Level 3	Total
Assets:
Cash and cash equivalents	$2,971,100	$-	$-	$2,971,100
Investment securities	5,276,600	1,115,000	-	6,391,600

Total	$8,247,700	$1,115,000	$-	$9,362,700

F-23

	Fair Value Measurements as of June 30, 2021
	Level 1	Level 2	Level 3	Total
Assets:
Cash and cash equivalents	$9,675,200	$-	$-	$9,675,200
Investment securities	2,920,600	824,000	-	3,744,600

Total	$12,595,800	$824,000	$-	$13,419,800

Liabilities:
Contingent consideration	$-	$-	$160,000	$160,000

Investments in marketable securities by security type as of December 31, 2022, June 30, 2022 and 2021, respectively, consisted of the following:

As of December 31, 2022:	Cost	Fair Value	Unrealized Holding Gain (Loss)

Equity securities	$118,900	$154,600	$35,700
Mutual funds	4,063,100	3,880,900	(182,200)
Debt Securities	235,400	236,600	1,200
Total	$4,417,400	$4,272,100	$(145,300)

As of June 30, 2022:	Cost	Fair Value	Unrealized Holding Gain (Loss)

Equity securities	$118,800	$151,000	$32,200
Mutual funds	5,299,500	5,125,600	(173,900)
Debt Securities	1,114,100	1,115,000	900
Total	$6,532,400	$6,391,600	$(140,800)

As of June 30, 2021:	Cost	Fair Value	Unrealized Holding Gain (Loss)

Equity securities	$102,200	$154,100	$51,900
Mutual funds	2,752,400	2,766,500	14,100
Debt Securities	832,700	824,000	(8,700)
Total	$3,687,300	3,744,600	$57,300

F-24

The following table sets forth an analysis of changes during the six months ended December 31, 2022 and the years ended June 30, 2022 and 2021, respectively, in Level 3 financial liabilities of the Company’s contingent obligation which require cash payments to the sellers of certain acquired operations based on royalty payments received. There is no contingent consideration obligation as of December 31, 2022. As of June 30, 2022, the contingent consideration obligation was finalized to $117,500, of which $98,800 was paid to the sellers and $18,700 remains unpaid and reclassified into accounts payable.

	As of December 31,	As of June 30,
	2022	2022	2021
Beginning balance	$-	$160,000	$358,000
Decrease in contingent consideration liability	-	(42,500)	(30,000)
Payments	-	(117,500)	(168,000)
Ending balance	$-	$-	$160,000

4. Inventories

	As of December 31,	As of June 30,
	2022	2022	2021
Raw materials	$3,703,900	$3,298,300	$2,170,400
Work-in-process	66,700	55,300	39,600
Finished goods	1,695,000	1,342,700	767,100
Total Inventories	$5,465,600	$4,696,300	$2,977,100

Inventories - Current Asset	$4,859,600	$4,696,300	$2,977,100
Inventories - Noncurrent Asset	606,000	-	-

5. Property and Equipment, Net

	Useful Lives	As of December 31,	As of June 30,
	(Years)	2022	2022	2021
Automobiles	5	$22,000	$22,000	$22,000
Computer equipment	3-5	432,700	327,700	233,500
Machinery and equipment	3-7	1,533,000	1,364,900	1,047,600
Furniture and fixtures	4-10	105,200	105,200	148,800
Leasehold improvements	3-10	272,400	268,900	64,400
		2,365,300	2,088,700	1,516,300

Less accumulated depreciation		$1,202,100	$1,083,100	$1,103,700

Property and Equipment, Net		$1,163,200	$1,005,600	$412,600

Depreciation expense was $115,200 and $53,400 for the six months ended December 31, 2022 and 2021 (unaudited), respectively, and $145,300 and $104,600 for the years ended June 30, 2022 and 2021, respectively.

During the six months ended December 31, 2022 and 2021 (unaudited), respectively and the years ending June 30, 2022 and 2021, respectively, the Company wrote off fully depreciated property and equipment assets for the cost amount of $0, $0, $164,600 and $0, respectively, and for the accumulated depreciated amount of $0, $0, $164,600 and $0, respectively.

6. Goodwill and Finite Lived Intangible Asset

Goodwill represents the excess of the purchase price over the fair value of the net assets acquired in connection with the Company’s acquisitions. Goodwill amounted to $115,300 as of December 31, 2022, and as of June 30, 2022, respectively and $4,395,400 as of June 30, 2021, all of which is expected to be deductible for tax purposes.

F-25

The components of finite lived intangible assets are as follows:

	Useful Lives	Cost	Accumulated Amortization	Net
As of December 31, 2022
Technology, trademarks	3-10 yrs.	$1,216,800	$721,700	$495,100
Trade names	3-6 yrs.	592,300	266,000	326,300
Websites	3-7 yrs.	210,000	210,000	-
Customer relationships	4-10 yrs.	372,200	163,800	208,400
Sublicense agreements	10 yrs.	294,000	294,000	-
Non-compete agreements	4-5 yrs.	1,060,500	602,000	458,500
Patents	5-7 yrs.	595,800	321,100	274,700
		$4,341,600	$2,578,600	$1,763,000

	Useful Lives	Cost	Accumulated Amortization	Net
As of June 30, 2022
Technology, trademarks	3-10 yrs.	$1,278,900	$653,400	$625,500
Trade names	3-6 yrs.	592,300	228,200	364,100
Websites	3-7 yrs.	210,000	210,000	-
Customer relationships	4-10 yrs.	372,200	143,300	228,900
Sublicense agreements	10 yrs.	294,000	294,000	-
Non-compete agreements	4-5 yrs.	1,060,500	504,200	556,300
Patents	5-7 yrs.	594,300	289,300	305,000
		$4,402,200	$2,322,400	$2,079,800

	Useful Lives	Cost	Accumulated Amortization	Net
As of June 30, 2021
Technology, trademarks	5-10 yrs.	$364,700	$362,200	$2,500
Trade names	3-6 yrs.	592,300	152,600	439,700
Websites	3-7 yrs.	210,000	210,000	-
Customer relationships	4-10 yrs.	372,200	102,400	269,800
Sublicense agreements	10 yrs.	294,000	283,000	11,000
Non-compete agreements	4-5 yrs.	1,060,500	308,600	751,900
IPR&D	3-5 yrs.	852,100	134,800	717,300
Patents and other intangible assets	5-7 yrs.	591,500	225,900	365,600
		$4,337,300	$1,779,500	$2,557,800

Total amortization expense was $265,600, $273,900 for the six months ended December 31, 2022 and 2021 (unaudited), respectively and $542,900 and $146,900 for the years ending June 30, 2022 and 2021, respectively.

Estimated future amortization expense of intangible assets as of December 31, 2022 is as follows:

As of December 31,
2023	$516,600
2024	506,100
2025	371,500
2026	193,800
2027	92,600
Thereafter	82,400
Total	$1,763,000

Impairment Loss

As referenced to “Restatement of Prior Period” in Note 1 above, during the preparation of its audited financial statements for the six-month transition period July 1, 2022 to December 31, 2022, the Company identified an error in the use of future projections and weighted average cost of capital used in the annual goodwill impairment testing of the Company’s Bioprocessing Systems segment. As a result of the annual goodwill impairment analysis, the Company determined the carrying value of the Bioprocessing Systems reporting unit exceeded its fair value and therefore the associated goodwill was impaired. Upon further analysis of the error, the Company determined that a goodwill impairment charge to the Bioprocessing Systems segment should have been applied in the fiscal year ended June 30, 2022. As a result of restating the fiscal year ended June 30, 2022 consolidated financial statements, the Company recorded a goodwill impairment charge of $4,280,100 to the goodwill of the Bioprocessing Systems reporting unit as the excess of carrying value over fair value was higher than the recorded amount of goodwill for the reporting unit. As of December 31, 2022 there was no remaining goodwill to the Bioprocessing System reporting unit.

During the six months ended December 31, 2022, the Company determined a technology intangible asset in the Bioprocessing segment was impaired and wrote it down by $51,500, net of accumulated amortization, to its estimated fair value of $0. There was no impairment of intangible assets for six months ended December 31, 2021 (unaudited) or for the years ending June 30, 2022 and 2021, respectively.

F-26

7. Acquisition of Aquila Biolabs GmbH

On April 29, 2021 the Company acquired all the outstanding capital stock of Aquila biolabs GmbH, a German start-up company in Baesweiler, Germany, engaged in the design, production, and sale of bioprocessing systems and products which focus on the control and analysis of bioprocesses in bioreactors and incubation shakers. The acquisition was pursuant to a Stock Purchase Agreement (“SPA”) dated April 28, 2021 with official closing occurring on April 29, 2021 whereby the Company paid an aggregate of $7,880,100 in cash upon closing to the sellers. Aquila’s principal customers are universities, pharmaceutical companies, and industrial companies. The products are sold primarily on a direct basis and to a lesser extent, through distributors.

The acquisition was accounted for under the acquisition method of accounting in accordance with ASC 805, Business Combinations (“ASC 805”) in which the Company is treated as the accounting acquirer. In accordance with ASC 805, the assets acquired and liabilities assumed have been measured at fair value.

For purposes of measuring the estimated fair value, where applicable, of the assets acquired and liabilities assumed, the guidance in ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) has been applied, which establishes a framework for measuring fair value. In accordance with ASC 820, fair value is an exit price and is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Under ASC 805, acquisition-related transaction costs and acquisition-related restructuring charges are not included as components of consideration transferred but are accounted for as expenses in the period in which the costs are incurred.

Management of the Company allocated the purchase price based on its valuation of the assets acquired and liabilities assumed as follows:

Fair value of assets acquired	Amount	Useful life
Current assets:
Cash and cash equivalents	$201,100
Accounts Receivable	159,200
Inventory	187,500
Prepaid expenses and other current assets	25,400
Property, plant and equipment	40,200
Deferred tax asset	800,300
Tradename	452,300	6 years
Non-compete agreements	784,500	4 years
IPR&D	742,100	5 years
Customer relationships	252,200	9 years
Patents and other intangibles	286,200	7 years
Total assets acquired	$3,931,000

Fair value of liabilities assumed:

Accounts payable	$(39,300)
Accrued expenses	(90,300)
Other current liabilities	(59,400)
Total liabilities assumed	(189,000)

Total identifiable net assets	3,742,000
Fair value of consideration transferred	7,880,100
Goodwill	$4,138,100

Accounting Periods Presented

Aquila’s fiscal year ended on December 31. Its historical results have been aligned to more closely conform to the Company’s June 30 fiscal year end by taking Aquila’s interim financial results for six months ended December 31, 2020 and the six months ended June 30, 2021. In addition, certain historical Aquila balances have been reclassified to conform to the unaudited pro forma consolidated presentation. There were no transactions between the two companies during the period presented. No pro forma adjustments were made to conform Aquila’s accounting policies which follow Germany’s generally accepted accounting principles (“German GAAP”) to the Company’s accounting principles, as any differences were deemed immaterial.

The following unaudited consolidated pro forma information is as if the acquisition had occurred on July 1, 2020.

Unaudited Consolidated Pro forma information is as follows:	Year Ended June 30, 2021

Revenues	$10,023,200
Net loss	(4,476,500)

Earnings per share:
Basic	$(1.00)
Diluted	(1.00)

F-27

8. Line of Credit

The Company has a Demand Line of Credit through December 2023 with First National Bank of Pennsylvania which provides for borrowings of up to $300,000 for regular working capital needs, bearing interest at 7.50%. The agreement does not contain any financial covenants and borrowings are secured by a pledge of the Company’s assets including inventory, accounts receivable, chattel paper, equipment and general intangibles of the Company. As of December 31, 2022, June 30, 2022 and June 30, 2021, respectively, there were no borrowings outstanding under the line.

9. Payroll Protection Program Loan Credit

The Company received $563,800 and $433,800 in Payroll Protection Program loans in April 2020 and March 2021, respectively, pursuant to the Paycheck Protection Program loan (“PPP”) administered by the U.S. Small Business Administration through its bank. The first loan was forgiven in June 2021, and reflected as other income, except for $32,700 which was repaid. The second loan was forgiven in December 2021 and is reflected as other income (extinguishment of debt) in the accompanying statements of operations and comprehensive loss.

10. Commitments and Contingencies

Legal Matters

During the normal course of business, the Company may be named from time to time as a party to claims and litigations arising in the ordinary course of business. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with ASC 450, Contingencies. Litigation and contingency accruals are based on our assessment, including advice of legal counsel, regarding the expected outcome of litigation or other dispute resolution proceedings. If the Company determines that an unfavorable outcome is probable and can be reasonably assessed, it establishes the necessary accruals. As of December 31, 2022, the Company is not aware of any contingent legal liabilities that should be reflected in the consolidated financial statements.

Employment Agreements

The Company has an employment agreement with its Chief Executive Officer and President, which expires on June 30, 2025. The agreement contains a provision that within one year of a change of control, if either the Company terminates the employment for any reason other than for “cause” or the Presidents terminates the employment for “good reason”, the President will have the right to receive a lump sum payment equal to three times the average of their total annual compensation paid for the last five years preceding such termination. The employment agreement also contains a termination provisions stipulating that if the Company terminates the employment other than for death, disability, or cause (as such term is defined therein), or if the relevant employee resigns for “good reason” (as such term is defined therein), the Company shall pay severance payments equal to one year’s salary at the rate of the compensation at the time of termination, and continue to pay the regular benefits provided by the Company for a period of one year from termination.

The Company has an employment agreement with its Chairman, which expires on June 30, 2023. The employment agreement contains termination provisions stipulating that if the Company terminates the employment other than for death, disability, or cause (as such term is defined therein), or if the employee resigns for “good reason”(as such term is defined in the agreement) , the Company shall pay severance payments equal to either one year’s salary at the rate of the compensation at the time of termination is employee is terminated within 12 months of the date of the agreement or six months’ salary is the employee is terminated after 12 months of the date of the agreement. The Company will continue to pay the regular benefits provided by the Company for the period equal to the length of the severance payments and pay a pro rata porti’n of any bonus achieved prior to such termination of employment.

The Company has employment agreements with the Chief Executive Officer of Aquila and three managing directors of Aquila for an indefinite term, which can be terminated by either party upon a twelve month written notice for the Chief Executive Officer and a six month written notice for the three managing directors, in accordance with German law. The agreements include a retention bonus of 25,000 euros if the employees do not terminate their employment with the Company within two years after the agreement date or the Company does not terminate their employment for good cause.

11. Related Parties

Consulting Agreement

The Company’s consulting agreement with Mr. Joseph G. Cremonese, a Director of the Company, and his affiliate which provided consulting services on product development, expired on December 31, 2021. The agreement provided that the consultant be paid a monthly retainer fee of $9,000, plus a grant of 20,000 options which were awarded during the year ended June 30, 2020. Consulting expense related to this agreement amounted to $0 and $55,200, for the six months ended December 31, 2022 and 2021 (unaudited) and $55,200 and $108,000 for the years ended June 30, 2022 and 2021, respectively.

The Company’s consulting agreement with Mr. Reinhard Vogt, a former Director of the Company, and his affiliate which provided consulting services was terminated on April 1, 2022. The agreement provided that the consultant be paid a monthly retainer fee of 12,500 euros. The Company paid fees of $0 and $88,500 for the six months ended December 31, 2022 and 2021 (unaudited), respectively and $215,700 and $966,600 for the years ended June 30, 2022 and 2021, respectively. For the year ended June 30, 2021, fees included consulting fees of $207,900 and 125,000 stock options valued at $758,700 on the grant date using the Black-Scholes-Merton option pricing model.

12. Leases

The Company leases certain properties consisting principally of a facility in Bohemia, New York (headquarters) which was amended in September 2021 to increase the space by approximately 25% and extend the lease term through October 2028.The Company also has a facility in Pittsburgh, Pennsylvania for its Bioprocessing Systems Operations through May 2023, and a facility for sales and administration in Orangeburg, New York which was amended in June 2022 to extend the lease term to November 2024. In August and September 2022, the Company entered into two lease agreements to lease motor vehicles for certain employees. The contractual period of each lease is 36 months and the lease was determined to qualify for operating lease treatment upon the lease commencement date. There are no renewal options with any of the leases, no residual values or significant restrictions or covenants other than those customary in such arrangements, and no non-cash activities, and any rent escalations incorporated within the leases are included in the calculation of the future minimum lease payments, as further described below. All of the Company’s leases are deemed operating leases.

As of December 31, 2022, the weighted-average remaining lease term for operating lease liabilities was approximately 5.42 years and the weighted-average discount rate was 5.0%. Total cash payments under these leases were $186,000 for the six month ended December 31, 2022 of which $184,400 was recorded as leases expense.

F-28

The Company’s approximate future minimum rental payments under all operating leases as of December 31, 2022 are as follows:

Year ended December 31,	Amount
2023	$341,900
2024	289,700
2025	267,700
2026	266,600
2027	274,500
Thereafter	200,900
Total future minimum payments	$1,641,300
Less: Imputed interest	(208,200)
Total Present Value of Operating Lease Liabilities	$1,433,100

13. Loss Per Common Share

The Company presents the computation of earnings per share (“EPS”) on a basic basis. Basic EPS is computed by dividing net income or loss by the weighted average number of shares outstanding during the reported period. Diluted EPS is computed similarly to basic EPS, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential additional common shares that were dilutive had been issued. Common shares are excluded from the calculation if they are determined to be anti-dilutive. The following table sets forth the weighted average number of common shares outstanding for each period presented.

	Six months ended December 31,		Year ended June 30,
	2022	2021 (unaudited)	2022 (As Restated)	2021
Weighted average number of common shares outstanding	7,003,599	6,458,143	6,637,471	3,189,602
Effect of dilutive securities:	-	-	-	-
Weighted average number of dilutive common shares outstanding	7,003,599	6,458,143	6,637,471	3,189,602

Basic and diluted loss per common share:
Continuing operations	($0.58)	($0.33)	($2.06)	($0.97)
Discontinued operations	$0.00	$0.00	$0.00	($0.18)
Consolidated operations	($0.58)	($0.33)	($2.06)	($1.15)

Approximately 28,645 and 18,481 shares of the Company's common stock issuable upon the exercise of stock options and warrants, respectively, were excluded from the calculation because the effect would be anti-dilutive due to the loss for the six months ended December 31, 2022. Approximately 109,886 and 0 shares of the Company’s common stock issuable upon the exercise of options and warrants, respectively, were excluded from the calculation because the effect would be anti-dilutive due to the loss for the six months ended December 31, 2021 (unaudited).

Approximately 39,086 and 0 shares of the Company's common stock issuable upon the exercise of stock options and warrants, respectively, were excluded from the calculation because the effect would be anti-dilutive due to the loss for the year ended June 30, 2022. Approximately 88,691 and 0 shares of the Company's common stock issuable upon the exercise of stock options and warrants, respectively, were excluded from the calculation because the effect would be anti-dilutive due to the loss for the year ended June 30, 2021.

14. Common Stock and Warrants

Authorized Shares

On February 25, 2022, at the Company’s Annual Stockholders Meeting, the stockholders of the Company approved an amendment to its Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock by 5,000,000 shares from 15,000,000 to 20,000,000 shares.

The stockholders also approved an amendment to the Company’s 2012 Stock Option Plan (the “2012 Plan”) to increase the number of shares available under the Plan by 943,000 shares, from 307,000 to 1,250,000 shares, which, together with 150,000 shares that were added to the 2012 Plan in 2020, were registered by the Company on a Form S-8 Registration Statement with the Securities and Exchange Commission on March 15, 2021. In addition, the stockholders also approved the adoption of the Company’s 2022 Equity Incentive Plan (the “2022 Plan”) providing for the issuance of up to 1,750,000 shares plus outstanding options granted under the Company’s 2012 Stock Option Plan that expire or are forfeited. The 2022 Plan provides various stock awards including incentive and nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and other stock awards, which can be awarded to employees and directors of the Company and its subsidiaries.

Issuance and Sale of Common Stock

On April 29 2021, the Company received proceeds of approximately $ 7,580,400 from the sale of its securities to private investors upon the issuance of 1,595,880 shares of the Company’s Common Stock at an offering price of $4.75 per share which included warrants to purchase up to 797,940 shares of the Company’s Common Stock exercisable at $ 9.50 per share, and in June 2021 the Company received an additional $9.5 million through the sale of an additional 2,000,000 shares of the Company’s Common Stock at $ 4.75 per share which also included warrants to purchase up to 999,993 of the Company’s Common Stock exercisable at $9.50 per shares. These warrants are exercisable immediately and expire five years from date of issuance. The Company utilized the services of brokers for both transactions and incurred a total of approximately $1.3 million in issuance related costs for broker and legal fees. The Company was required under a registration rights agreement to register the shares, which it did through an S-1 Registration Statement filed with the Securities and Exchange Commission, which became effective on August 13, 2021. The proceeds were used for the Aquila acquisition with the remainder earmarked for the Bioprocessing Systems Operations.

F-29

On March 2, 2022, the Company entered into a Securities Purchase Agreement with certain private investors pursuant to which the Company issued and sold an aggregate of 545,456 shares of common stock and warrants to purchase up to an additional 274,727 shares of common stock, at an offering price of $5.50 per share, for a gross consideration of $3,000,000. The issuance cost related to this private placement stock issuance amounted to approximately $272,800. Under the terms of Securities Purchase Agreement between the Company and the investors, the Company must use commercially reasonable efforts to file a registration statement with the SEC within 90 days of the closing date to register for resale the shares of common stock sold in the private offering, including the shares of common stock issuable upon the exercise of the warrant. The Company filed a S-1 Registration Statement with the Securities and Exchange Commission, which became effective on June 13, 2022.

Warrants

The following table summarizes information about shares issuable under warrants outstanding during the six month ended December 31, 2022 and for the year ended June 30,2022 and 2021, respectively.

	Warrant Shares Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Life
Outstanding and exercisable as of June 30, 2020	1,349,850	$9.00	3.97
Issued	1,797,933	9.50	4.91
Exercised	-	-	-
Expired or cancelled	-	-	-
Outstanding and exercisable as of June 30, 2021	3,147,783	$9.29	4.51
Issued	274,727	5.50	4.67
Exercised	-	-	-
Expired or cancelled	-	-	-
Outstanding and exercisable as of June 30, 2022	3,422,510	$8.98	3.60
Issued	-	-	-
Exercised	-	-	-
Expired or cancelled	-	-	-
Outstanding and exercisable as of December 31, 2022	3,422,510	$8.98	3.10

15. Stock Options

2012 Plan

The Company’s 2012 Plan expired in February 2022, which provided for the grant of options to purchase up to 1,193,000 shares of the Company’s Common Stock, par value $.05 per share (“Common Stock”), plus up to 57,000 shares under options previously granted under the 2002 Stock Option Plan of the Company (the “Prior Plan”).

The 2012 Plan provided for the granting of incentive or non-incentive stock options. Incentive stock options may be granted to employees at an exercise price equal to 100% (or 110% if the optionee owns directly or indirectly more than 10% of the outstanding voting stock) of the fair market value of the shares of Common Stock on the date of the grant. Non-incentive stock options shall be granted at the fair market value of the shares of Common Stock on the date of grant.

F-30

2022 Plan

The Company’s 2022 Plan provides for the issuance of up to 1,750,000 shares of the Company’s Common Stock, par value $. 05 per share, plus outstanding options granted under the Company’s 2012 Stock Option Plan that expire or are forfeited. Incentive stock options may be granted to employees at an exercise price equal to 100% (or 110% if the optionee owns directly or indirectly more than 10% of the outstanding voting stock) of the fair market value of the shares of Common Stock on the date of the grant. Nonstatutory stock options shall be granted at the fair market value of the shares of Common Stock on the date of grant. As of December 31, 2022, 1,874,947 shares of Common Stock were available for grant of options under the 2022 Plan, of which 184,947 shares of Common Stock are from either terminated or expired options from the 2012 Plan.

During the six months ended December 31, 2022 and 2021 (unaudited), the Company granted 0 and 60,000 options under the 2012 Plan, respectively, to employees that had a fair value of $0 and $268,848, respectively. No options were granted under the 2022 plan during the six months ended December 31, 2022 and 2021 (unaudited).

During the years ended June 30, 2022 and 2021, the Company granted 60,000 and 1,094,171 options under the 2012 Plan, respectively, to employees that had a fair value of $268,848 and $7,929,600, respectively. During the year ended June 30, 2022 the Company granted 60,000 options under the 2022 Plan, to employees that had a fair value of $262,372.

The following table summarizes the weighted-average assumptions used for the Black-Scholes option pricing model to determine the fair value of our stock options for the six months ended December 31, 2022 and 2021 (unaudited), respectively, and for the years ended June 30, 2022 and 2021, respectively:

	Six months ended December 31,		Year ended June 30,
	2022	2021 (unaudited)	2022	2021
Expected term (in years)	-	10	10	10
Risk-free interest rate	-	1.42%	1.91%	1.40%
Expected volatility	-	72%	72%	66%
Dividend rate	-	0	0	0

Total stock-based compensation costs were $1,236,700 and $1,266,400 for the six months ended December 31, 2022 and 2021 (unaudited), respectively and $2,350,600 and $2,108,000 for the years ended June 30, 2022 and 2021, respectively.

Stock-based compensation costs related to nonvested awards expected to be recognized in the future are $1,945,300 and $4,527,400 as of December 31, 2022 and 2021 (unaudited) and $3,187,300 and $5,935,000 June 30, 2022 and 2021, respectively.

The weighted-average period over which the nonvested awards is expected to be recognized are 1.14 years and 1.81 years for the six months ended December 31, 2022 and 2021 (unaudited) and 1.51 years and 2.27 years and for the years ended June 30, 2022 and 2021, respectively.

The following table summarizes option activity under all plans during the six months ended December 31, 2022 and 2021 (unaudited) and for the years ended June 30, 2022 and 2021:

	Six months ended December 31,				Year Ending
	2022		2021 (unaudited)		June 30, 2022		June 30, 2021
Shares under option:	Shares	Weighted-Average Exercie Price	Shares	Weighted-Average Exercie Price	Shares	Weighted-Average Exercie Price	Shares	Weighted-Average Exercie Price
Outstanding, beginning	1,158,644	$8.40	1,180,757	$8.73	1,180,757	$8.73	96,586	$4.35
Granted	-	-	60,000	5.85	120,000	5.78	1,094,171	9.07
Exercised	-	-	-	-	-	-	(1,000)	3.05
Forfeited	(42,834)	8.33	(56,000)	10	(142,113)	8.98	(9,000)	3.11
Outstanding, end	1,115,810	$8.40	1,184,757	$8.53	1,158,644	$8.40	1,180,757	$8.73

Options exercisable end of the period	632,175	$8.30	339,743	$7.77	567,594	$8.13	296,821	$7.69
Weighted average fair value per share of options granted during the period		$0.00		$4.48		$4.43		$7.25

NonVested Shares under option:	Shares	Weighted-Average Grant Date Fair Value	Shares	Weighted-Average Grant Date Fair Value	Shares	Weighted-Average Grant Date Fair Value	Shares	Weighted-Average Grant Date Fair Value
Outstanding, beginning	591,050	$6.75	970,082	$7.16	970,082	$7.16	44,352	$3.96
Granted	-	-	60,000	4.48	120,000	4.43	1,094,171	7.25
Vested	(106,248)	6.73	(129,068)	6.85	(356,919)	7.17	(168,441)	6.88
Forfeited	(1,167)	4.48	(56,000)	7.31	(142,113)	6.53	-	0
Outstanding, end	483,635	$6.76	845,014	$7.01	591,050	$6.75	970,082	$7.16

F-31

	Six months ended December 31,
	2022			2021 (unaudited)
	Shares	Weighted-Average Exercise price	Weighted-Average Remaining Contractual term	Shares	Weighted-Average Exercise price	Weighted-Average Remaining Contractual term
Vested Shares under option:	632,175	$8.30	7.30	339,743	$7.77	7.88

	Year Ending June 30,
	2022			2021
	Shares	Weighted-Average Exercise price	Weighted-Average Remaining Contractual term	Shares	Weighted-Average Exercise price	Weighted-Average Remaining Contractual term
Vested Shares under option:	567,594	$8.13	7.73	296,821	$7.69	8.55

	As of December 31, 2022 Options Outstanding			As of December 31, 2022 Exercisable
Range Exercise Price	Number Outstanding	Remaining Contractual Life (Years)	Average Excersie Price	Number Outstanding	Average Excersie Price

$5.35 - $ 11.30	1,055,105	7.85	$8.69	571,470	$8.82
$2.91 - $ 4.65	60,705	4.00	$3.36	60,705	$3.36
	1,115,810			632,175

	As of June 30, 2022 Options Outstanding			As of June 30, 2022 Exercisable
Range Exercise Price	Number Outstanding	Remaining Contractual Life (Years)	Average Excersie Price	Number Outstanding	Average Excersie Price

$5.35 - $ 11.30	1,097,939	8.34	$8.68	506,889	$8.70
$2.91 - $ 4.65	60,705	4.51	$3.37	60,705	$3.37
	1,158,644			567,594

	As of June 30, 2021 Options Outstanding			As of June 30, 2021 Exercisable
Range Exercise Price	Number Outstanding	Remaining Contractual Life (Years)	Average Excersie Price	Number Outstanding	Average Excersie Price

$5.35 - $ 11.30	1,120,052	9.35	$9.03	238,351	$8.76
$2.91 - $ 4.65	60,705	5.28	$3.36	58,470	$3.32
	1,180,757			296,821

16. Segment Information

Segment and geographical information is reported as follows:

Six Months Ended December 31, 2022	Benchtop Laboratory Equipment	Bioprocessing Systems	Corporate	Consolidated

Revenues	$4,608,900	$628,900	$-	$5,237,800
Foreign Sales	1,322,500	478,200	-	1,800,700
Income (Loss) From Operations	203,500	(3,483,200)	(902,300)	(4,137,000)
Assets	8,622,500	5,174,600	4,272,100	18,069,200
Long-Lived Asset Expenditures	34,300	220,200	-	254,500
Depreciation and Amortization	50,100	330,700	-	380,800

F-32

Six Months Ended December 31, 2021 (Unaudited)	Benchtop Laboratory Equipment	Bioprocessing Systems	Corporate	Consolidated

Revenues	$5,031,100	$727,500	$-	$5,758,600
Foreign Sales	2,031,100	521,500	-	2,552,600
Income (Loss) From Operations	851,700	(3,712,700)	(508,200)	(3,369,200)
Assets	9,715,400	10,064,500	9,072,600	28,852,500
Long-Lived Asset Expenditures	66,600	163,300	-	229,900
Depreciation and Amortization	46,600	280,700	-	327,300

Year Ended June 30, 2022 (As Restated)	Benchtop Laboratory Equipment	Bioprocessing Systems	Corporate	Consolidated

Revenues	$9,981,100	$1,419,400	$-	$11,400,500
Foreign Sales	3,702,400	1,101,400	-	4,803,800
Income (Loss) From Operations	1,475,800	(11,369,500)	(1,650,400)	(11,544,100)
Assets	9,538,600	5,077,500	6,391,800	21,007,900
Long-Lived Asset Expenditures	92,500	732,100	-	824,600
Depreciation and Amortization	96,300	591,900	-	688,200

Year Ended June 30, 2021	Benchtop Laboratory Equipment	Bioprocessing Systems	Corporate	Consolidated

Revenues	$9,043,600	$731,600	$-	$9,775,200
Foreign Sales	3,483,700	684,600	-	4,168,300
Income (Loss) From Operations	1,461,300	(4,828,600)	(1,341,400)	(4,708,700)
Assets	14,783,000	8,735,100	5,488,300	29,006,400
Long-Lived Asset Expenditures	60,500	196,900	-	257,400
Depreciation and Amortization	103,100	148,400	-	251,500

Geographical Information

	Six Months Ended
	December 31, 2022		December 31, 2021 (unaudited)
	Revenue (a)	Long-Lived Assets	Revenue (a)	Long-Lived Assets
United States	$3,437,000	$1,710,000	$3,206,000	$5,181,300
All Other Foreign Countries	1,454,700	-	2,276,100	-
Germany	346,100	885,000	276,500	138,000
Total	$5,237,800	$2,595,000	$5,758,600	$5,319,300

(a) Revenues are attributed to countries based on location of customer

F-33

For the six months ended December 31, 2022, one customer accounted for approximately $545,300 revenue from the Benchtop Laboratory Equipment Segment, of which the revenue is 10% or more of the Company’s total revenue. For the six months ended December 31, 2021 (unaudited) and for the year ended June 30, 2022 and 2021, respectively, there are no individual customer accounted for approximately 10% or more of the Company’s total revenue.

A reconciliation of the Company's consolidated segment income/loss from operations to consolidated income (loss) from operations before discontinued operations and income taxes for the six months ended December 31, 2022 and 2021 (unaudited), respectively and for the year ended June 30, 2022 and 2021, respectively are as follows:

Six Months ended December 31, 2022	Benchtop Laboratory Equipment	Bioprocessing Systems	Corporate	Consolidated
Income (Loss) from Operations	$203,500	$(3,438,200)	$(902,300)	$(4,137,000)

Other (expense) income, net	(28,200)	3,600	88,500	63,900

Income (Loss) from operations before discontinued operations and income taxes	$175,300	$(3,434,600)	$(813,800)	$(4,073,100)

Six Months ended December 31, 2021 (unaudited)	Benchtop Laboratory Equipment	Bioprocessing Systems	Corporate	Consolidated
Income (Loss) from Operations	$851,700	$(3,712,700)	$(508,200)	$(3,369,200)

Other (expense) income, net	415,500	52,500	47,600	515,600

Income (Loss) from operations before discontinued operations and income taxes	$1,267,200	$(3,660,200)	$(460,600)	$(2,853,600)

Year ended June 30, 2022 (As Restated)	Benchtop Laboratory Equipment	Bioprocessing Systems	Corporate	Consolidated
Income (Loss) from Operations	$1,475,800	$(11,369,500)	$(1,650,400)	$(11,544,100)

Other (expense) income, net	194,000	(3,100)	71,500	262,400

Income (Loss) from operations before discontinued operations and income taxes	$1,669,800	$(11,372,600)	$(1,578,900)	$(11,281,700)

Year ended June 30, 2021	Benchtop Laboratory Equipment	Bioprocessing Systems	Corporate	Consolidated
Income (Loss) from Operations	$1,461,300	$(4,828,600)	$(1,341,500)	$(4,708,800)

Other (expense) income, net	571,000	600	82,200	653,800

Income (Loss) from operations before discontinued operations and income taxes	$2,032,300	$(4,828,000)	$(1,259,300)	$(4,055,000)

17. Employee Benefit Plans

The Company has a 401(k) profit sharing plan covering all its employees, which provides for voluntary employee salary contributions not to exceed the statutory limitations provided by the Internal Revenue Code. The plan provides for Company matching contribution equal to 100% of employee’s deferral up to 3% of pay, plus 50% of employee’s deferral over 3% of pay up to 5%. Total matching contributions amounted to $58,600 and $53,400 for the six months ended December 31, 2022 and 2021 (unaudited), respectively and $112,400 and $90,700 for the six years ended June 30, 2022 and 2021, respectively.

F-34

18. Income Taxes

The Domestic and foreign Components of loss before taxes are:

	Six Months ended	Year ended
	December 31, 2022	2022 (As Restated)	2021
U.S. operations	$(3,285,900)	$(8,985,600)	$(3,764,500)
Non-U.S. operations	(787,200)	(2,296,100)	(290,500)
Total loss before taxes	$(4,073,100)	$(11,281,700)	$(4,055,000)

The provision for income taxes is comprised of:

	Six Months ended	Year ended
	December 31, 2022	2022 (As Restated)	2021
U.S. federal taxes:
Current	$-	$(99,200)	$-
Deferred	-	1,693,700	(1,152,500)
Non-U.S. taxes:
Current	-	-	-
Deferred	-	800,300	-
Total provision for income taxes	$-	$2,394,800	$(1,152,500)

Total provision for income taxes allocated to continuing operations for the six month ended December 31, 2022, and for the year ended June 30, 2022 (as restated) and 2021, respectively was $0, $2,390,800, and ($945,000), respectively.

Total provision for income taxes allocated to discontinued operations for the six month ended December 31, 2022, and for the year ended June 30, 2022 (as restated) and 2021, respectively was $0, $4,000, and ($207,500), respectively.

In accordance with ASC 740 “Accounting for Income Taxes” (“ASC 740”), the Company evaluated the deferred tax assets to determine if valuation allowances are required or should be adjusted. ASC 740 requires that companies assess whether valuation allowances should be established against their deferred tax assets based on consideration of all available evidence, both positive and negative, using a “more likely than not” standard of whether the deferred tax assets will be realized. As referenced in Note 1 above, as a result of the restated consolidated financial statements as of and for the year ended June 30, 2022, the Company recorded a full valuation allowance of $5,116,000 against the consolidated net deferred tax assets as the Company determined the net deferred tax assets which includes net operating loss carry-forwards and other tax credits, are more likely not to be realized and therefore the Company recorded a full valuation allowance. During the six months ended December 31, 2022, the Company recorded a full valuation allowance of $1,302,600 to the period change in the net deferred tax assets as the Company determined the net deferred tax assets which includes net operating loss carry-forwards and other tax credits, are more likely not to be realized and therefore the Company recorded a full valuation allowance. In the event that in the future the Company changes the determination as to the amount of deferred tax assets that can be realized, the Company will adjust the valuation allowance with a corresponding impact to the provision for income taxes in the period in which such determination is made.

The reconciliation of the provision for income taxes at the federal statutory rate of 21% to the actual income tax expense (benefit) for the applicable fiscal year is as follows:

	Six Months ended	Year ended
	December 31, 2022	2022 (As Restated)	2021
Computed “expected” income tax benefit	$(855,400)	$(2,369,200)	$(1,014,300)
Research and development credits	(49,600)	(99,200)	(93,900)
Incentive Stock Option Expense	36,600	64,300	59,500
PPP Loan Forgiveness	-	(91,100)	(111,700)
Valuation allowance	1,302,600	5,116,000	-
Aquila Biolabs GmbH operating loss	(245,700)	(717,100)	-
Return to provision, and other True-ups	(187,800)	-	-
Other, net	(700)	491,100	7,900
Income tax expense /(benefit)	$-	$2,394,800	$(1,152,500)

Income tax expense/(benefit) allocated to continuing operations for the six month ended December 31, 2022, and for the year ended June 30, 2022 (as restated) and 2021, respectively was $0, $2,390,800, and ($945,000), respectively.

Income tax expense/(benefit) allocated to discontinued operations for the six month ended December 31, 2022, and for the year ended June 30, 2022 (as restated) and 2021, respectively was $0, $4,000, and ($207,500), respectively.

F-35

The Company’s expected income tax expense (benefit) differs from its provision for income tax expense primarily due to the Company’s evaluation of its net deferred tax assets and the Company’s related assessment to record a full valuation allowance against those net deferred tax assets in applying the more-likely than not standard that is required under the applicable guidance under Generally Accepted Accounting Principles in the US.

Deferred tax assets and liabilities consist of the following:

	As of	As of June 30,
	December 31, 2022	2022 (As Restated)	2021
Deferred tax assets:
Amortization of intangible assets, including goodwill	$377,800	$326,600	$374,000
Research and development credits	416,900	367,400	164,600
Goodwill impairment	898,800	898,800	-
Capitalized research and development expenses	276,900	-	-
Various accruals	92,200	50,400	64,600
Stock options expense	1,047,600	710,500	383,200
Net operating loss	3,353,100	2,769,400	1,515,800
Other	57,600	52,900	24,900
Subtotal	$6,520,900	$5,176,000	$2,527,100

Deferred tax liability:
Depreciation of property	(102,300)	(60,000)	(37,200)

Less valuation allowance	(6,418,600)	(5,116,000)	-

Net deferred tax assets	$-	$-	$2,489,900

The Company has federal net operating loss (“NOL”) carryforwards of $7,571,300, $5,961,700 and $3,407,000 as of December 31, 2022, June 30, 2022 and 2021, respectively, with no expiration date, which are available to reduce future taxable income. The Company has foregin NOL carryforwards of $5,645,900, $4,858,700 and $2,562,600 as of December 31, 2022, June 30, 2022 and 2021, respectively, with no expiration date, which are available to reduce future taxable income. Under the 2017 Tax Cuts and Jobs Act (the “Tax Act”), federal carryforwards may be carried forward indefinitely. All of the Company’s NOL carryforwards were generated on or after December 31, 2017, the effective date for TCJA NOL’s.

F-36

19. Restatement of Prior Period

As of and for the fiscal year ended June 30, 2022, the Company previously reported no valuation allowance against the Company’s net deferred tax assets and the Company previously reported no goodwill impairment charge against the Bioprocessing Systems reporting unit’s goodwill.  Upon further analysis, the Company has determined the net deferred tax assets which includes net operating loss carry-forwards and other tax credits, are more likely not to be realized and therefore the Company recorded a full valuation allowance of $5,116,00 against the net deferred tax assets as of and for the fiscal year ended June 30, 2022. Additionally, upon further analysis, the Company has determined the carrying value of the Bioprocessing Systems reporting unit exceeded its fair value and that the associated goodwill was impaired. The Company recorded a goodwill impairment charge of $4,280,100 to write off all the goodwill allocated to the Bioprocessing Systems reporting unit as the excess of carrying value over fair value was higher than the recorded amount of goodwill for the reporting unit, as of and for the fiscal year ended June 30, 2022.

Description of Annual Restatement Tables

The following tables present the effect of the restatement on our previously reported consolidated statement of operations and comprehensive loss, balance sheet, statement of changes in stockholders’ equity, and statement of cash flows for the year ended June, 2022 for which the values were derived from our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 filed on September 28,2022.  Certain reclassifications between captions on the statement of cash flows are included in the effect of restatement column to conform to current reporting.

F-37

SCIENTIFIC INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2022

	As Filed	Effect of Restatement		As Restated
ASSETS
Current assets:
Cash and cash equivalents	$2,971,100	$		$2,971,100
Investment securities	6,391,600			6,391,600
Trade accounts receivable, less allowance for doubtful accounts of $15,600 at June 30, 2022 and June 30, 2021	1,501,400			1,501,400
Inventories	4,696,300			4,696,300
Income tax receivable	161,100			161,100
Prepaid expenses and other current assets	547,600			547,600
Assets of discontinued operations	200			200
Total current assets	16,269,300		-	16,269,300

Property and equipment, net	1,005,600			1,005,600
Goodwill	4,395,400		(4,280,100)	115,300
Other intangible assets, net	2,079,800			2,079,800
Deferred taxes	3,743,600		(3,743,600)	-
Operating lease right-of-use assets	1,475,500			1,475,500
Other assets	62,400			62,400
Total assets	$29,031,600		$(8,023,700)	$21,007,900

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,105,900	$		$1,105,900
Accrued expenses	796,000			796,000
Contract liabilities	29,000			29,000
Contingent consideration, current portion	-			-
Bank overdraft
Lease liabilities, current portion	299,300			299,300
Paycheck Protection Program loan	-			-
Liabilities of discontinued operations	-			-
Total current liabilities	2,230,200			2,230,200

Contingent consideration payable, less current portion	-			-
Lease liabilities, less current portion	1,239,600			1,239,600
Other long-term liabilities	-			-
Total liabilities	3,469,800			3,469,800

Shareholders’ equity:
Common stock, $.05 par value; 20,000,000 and 15,000,000 shares authorized; 7,023,401 and 6,477,945 shares issued; 7,003,599 and 6,458,143 shares outstanding at June 30, 2022 and June 30, 2021	351,200			351,200
Additional paid-in capital	31,664,100			31,664,100
Accumulated comprehensive loss	(105,600)			(105,600)
Accumulated deficit	(6,295,500)		(8,023,700)	(14,319,200)
	25,614,200		(8,023,700)	17,590,500
Less common stock held in treasury at cost, 19,802 shares	52,400			52,400
Total shareholders’ equity	25,561,800		(8,023,700)	17,538,100

Total liabilities and shareholders’ equity	$29,031,600		$(8,023,700)	$21,007,900

F-38

SCIENTIFIC INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEAR ENDED JUNE 30, 2022

	As Filed	Effects of Restatement		As Restated

Revenues	$11,400,500	$		$11,400,500

Cost of revenues	5,663,800			5,663,800

Gross profit	5,736,700			5,736,700

Operating expenses:
General and administrative	5,816,600			5,816,600
Selling	4,310,800			4,310,800
Research and development	2,873,300			2,873,300
Goodwill impairment charge	-		4,280,100	4,280,100

Total operating expenses	13,000,700		4,280,100	17,280,800

Loss from operations	(7,264,000)		(4,280,100)	(11,544,100)

Other income:
Other income, net	185,100			185,100
Interest income	77,300			77,300
Total other income, net	262,400		-	262,400

Loss from continuing operations before income tax benefit	(7,001,600)		(4,280,100)	(11,281,700)

Income tax benefit, current	(99,200)		-	(99,200)
Income tax (benefit)/expense, deferred	(1,253,600)		3,743,600	2,490,000
Total income tax (benefit)/expense	(1,352,800)		3,743,600	2,390,800

Loss from continuing operations	(5,648,800)		(8,023,700)	(13,672,500)

Discontinued operations (Note 18):

Gain (loss) from discontinued operations, net of tax	4,400			4,400

Net loss	(5,644,400)		(8,023,700)	(13,668,100)

Comprehensive gain (loss):
Unrealized holding loss on investment securities, net of tax	(10,200)			(10,200)
Foreign currency translation adjustment	(86,200)			(86,200)
Comprehensive loss	(96,400)		-	(96,400)

Total comprehensive loss	$(5,740,800)		$(8,023,700)	$(13,764,500)

Basic loss per common share

Continuing operations	$(0.85)		$(1.21)	$(2.06)
Discontinued operations	$0.00		$0.00	$0.00
Consolidated operations	$(0.85)		$(1.21)	$(2.06)

F-39

SCIENTIFIC INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED JUNE 30, 2022

	Common Stock		Additional Paid-	Accumulated Other Comprehensive	Retained Earnings (Accumulated	Treasury Stock		Total Stockholders'
	Shares	Amount	in Capital	Income (Loss)	Deficit)	Shares	Amount	Equity
As Filed
Balance as of June 30, 2021	6,477,945	$324,000	$26,613,500	$(9,200)	$(651,100)	19,802	$52,400	$26,224,800

Net loss	-	-	-	-	(5,644,400)	-	-	(5,644,400)

Issuance of Common Stock and Warrants, net of issuance cost (Note 14 )	545,456	27,200	2,700,000	-	-	-	-	2,727,200

Foreign currency translation adjustment	-	-		(86,200)	-	-	-	(86,200)

Unrealized holding loss on investment securities, net of tax	-	-	-	(10,200)	-	-	-	(10,200)

Stock-based compensation	-	-	2,350,600	-	-	-	-	2,350,600

Balance as of June 30, 2022 - As filed	7,023,401	$351,200	$31,664,100	$(105,600)	$(6,295,500)	19,802	$52,400	$25,561,800

Effects of Restatement - Net loss June 30, 2022	-	-	-	-	(8,023,700)	-	-	(8,023,700)

As Restated
Balance as of June 30, 2022	7,023,401	$351,200	$31,664,100	$(105,600)	$(14,319,200)	19,802	$52,400	$17,538,100

F-40

SCIENTIFIC INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED JUNE 30, 2022

	As Filed	Effect of restatement	As Restated
Operating activities:
Net loss	$(5,644,400)	$(8,023,700)	$(13,668,100)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss/(Gain) on sale of investments	32,700		32,700
Unrealized holding loss on investments	233,700		233,700
Provision for bad debt			-
Extinguishment of debt	(433,800)		(433,800)
Depreciation and amortization	688,200		688,200
Deferred income taxes	(1,253,600)	3,743,600	2,490,000
Loss on disposal of subsidiary	-		-
Stock-based compensation	2,350,600		2,350,600
Change in fair value of contingent consideration	(42,500)		(42,500)
Goodwill impairment charge		4,280,100	4,280,100
Changes in operating assets and liabilities:
Trade accounts receivable	(206,700)		(206,700)
Inventories	(1,719,200)		(1,719,200)
Carrying value of right of use assets	(810,200)		(810,200)
Income tax receivable	172,200		172,200
Prepaid and other current assets	(207,800)		(207,800)
Accounts payable	652,400		652,400
Deferred Revenue	-		-
Contract liabilities	29,000		29,000
Contingent Consideration	-		-
Lease Liabilities	807,900		807,900
Other assets	(8,100)		(8,100)
Other long term liabilities	(10,900)		(10,900)
Accrued expenses and taxes	180,300		180,300
Total adjustments	454,200	-	8,477,900

Net cash used in operating activities	(5,190,200)	-	(5,190,200)

Investing activities:
Redemption of investment securities	2,709,800		2,709,800
Purchase of investment securities	(5,634,500)		(5,634,500)
Proceeds from sale of Altamira	-		-
Purchase of Aquila, net of cash acquired	-		-
Capital expenditures	(757,600)		(757,600)
Purchase of other intangible assets	(67,000)		(67,000)
Net cash used in investing activities	(3,749,300)		(3,749,300)

Financing activities:
Proceeds from issuance of common stock	3,000,000		3,000,000
Issuance of common stock and warrants	(272,800)		(272,800)
Payments of contingent consideration	(98,800)		(98,800)
Bank overdraft	(321,700)		(321,700)

Net cash received provided by financing activities	2,306,700		2,306,700

Effect of changes in foreign currency exchange rates on cash and cash equivalents	(71,300)		(71,300)

Net decrease in cash and cash equivalents	(6,704,100)		(6,704,100)
Cash and cash equivalents, beginning of year	9,675,200		9,675,200
Cash and cash equivalents, end of year	$2,971,100		$2,971,100

SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for:
Income taxes	$-		$-
Noncash financing activities:
Record right-of-use assets	$1,010,900		$1,010,900
Record lease liabilities	$1,010,400		$1,010,400

F-41

20. QUARTERLY FINANCIAL DATA (Unaudited)

Description of Quarterly Restatement Tables

In lieu of filing amended quarterly reports on Form 10-Q, the following tables below present the effect of the restatement on our previously reported consolidated statements of operations and comprehensive loss, balance sheets, statements of changes in stockholders’ equity, and statements of cash flows for which the values were derived from our Quarterly Reports on Form 10-Q for the interim period ended September 30, 2022.  Certain reclassifications between captions on the statements of cash flows are included in the effect of restatement columns to conform to current reporting. For further information on the restatement, refer to Note 19 ("Restatement Of Prior Period").

F-42

SCIENTIFIC INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

	As of September, 30, 2022
	As Filed	Effect of Restatement		As Restated
ASSETS
Cash and cash equivalents	$2,437,700	$		$2,437,700
Investment securities	5,298,600			5,298,600
Trade accounts receivable, less allowance for doubtful accounts of $15,600 at September 30, 2022 and June 30, 2022	1,141,300			1,141,300
Inventories	4,956,200			4,956,200
Income tax receivable	161,400			161,400
Prepaid expenses and other current assets	510,400			510,400
Assets of discontinued operations	-			-
Total current assets	14,505,600			14,505,600
				-
Property and equipment, net	1,066,200			1,066,200
Goodwill	4,395,400		(4,280,100)	115,300
Other intangible assets, net	1,943,600			1,943,600
Deferred taxes	4,160,800		(4,160,800)	-
Operating lease right-of-use assets	1,442,100			1,442,100
Other assets	62,400			62,400
				-
Total assets	$27,576,100		$(8,440,900)	$19,135,200
				-
LIABILITIES AND SHAREHOLDERS’ EQUITY				-
Current liabilities:				-
Accounts payable	$452,800	$		$452,800
Accrued expenses	762,500			762,500
Deferred Revenue	-			-
Contingent consideration	-			-
Bank overdraft	84,000			84,000
Lease liabilities, current portion	284,400			284,400
Finance Lease liabilities, current portion	-			-
Paycheck Protection Program loan	-			-
Liabilities of discontinued operations	-			-
Total current liabilities	1,583,700			1,583,700
				-
Contingent consideration payable, less current portion	-			-
Lease liabilities, less current portion	1,218,700			1,218,700
Other long-term liabilities	-			-
				-
Total liabilities	2,802,400			2,802,400
				-
Shareholders’ equity:				-
Common stock, $.05 par value; 20,000,000 and 15,000,000 shares authorized; 7,023,401 and 6,477,945 shares issued; 7,003,599 and 6,458,143 shares outstanding at September 30, 2022 and June 30, 2022	351,200			351,200
Additional paid-in capital	32,282,200			32,282,200
Accumulated comprehensive loss	(219,800)			(219,800)
Accumulated deficit	(7,587,500)		(8,440,900)	(16,028,400)
	24,826,100		(8,440,900)	16,385,200
Less common stock held in treasury at cost, 19,802 shares	52,400			52,400
Total shareholders’ equity	24,773,700		(8,440,900)	16,332,800
				-
Total liabilities and shareholders’ equity	$27,576,100		$(8,440,900)	$19,135,200

F-43

SCIENTIFIC INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For the three Months Ended September 30, 2022
	As filed	Effect on Restatement		As Restated
Revenues	$2,670,000	$		$2,670,000

Cost of revenues	1,320,900			1,320,900

Gross profit	1,349,100			1,349,100

Operating expenses:
General and administrative	1,607,500			1,607,500
Selling	875,700			875,700
Research and development	560,100			560,100

Total operating expenses	3,043,300			3,043,300

Loss from operations	(1,694,200)			(1,694,200)

Other expense,net	(15,000)			(15,000)

Loss from continuing operations before income tax benefit	(1,709,200)			(1,709,200)

Income tax benefit, deferred	(417,200)		417,200	-

Loss from continuing operations	(1,292,000)		(417,200)	(1,709,200)

Discontinued operations (Note 10):

Gain from discontinued operations, net of tax	-			-

Net loss	(1,292,000)		(417,200)	(1,709,200)

Comprehensive loss
Unrealized holding loss on investment securities, net of tax	4,100			4,100
Foreign currency translation (loss) gain adjustment	(118,300)			(118,300)
Comprehensive (loss) gain	(114,200)			(114,200)

Total comprehensive loss	$(1,406,200)		$(417,200)	$(1,823,400)

Basic and diluted loss per common share

Continuing operations	$(0.18)		$(0.06)	$(0.24)
Discontinued operations	$0.00		$0.00	$0.00
Consolidated operations	$(0.18)		$(0.06)	$(0.24)

F-44

SCIENTIFIC INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (Unaudited)

	Common Stock		Additional Paid-in	Accumulated Other Comprehensive	Retained Earnings (Accumulated	Treasury Stock		Total Stockholders'
	Shares	Amount	Capital	Income (Loss)	Deficit)	Shares	Amount	Equity

As Filed
Balance as of June 30, 2022 (unaudited)	7,023,401	$351,200	$31,664,100	$(105,600)	$(6,295,500)	19,802	$52,400	$25,561,800

Net loss	-	-	-	-	(1,292,000)	-	-	(1,292,000)

Foreign currency translation adjustment	-	-	-	(118,300)	-	-	-	(118,300)

Unrealized holding loss on investment securities, net of tax	-	-	-	4,100	-	-	-	4,100

Stock-based compensation	-	-	618,100	-	-	-	-	618,100

Balance as of September 30, 2022 (Unaudited)	7,023,401	$351,200	$32,282,200	$(219,800)	$(7,587,500)	19,802	$52,400	$24,773,700

Effect on Restatement
Adjustment to year end June 30, 2022 Net loss	-	-	-	-	(8,023,700)	-	-	(8,023,700)
Adjustment to Three month ended September 30,2022 Net Income					(417,200)			(417,200)

As Restated
Balance as of September 30, 2022 (unaudited)	7,023,401	$351,200	$32,282,200	$(219,800)	$(16,028,400)	19,802	$52,400	$16,332,800

F-45

SCIENTIFIC INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	For the three months ended September 30, 2022
	As Filed	Effect on Restatement	As Restated

Operating activities:
Net loss	$(1,292,000)	$(417,200)	$(1,709,200)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	188,900		188,900
Stock-based compensation	618,100		618,100
Loss on sale of investments	56,900		56,900
Unrealized holding loss on investments	12,100		12,100
Deferred income taxes	(417,200)	417,200	-
Changes in operating assets and liabilities:
Trade accounts receivable	391,200		391,200
Inventories	(334,100)		(334,100)
Prepaid and other current assets	26,400		26,400
Income tax receivable	(300)		(300)
Operating lease right of use assets	29,700		29,700
Accounts payable	(674,800)		(674,800)
Accrued expenses	(11,100)		(11,100)
Deferred Revenue	(27,900)		(27,900)
Lease Liabilities	(32,200)		(32,200)
Other long term liabilities	-		-

Net cash used in operating activities	(1,466,300)	-	(1,466,300)

Investing activities:
Redemption of investment securities	1,043,000		1,043,000
Purchase of investment securities	(14,800)		(14,800)
Capital expenditures	(160,100)		(160,100)
Purchase of other intangible assets	(1,500)		(1,500)
Payment of Finance Lease Obligations	-		-

Net cash provided by (used) in investing activities	866,600	-	866,600

Financing activities:
Bank overdraft	84,000		84,000

Net cash provided by (used) in financing activities	84,000		84,000

Effect of changes in foreign currency exchange rates on cash and cash equivalents	(17,700)		(17,700)
	-	-	-
Net decrease in cash and cash equivalents	(533,400)	-	(533,400)
Cash and cash equivalents, beginning of period	2,971,100		2,971,100
Cash and cash equivalents, end of period	$2,437,700	$-	$2,437,700
		-
SUPPLEMENTAL DISCLOSURES:
Noncash financing activities:
Record right of use assets	$41,100		$41,100
Record lease liabilities	$38,800		$38,800

F-46

Restated Loss per share for the three months ended September, 30, 2022

	As filed	Effect of Restatement	As Restated
Weighted average number of common shares outstanding	7,003,599		7,003,599
Effect of dilutive securities:	-		-
Weighted average number of dilutive common shares outstanding	7,003,599		7,003,599

Basic and diluted loss per common share:
Continuing operations	$(0.18)	$(0.06)	$(0.24)
Discontinued operations	-	-	-
Consolidated operations	$(0.18)	$(0.06)	$(0.24)

F-47

______ Shares

Common Stock

Craig- Hallum

PROSPECTUS

, 2023

38

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the issuance and distribution of the securities being registered are:

SEC Registration Fee	$-
FINRA filing fee	2,075
Initial Nasdaq Capital Market listing fee	-
Blue sky qualification fees and expenses	-
Printing and engraving expenses	-
Accounting Fees and Expenses	-
Legal Fees and Expenses	-
Transfer agent and registrar fees and expenses	-
Miscellaneous Fees and Expenses	-
Total	$2,075

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, provides that a corporation may, in its original certificate of incorporation or an amendment thereto, eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions or (4) for any transaction from which a director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

Our amended certificate of incorporation as currently in effect provides for the indemnification of directors to the fullest extent permissible under Delaware law.

Our amended and restated bylaws as currently in effect provide for the indemnification of officers and directors acting on our behalf if this person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

In addition, we have entered into separate indemnification agreements with certain of our executive officers and directors. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. We intend to enter into indemnification agreements with any new directors and executive officers in the future.

We have purchased and intend to maintain insurance on behalf of us and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

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ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Sale of Common Stock and Warrant - March 2, 2022

On March 2, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”) pursuant to which the Company sold, and the Investors purchased, an aggregate of 549,456 shares of common stock (the “Shares”) and warrants (the “Warrants”) to purchase up to an additional 274,727 shares of common stock (the “Warrant Shares”), at an offering price of $5.50 per share, for a total consideration of $3,000,008. The closing under the Purchase Agreement occurred on March 2, 2022, and the Company intends to use the net proceeds from the sale of the securities for working capital needs.

Each Warrant is exercisable for the purchase of one share of the Company’s common stock at an exercise price of $5.50 per share. The Warrants are immediately exercisable and expire five years from their date of issuance. If at any time commencing 12 months from the Closing Date, but before the expiration of the Warrant, the volume weighted average pricing of the Company’s common stock exceeds $11.00 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like) for each of thirty consecutive trading days, then the Company may, at any time in its sole discretion, call for the exercise of the Warrant, in its entirety.

The Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors to have the Shares and Warrant Shares included in a registration statement to be prepared and filed with the Securities and Exchange Commission within 90 days of the closing date, so as to permit the registered resale of the Shares and the Warrant Shares. Under the Registration Rights Agreement, the Company shall use its best efforts to have such registration statement declared and maintained effective for a period of one (1) year following the initial date of effectiveness. In addition, the holders of at 200,000 of the shares eligible for registration under the Registration Rights Agreement shall have the right (up to two times), exercisable at any time prior to March 2. 2027, to request that the Company file with the Securities and Exchange Commission a registration statement for all or part of such shares beneficially owned by the holders of such shares.

The sale of the Shares and Warrants was made in a private placement transaction, pursuant to the exemption provided by Section 4(2) of the Securities Act and certain rules and regulations promulgated under that section and pursuant to exemptions under state securities laws.

Sale of Common Stock and Warrant – June 18, 2021

On June 18 , 2021, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”) pursuant to which the Company sold, and the Investors purchased, an aggregate of 2,000,000 shares of common stock (the “Shares”) and warrants (the “Warrants”) to purchase up to an additional 1,000,000 shares of common stock (the “Warrant Shares”), at an offering price of $4.75 per share, for a total consideration of $9,500,000. The closing under the Purchase Agreement occurred on June 18, 2021, and the Company intends to use the net proceeds from the sale of the securities for working capital needs of its Bioprocessing Systems Operations.

Each Warrant is exercisable for the purchase of one share of the Company’s common stock at an exercise price of $9.50 per share. The Warrants are immediately exercisable and expire five years from their date of issuance. If at any time commencing 12 months from the Closing Date, but before the expiration of the Warrant, the volume weighted average pricing of the Company’s common stock exceeds $19.00 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like) for each of thirty consecutive trading days, then the Company may, at any time in its sole discretion, call for the exercise of the Warrants, in their entirety.

The Company also entered into Amendment No. 1 to Registration Rights Agreement dated June 18, 2021 (the “Amendment”) with the Investors, pursuant to which the Investors were allowed to become a party to the Registration Rights Agreement dated April 29, 2021 (the “Registration Rights Agreement”) and have the Shares and Warrant Shares included in a registration statement to be prepared and filed with the Securities and Exchange Commission so as to permit the registered resale of the Shares and the Warrant Shares. Under the Registration Rights Agreement, as amended, the Company shall use its best efforts to have such registration statement declared effective for a period of one (1) year following the initial date of effectiveness. In addition, the holders of at least twenty per cent (20%) of the shares eligible for registration under the Registration Rights Agreement, as amended, shall have the right, exercisable at any time prior to April 29, 2026, to request that the Company file with the Securities and Exchange Commission a registration statement for all or part of such shares beneficially owned by the holders of such shares. Each of the Investors executed and delivered to the Company a Joinder Agreement pursuant to which such Investor agreed to become a party to the Registration Rights Agreement, as amended.

The sale was made in a private placement transaction, pursuant to the exemption provided by Section 4(2) of the Securities Act and certain rules and regulations promulgated under that section and pursuant to exemptions under state securities laws.

Stock Options and Common Stock Issuances

Since July 1, 2021, the Company granted stock options under our 2012 Stock Option Plan to purchase an aggregate of 663,439 shares of our common stock, net of cancellations at a weighted-average exercise price of $9.69 per share, to certain employees, consultants and directors. The Company granted stock options under the 2022 Plan to purchase an aggregate of 60,000 shares of our common stock, net of cancellations at a weighted-average price of $6.84 per share, to certain employees.

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Securities Act Exemptions

We deemed the grants of stock options and issuances of common stock upon exercise of such options described above under “—Stock Options and Common Stock Issuances” to be exempt from registration under the Securities Act in reliance on Rule 701 of the Securities Act as offers and sales of securities under compensatory benefit plans and contracts relating to compensation in compliance with Rule 701. Each of the recipients of securities in any transaction exempt from registration either received or had adequate access, through employment, business or other relationships, to information about us.

The sale of the 2021 Shares and 2021 Warrants was made in a private placement transaction, pursuant to the exemption provided by Section 4(2) of the Securities Act and certain rules and regulations promulgated under that section and pursuant to exemptions under state securities laws.

The sale of the 2022 Shares and 2022 Warrants was made in a private placement transaction, pursuant to the exemption provided by Section 4(2) of the Securities Act and certain rules and regulations promulgated under that section and pursuant to exemptions under state securities laws.

All certificates representing the securities issued in the transactions described in this Item 15 included appropriate legends setting forth that the securities had not been offered or sold pursuant to a registration statement and describing the applicable restrictions on transfer of the securities. There were no underwriters employed in connection with any of the transactions set forth in this Item 15.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description
3(a)

Certificate of Incorporation of the Company as amended (incorporated by reference to Exhibit 1(a-1) to the Company's General Form for Registration of Securities on Form 10 filed with the SEC on February 14, 1973)

3(b)

Certificate of Amendment of the Company’s Certificate of Incorporation, as filed on January 28, 1985 (incorporated by reference to Exhibit 3(a) to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 1985)

3(c)

By-Laws of the Company, as restated and amended (incorporated by reference to Exhibit 3(ii) to the Company’s Current Report on Form 8-K filed on January 6, 2003 and Exhibit 3(ii) to the Company’s Current Report on Form 8-K filed on December 5, 2007).

3(d)	Second Amended and Restated By-Laws of Scientific Industries, Inc. (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on August 10, 2020 and incorporated by reference thereto).
3(e)

Certificate of Amendment of the Company’s Certificate of Incorporation, as filed on June 21, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 21, 2021).

3(f)

Certificate of Amendment of Certificate of Incorporation of Scientific Industries, Inc. (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K filed on June 21, 2021 and incorporated by reference thereto).

3(g)

Certificate of Amendment of Certificate of Incorporation of Scientific Industries, Inc. (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K filed on February 25, 2022 and incorporated by reference thereto).

4.1	Specimen Common Stock certificate of Scientific Industries, Inc. (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-188209)).
4.2

Form of Warrants issued by the Company on June 18, 2020 to the Purchasers listed in that certain Securities Purchase Agreement dated as of June 18, 2020 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 19, 2020)

4.3

Form of Warrants issued by the Company on April 29, 2021 to the Purchasers listed in that certain Securities Purchase Agreement dated as of April 28, 2021 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2021)

4.4

Form of Warrants issued by the Company on June 18, 2021 to the Purchasers listed in that certain Securities Purchase Agreement dated as of June 18, 2021(incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 21, 2021)

4.5

Form of Warrants issued by the Company on March 2, 2022 to the Purchasers listed in that certain Securities Purchase Agreement dated as of March 2, 2022 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 2, 2022)

4.6

Registration Rights Agreement, dated as of April 29, 2021, by and among the Company and the Investors named therein (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2021)

4.7

Amendment No. 1 to Registration Rights Agreement, dated as of June 18, 2021, by and among the Company and the Investors named therein (incorporated by reference to Exhibit 4.1A to the Company’s Current Report on Form 8-K filed with the SEC on June 19, 2020)

4.8

Registration Rights Agreement, dated as of March 2, 2022, by and among the Company and the Investors named therein (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 2, 2022)

4.9	Form of Joinder Agreement (incorporated by reference to Exhibit 4.1B to the Company’s Current Report on Form 8-K filed with the SEC on June 21, 2021)
5.1	Opinion of Reitler Kailas & Rosenblatt LLP*
10.1

Securities Purchase Agreement, dated as of June 18, 2020, by and among the Company and the Purchasers named therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 19, 2020)

10.2

Securities Purchase Agreement, dated as of April 28, 20203 by and among the Company and the Purchasers named therein (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2021)

10.3

Securities Purchase Agreement, dated as of June 18, 2021 by and among the Company and the Purchasers named therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 21, 2021)

10.4

Securities Purchase Agreement, dated as of March 2, 2022 by and among the Company and the Purchasers named therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 2, 2022)

23.1	Consent of Macias Gini & O’Connell, CPAs LLP**
23.2	Consent of Nussbaum Berg Klein & Wolpow, CPAs LLP **
23.3	Consent of Reitler Kailas & Rosenblatt LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on the signature page of this Registration Statement)*
107	Filing Fee Table**

* To be filed by amendment ** Filed herewith

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ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bohemia, State of New York, on this 7th  day of July, 2023.

SCIENTIFIC INDUSTRIES, INC.

By:	/s/ Helena R. Santos
Name:	Helena R. Santos
Title:	President and Chief Executive Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Helena R. Santos and John A. Moore, and each of them, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Helena R. Santos	President, Chief Executive Officer and Treasurer	July 7, 2023
Helena R. Santos
/s/ Reginald Averilla	Chief Financial Officer	July 7, 2023
Reginald Averilla
/s/ John A. Moore	Chairman of the Board	July 7, 2023
John A. Moore

/s/ Marcus Frampton		July 7, 2023
Marcus Frampton	Director

/s/ Christopher Cox		July 7, 2023
Christopher Cox	Director
/s/ Dr. Juergen Schumacher
Dr. Juergen Schumacher	Director	July 7, 2023

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